UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________

SCHEDULE 14A
_______________________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

AdvanSource Biomaterials Corporation
(Name of Registrant as Specified in Its Charter)

________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1.	Title of each class of securities to which transaction applies: Not applicable.

	2.	Aggregate number of securities to which transaction applies: Not applicable.

3.

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): In accordance with Exchange Act Rule 0-11, the filing fee was determined by taking one-fiftieth of one percent of $7.25 million, the aggregate of the cash to be received by the registrant.

	4.	Proposed maximum aggregate value of transaction: $7.25 million

	5.	Total fee paid: $1,450

☒	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount previously paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

ADVANSOURCE BIOMATERIALS CORPORATION
229 Andover Street
Wilmington, Massachusetts 01887

December 30, 2019

TO THE STOCKHOLDERS OF ADVANSOURCE BIOMATERIALS CORPORATION

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of AdvanSource Biomaterials Corporation (the “Company”), which will be held at the Omni Parker House, 60 School Street, Boston, MA 02108, on January 21, 2020, at 9:00 a.m. Eastern Time.

As previously announced, the Company entered into an Asset Purchase Agreement on November 25, 2019 (the “Asset Purchase Agreement”), by and between Mitsubishi Chemical Performance Polymers, Inc. (“Buyer”) and the Company, pursuant to which the Company will sell substantially all of the Company’s assets to Buyer on the terms and subject to the conditions set forth in the Asset Purchase Agreement. As consideration for the proposed transaction, Buyer has agreed to pay the Company $7.25 million.

At the special meeting of stockholders, you will be asked to consider and vote upon:

1.      a proposal to authorize and approve the Asset Purchase Agreement, the sale of substantially all of the Company’s assets as contemplated by the Asset Purchase Agreement and the other transactions contemplated by the Asset Purchase Agreement (the “Asset Sale Proposal”);

2.      a proposal to adjourn or postpone the special meeting of stockholders, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Asset Sale Proposal if there are not sufficient votes at the time of the special meeting of stockholders to approve the Asset Sale Proposal (the “Adjournment Proposal”); and

3.      such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

After careful consideration, the members of the Company’s board of directors participating in the vote have unanimously determined that the Asset Purchase Agreement and the transactions contemplated thereby are fair to and in the best interests of the Company’s stockholders and declares advisable the Asset Purchase Agreement and the transactions contemplated thereby, and unanimously recommend that you vote “FOR” the proposals noted above. Michael Adams, a director and the Company’s President and Chief Executive Officer, recused himself from the vote.

The accompanying proxy statement contains important information concerning the special meeting, the transactions contemplated by the Asset Purchase Agreement and related matters, including information as to how to cast your vote. We encourage you to read the accompanying proxy statement and the Asset Purchase Agreement (attached hereto as Annex A) and the other annexes to the proxy statement carefully and in their entirety.

Your vote is very important, regardless of the number of shares of the Company’s common stock that you own. Whether or not you plan to attend the special meeting of stockholders, please vote by proxy over the Internet, by telephone or by mailing the enclosed proxy card pursuant to the instructions provided in the proxy statement. If your shares of the Company’s common stock are held in “street name” by your broker, bank or other nominee, then, in order to vote, you will need to instruct your broker, bank or other nominee on how to vote your shares by using the instructions provided by your broker, bank or other nominee. Only stockholders who owned shares of the Company’s common stock at the close of business on December 10, 2019, the record date for the special meeting, will be entitled to vote at the special meeting.

The Asset Sale Proposal must be approved by the holders of a majority of the outstanding shares of the Company’s common stock as of the close of business on the record date. Therefore, if you do not vote by proxy or attend the special meeting and vote in person or, if you hold your shares in “street name” and do not properly instruct your broker, bank or other nominee with respect to voting your shares, it will have the same effect as if you voted “AGAINST” the Asset Sale Proposal.

On behalf of your board of directors, thank you for your continued support.

Sincerely,

William J. O’Neill, Jr.
Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the asset sale, passed upon the merits or fairness of the asset sale or passed upon the adequacy or accuracy of the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement and form of proxy are first being mailed to stockholders on or about December 30, 2019.

ADVANSOURCE BIOMATERIALS CORPORATION
229 Andover Street
Wilmington, Massachusetts 01887

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on January 21, 2020

TO THE STOCKHOLDERS OF ADVANSOURCE BIOMATERIALS CORPORATION

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of AdvanSource Biomaterials Corporation (the “Company”) will be held on January 21, 2020, at 9:00 a.m. Eastern Time, at the Omni Parker House, 60 School Street, Boston, MA 02108 for the following purposes:

1.      to consider and vote on a proposal to authorize and approve the Asset Purchase Agreement, dated as of November 25, 2019 (the “Asset Purchase Agreement”), by and between the Company and Mitsubishi Chemical Performance Polymers, Inc., the sale of substantially all of the Company’s assets as contemplated by the Asset Purchase Agreement and the other transactions contemplated by the Asset Purchase Agreement (the “Asset Sale Proposal”);

2.      to consider and vote on a proposal to adjourn or postpone the special meeting of stockholders, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Asset Sale Proposal if there are not sufficient votes at the time of the special meeting of stockholders to approve the Asset Sale Proposal (the “Adjournment Proposal”); and

3.      to transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The Company’s board of directors has designated December 10, 2019, as the record date for purposes of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting and any adjournment or postponement thereof, unless a new record date is fixed in connection with any such adjournment or postponement. Only holders of record of our common stock as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement of the special meeting, unless a new record date is fixed in connection with any such adjournment or postponement.

After careful consideration, the members of the Company’s board of directors participating in the vote have unanimously determined that the Asset Purchase Agreement and the transactions contemplated thereby are fair to and in the best interests of the Company’s stockholders and declares advisable the Asset Purchase Agreement and the transactions contemplated thereby, and unanimously recommend that you vote “FOR” the proposals noted above. Michael Adams, a director and the Company’s President and Chief Executive Officer, recused himself from the vote.

The accompanying proxy statement contains important information concerning the special meeting, the transactions contemplated by the Asset Purchase Agreement and related matters, including information as to how to cast your vote. We encourage you to read the accompanying proxy statement and the Asset Purchase Agreement, attached hereto as Annex A, and the other annexes to the proxy statement carefully and in their entirety.

Your vote is very important, regardless of the number of shares of the Company’s common stock that you own. Whether or not you plan to attend the special meeting of stockholders, please vote by proxy over the Internet, by telephone or by mailing the enclosed proxy card pursuant to the instructions provided in the proxy statement. If your shares of the Company’s common stock are held in “street name” by your broker, bank or other nominee, then in order to vote you will need to instruct your broker, bank or other nominee on how to vote your shares by using the instructions provided by your broker, bank or other nominee.

The Asset Sale Proposal must be approved by the holders of a majority of the outstanding shares of the Company’s common stock as of the close of business on the record date. Therefore, if you do not vote by proxy or attend the special meeting and vote in person or, if you hold your shares in “street name” and do not properly instruct your broker, bank or other nominee with respect to voting your shares, it will have the same effect as if you voted “AGAINST” the Asset Sale Proposal.

Only stockholders and persons holding proxies from stockholders may attend the special meeting. If your shares are registered in your name, you should bring a form of photo identification to the special meeting. If your shares are held in “street name” by your broker, bank or other nominee and you wish to attend the special meeting, you should bring a proxy or letter from that broker, bank or other nominee that confirms you are the beneficial owner of those shares, together with a form of photo identification. All stockholders are cordially invited to attend the special meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

William J. O’Neill, Jr.
Chairman of the Board

Wilmington, Massachusetts
December 30, 2019

i

ii

SUMMARY TERM SHEET

This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the Asset Purchase Agreement, the transactions contemplated by the Asset Purchase Agreement and the other matters being considered at the special meeting of the Company’s stockholders to which this proxy statement relates. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on the Company included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information” beginning on page 57. We have included page references in this summary to direct you to a more complete description of the topics presented below.

All references in this proxy statement to:

•        “AdvanSource Biomaterials,” the “Company,” “we,” “us,” or “our” refer to AdvanSource Biomaterials Corporation;

•        “Buyer” refers to Mitsubishi Chemical Performance Polymers, Inc., in its capacity as Buyer under the Asset Purchase Agreement;

•        “Asset Purchase Agreement” refers to that certain Asset Purchase Agreement, dated as of November 25, 2019, by and between the Company and Buyer, a copy of which is attached as Annex A; and

•        “Asset Sale Transaction” refers to the sale of substantially all of the Company’s assets and the assumption of certain of the Company’s liabilities as contemplated by the Asset Purchase Agreement, together with the other transactions contemplated by the Asset Purchase Agreement.

Information about the Parties (see page 21)

The Company

AdvanSource Biomaterials Corporation develops advanced polymer materials which provide critical characteristics in the design and development of medical devices. Its biomaterials are used in devices that are designed for treating a broad range of anatomical sites and disease states. Its business model leverages proprietary materials science technology and manufacturing expertise in order to expand product sales and royalty and license fee income.

The Company’s technology, notably products such as ChronoFlex®, HydroMed™, and HydroThane™ have been developed to overcome a wide range of design and functional challenges, such as the need for dimensional stability, ease of manufacture and demanding physical properties to overcoming environmental stress cracking and providing heightened lubricity for ease of insertion. The Company’s new product extensions customize proprietary polymers for specific customer applications in a wide range of device categories.

The Company’s corporate, development and manufacturing operations are located in its leased facility in Wilmington, Massachusetts. The Company’s common stock is quoted on the OTCQB tier of The OTC Markets under the ticker symbol “ASNB.”

Buyer

Buyer is a specialty chemical company and direct subsidiary of Mitsubishi Chemical America, Inc., the regional headquarters in North America of Mitsubishi Chemical Corporation. The Mitsubishi Chemical group of companies operate over 350 affiliates in more than 30 countries, with annual revenue in excess of $24 billion. Leveraging its affiliates’ manufacturing capabilities and expertise in R&D, sales, and marketing, Buyer seeks to innovate in compounding polymerization and polymer modification technologies for the 21st century, with a view towards sustainability practices in a circular economy.

Buyer operates facilities in Bellevue, Ohio, Warren, Michigan, Greer, South Carolina, and Brazil. Buyer’s product portfolio includes: Tefabloc™; Thermorun™; Trexprene™ and Zelas™ thermoplastic elastomers; Modic™ functional polyolefins; Linklon™ cross-linked polyolefins; Olefista™ non-halogenated fire retardant polyolefins; Marfyflo™; Sunprene™; and Vinika™ polyvinylchloride elastomers; BIOPBS™; DURABIO™; and Forzeas™ bio-sustainable thermoplastic resins.

Buyer’s products and expertise are used in a wide variety of specialized commercial applications in the packaging, construction, wire & cable, consumer, medical, 3D printing, and automotive industries.

The mailing address of Buyer’s principal executive office is 2001 Hood Road, Greer, South Carolina 29650 and its telephone number is (866) 955-1660.

The Asset Purchase Agreement (see page 35 and Annex A)

We have entered into the Asset Purchase Agreement with Buyer pursuant to which we have agreed, subject to certain conditions, including the authorization and approval of the Asset Purchase Agreement by our stockholders at the special meeting to which this proxy statement relates, to sell to Buyer substantially all of our assets, and Buyer has agreed to assume certain of our liabilities. Under the terms of the Asset Purchase Agreement, we will retain certain specified assets, including without limitation, cash, cash equivalents, all accounts or notes receivable held by the Company and any security, claim, remedy or other right related to any of the foregoing. Under the terms of the Asset Purchase Agreement, other than certain specified liabilities, we will also retain liabilities of the Company, including without limitation, all our trade accounts payable to third parties, liabilities arising from actions related to the operations of the business or the Transferred Assets (as defined herein) prior to closing, indebtedness of the Company, and certain expenses associated with the Asset Sale Transaction.

In connection with the Asset Sale Transaction, the Company intends to deliver certain documents and enter into certain agreements with Buyer. Attached to this proxy statement are forms of the documents listed below:

1.      the voting and support agreement (the “Voting and Support Agreement”);

2.      the employment agreement and offer letter (collectively, the “Employment Agreement”);

3.      a bill of sale (the “Bill of Sale”);

4.      an assignment and assumption agreement (the “Assignment and Assumption Agreement”);

5.      an intellectual property assignment agreement (the “Intellectual Property Assignment Agreement”);

6.      a patent assignment agreement (the “Patent Assignment Agreement”);

7.      a trademark assignment agreement (the “Trademark Assignment Agreement”); and

8.      an assignment and assumption of lease (the “Assignment and Assumption of Lease”).

For additional information, see the sections entitled “Proposal 1: Asset Sale Proposal” and “Asset Purchase Agreement” beginning on pages 21 and 35, respectively.

A copy of each of the Asset Purchase Agreement, form of Voting and Support Agreements, form of Employment Agreement, form of Bill of Sale, form of Assignment and Assumption Agreement, form of Intellectual Property Assignment Agreement, form of Patent Assignment Agreement, form of Trademark Assignment Agreement, and form of Assignment and Assumption of Lease is attached as Annex A, Annex C, Annex D, Annex E, Annex F, Annex G, Annex H, Annex I and Annex J, respectively, to this proxy statement. You are encouraged to read the Asset Purchase Agreement, form of Voting and Support Agreements, form of Employment Agreement, form of Bill of Sale, form of Assignment and Assumption Agreement, form of Intellectual Property Assignment Agreement, form of Patent Assignment Agreement, form of Trademark Assignment Agreement, and form of Assignment and Assumption of Lease carefully and in their entirety.

Consideration for the Asset Sale Transaction (see page 21)

As consideration for the Asset Sale Transaction, Buyer agreed to:

•        pay us $7.25 million in cash (the “Purchase Price”), less any amount that Buyer may (i) be required to deduct under the terms of the Asset Purchase Agreement and (ii) withhold under any provision of any applicable tax laws; and

•        assume certain specified liabilities of the Company, which exclude, among other liabilities, the Company’s trade accounts payable to third parties, liabilities arising from actions related to the operations of the business or the Transferred Assets (as defined herein) prior to closing, indebtedness of the Company, and certain expenses associated with the Asset Sale Transaction.

Special Meeting (see page 17)

Date, Time and Place

The special meeting will be held on January 21, 2020 at 9:00 a.m. Eastern Time, at the Omni Parker House, 60 School Street, Boston, MA 02108.

Purpose

The special meeting is being held to consider and vote upon:

•        a proposal to authorize and approve the Asset Purchase Agreement and the Asset Sale Transaction (which we refer to as the “Asset Sale Proposal”);

•        a proposal to adjourn or postpone the special meeting, if necessary or appropriate, for the purposes of soliciting additional votes for the approval of the Asset Sale Proposal if there are not sufficient votes at the time of the special meeting of stockholders to approve the Asset Sale Proposal (which we refer to as the “Adjournment Proposal”); and

•        such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Our stockholders must vote to approve the Asset Sale Proposal as a condition for the Asset Sale Transaction to occur. If the Company’s stockholders fail to approve the Asset Sale Proposal, the Asset Sale Transaction will not occur.

Record Date, Stockholders Entitled to Vote and Voting Power

Only holders of our common stock as of the close of business on December 10, 2019, the record date for the special meeting, will be entitled to receive notice of, and vote at, the special meeting or any adjournments or postponements of the special meeting, unless a new record date is fixed in connection with any such adjournment or postponement. At the close of business on the record date, there were 28,262,371 shares of our common stock outstanding and entitled to vote at the special meeting.

Each holder of our common stock will be entitled to one vote for each share of our common stock held by such holder as of the close of business on the record date.

Quorum

The presence at the special meeting, in person or by proxy, of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting is necessary to constitute a quorum for transacting business at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting and will subject us to additional cost and expense.

Required Vote

The approval of the Asset Sale Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock outstanding as of the close of business on the record date.

The approval of the Adjournment Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present, in person or by proxy, at the special meeting and entitled to vote thereon.

Voting

If your shares are registered directly in your name with our transfer agent, you are considered a “stockholder of record” and you may vote your shares in person at the special meeting through the use of the ballot given to you at the special meeting or you may vote your shares by proxy over the Internet, by telephone, or by mailing the enclosed proxy card pursuant to the instructions provided in this proxy statement and the proxy card provided with this proxy statement.

If you hold shares in “street name” through your broker, bank or other nominee, you are considered the beneficial owner of these shares and, in order to vote, will need to instruct your broker, bank or other nominee on how to vote your shares using the instructions provided to you by your broker, bank or other nominee. If you are a beneficial owner of shares held by a broker, bank or other nominee and would like to vote in person at the special meeting, you must bring to the special meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting.

Your vote is very important, regardless of the number of shares of our common stock that you own. Accordingly, whether or not you plan to attend the special meeting, we encourage you to vote as soon as possible:

•        by proxy over the Internet, by telephone, or by mailing the enclosed proxy card pursuant to the instructions provided in this proxy statement and the proxy card provided with this proxy statement, if you are a stockholder of record; or

•        by providing proper instructions to your broker, bank or other nominee if you hold your shares in “street name.”

Solicitation of Proxies

We are soliciting proxies on behalf of our board of directors (the “Board” or the “Board of Directors”). We will bear the costs of soliciting proxies. We have engaged Kingsdale Advisors for a fee of $7,500, plus additional fees relating to telephone and electronic solicitation and reimbursement of certain expenses, to assist in the solicitation of proxies. The solicitation of proxies will initially be made by mail or e-mail, if applicable. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of our common stock, in which case such parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Kingsdale Advisors or by certain of our members of the Board of Directors, officers or employees. Any of our directors, officers or employees participating in the solicitation will not receive additional compensation for their efforts.

Recommendation of our Board (see page 17)

After careful consideration, the members of the Board of Directors voting on the matter unanimously recommend that you vote

•        “FOR” the Asset Sale Proposal; and

•        “FOR” the Adjournment Proposal.

In reaching its decision to authorize and approve the Asset Purchase Agreement and the Asset Sale Transaction and to recommend that you vote in the manner noted above, our Board considered a wide range of material factors relating to the Asset Purchase Agreement and the Asset Sale Transaction and consulted with management and outside financial and legal advisors. For more information on these factors, see “Proposal 1: Asset Sale Proposal — Reasons for the Asset Sale Transaction and Recommendation of our Board” beginning on page 24 below.

Opinion of our Financial Advisor (see page 26 and Annex B)

At a meeting held on November 21, 2019, our financial advisor, Mirus Securities, Inc. (“Mirus”), delivered to our Board an oral opinion, which was subsequently confirmed in writing, that, as of that date and based upon and subject to the assumptions, procedures, matters and limitations stated in such written opinion, the consideration to be received by the Company in the Asset Sale Transaction pursuant to the Asset Purchase Agreement was fair to the Company from a financial point of view.

The full text of the written opinion dated November 21, 2019, which includes the assumptions, procedures, matters and limitations referred to above, is attached to this proxy statement as Annex B. You should carefully review the opinion in its entirety. The opinion was provided for the information and assistance of our Board and does not address the merits of the underlying decision by us to enter into the Asset Purchase Agreement, the merits of the Asset Sale Transaction as compared to other alternatives potentially available to us or the relative effects of any alternative transaction in which we might engage, nor is the opinion intended to be a recommendation to any person as to how to vote or act on any matter relating to the Asset Sale Transaction.

Interests of our Directors and Executive Officers in the Asset Sale Transaction (see page 33)

In considering the recommendation of our Board to vote “FOR” the Asset Sale Proposal, you should be aware that, aside from their interests as Company stockholders, our directors and executive officers may have interests in the Asset Sale Transaction that are different from, or in addition to, the interests of our stockholders generally. Michael Adams (a director and the Company’s President and Chief Executive Officer) may, at the sole discretion of the Board of Directors, receive a bonus upon the consummation of the Asset Sale Transaction. Khristine Carroll (the Company’s Vice President of Commercial Operations) is entitled to receive a retention bonus upon the consummation of the Asset Sale Transaction, pursuant to the terms of a retention agreement dated May 18, 2019. Both Mr. Adams and Ms. Carroll will also enter into employment agreements with the Buyer upon the consummation of the Asset Sale Transaction. As a result of Mr. Adams’ financial interest in the Asset Sale Transaction, he recused himself and did not participate in the vote of the Board which approved the Asset Sale Transaction and the Asset Purchase Agreement.

Members of our Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Asset Sale Transaction and in recommending to our stockholders that the Asset Sale Proposal be approved. For more information, see the sections entitled “Proposal 1: Asset Sale Proposal — Background of the Asset Sale Transaction” and “Proposal 1: Asset Sale Proposal — Reasons for the Asset Sale Transaction and Recommendation of our Board.” These interests are described in more detail, and certain of them are quantified in the narrative, in the section entitled “Proposal 1: Asset Sale Proposal — Interests of our Directors and Executive Officers in the Asset Sale Transaction” beginning on page 33.

Use of Proceeds and Future Operations (see page 33)

The Company expects that a portion of the proceeds from the consummation of the Asset Sale Transaction will be used to satisfy outstanding obligations, liabilities and expenses of the Company. It is further anticipated that a portion of the funds will be retained to maintain the Company as a reporting shell company and fulfill any future obligations.

It is expected that the Board will consider alternatives regarding the use of the remaining proceeds from the consummation of the Asset Sale Transaction after the satisfaction of such obligations, expenses and liabilities and the future of the Company, including, without limitation, payment of a stockholder dividend of the remaining proceeds.

No Solicitation of Alternative Transaction Proposals (see page 43)

Under the terms of the Asset Purchase Agreement, during the period from the date of Asset Purchase Agreement until the earlier to occur of (i) the closing, and (ii) the termination of the Asset Sale Transaction, we are generally not permitted to, directly or indirectly, among other things, solicit alternative proposals.

Notwithstanding this restriction, prior to the approval of the Asset Sale Proposal by our stockholders, the Board, directly or indirectly through any representative, may (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal (as defined herein) in writing that the Board believes in good faith, after consultation with outside legal counsel and Mirus, constitutes or is reasonably expected to lead to a Superior Proposal (as defined herein); (ii) following receipt of and on account of a Superior Proposal, make an Adverse Recommendation Change (as defined herein); and/or (iii) take any action that any court of competent jurisdiction orders us to take (which order remains unstayed), but in each case referred to in the foregoing clauses (i) through (iii), only if the Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would cause the Board to be inconsistent with its fiduciary duties under applicable law. Nothing shall prevent the Board from (x) disclosing to our stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”) or (y) making any “stop, look and listen” communication to our stockholders pursuant to Rule 14d-9(f) under the Exchange Act with regard to a Takeover Proposal (as defined herein), if we determine, after consultation with outside legal counsel, that failure to disclose such position would reasonably be expected to constitute a violation of applicable law.

Expected Timing of the Asset Sale Transaction

We expect to complete the Asset Sale Transaction in the first quarter of 2020, promptly following the special meeting, if the Asset Sale Proposal is approved by our stockholders and the various other conditions to closing are satisfied or waived. However, there can be no assurance that the Asset Sale Transaction will be completed as currently anticipated. Certain factors, including factors outside of our control and the control of Buyer, could result in the Asset Sale Transaction being delayed or not occurring at all.

Conditions to Closing (see page 48)

The completion of the Asset Sale Transaction is dependent upon the satisfaction of a number of conditions, including, among other things, the following:

•        the Company obtaining the requisite stockholder approval for the Asset Sale Proposal;

•        the accuracy of the representations and warranties of Buyer and the Company set forth in the Asset Purchase Agreement as of the date of closing, subject, in certain circumstances, to certain materiality thresholds;

•        the performance by the Company and Buyer of their obligations and covenants under the Asset Purchase Agreement;

•        the delivery of certain certificates and other documentation in connection with the Asset Sale Transaction; and

•        the absence of an enactment of a law, government order or legal claim that has the effect of (i)  preventing the performance of the Asset Sale Transaction or the consummation of any of the transactions contemplated hereby or declaring unlawful any of the transactions contemplated hereby, (ii) causing any of the transactions contemplated under the Asset Purchase Agreement to be rescinded following consummation or (iii) affecting adversely the right of Buyer to own the Transferred Assets (as defined herein) following consummation of the Asset Sale Transaction.

For additional information on the parties’ conditions to closing, see “Asset Purchase Agreement — Closing Conditions” beginning on page 48.

Termination of the Asset Purchase Agreement (see page 50)

The Asset Purchase Agreement may be terminated in certain specified circumstances. In particular, the Asset Purchase Agreement may be terminated prior to closing as follows:

•        by written mutual agreement of the Company and Buyer;

•        subject to certain conditions, by either Buyer or the Company, including:

•        if the closing has not occurred by March 31, 2020;

•        if a government entity enacts or issues a law that renders the Asset Sale Transaction illegal or issues a final and nonappealable order prohibiting the Asset Sale Transaction; or

•        if the Company fails to obtain the requisite vote of its stockholders to approve the Asset Sale Proposal.

•        subject to certain conditions, by the Company:

•        if the Company is not then in material breach of any provision of the Asset Purchase Agreement and Buyer breaches a representation, warranty, covenant or agreement such that, if not cured prior to closing, the relevant closing condition would not be satisfied at the closing; or

•        at any time prior to the stockholders’ approval of the Asset Sale Proposal, if the Company receives a Superior Proposal and the Board authorizes the Company to consummate the transactions contemplated by the Superior Proposal.

•        subject to certain conditions, by Buyer:

•        if Buyer is not then in material breach of any provision of the Asset Purchase Agreement and the Company breaches a representation, warranty, covenant or agreement such that, if not cured prior to the closing, the relevant closing condition would not be satisfied at the closing; and

•        if the Board (or a committee thereof) withdraws, amends, qualifies or modifies (in a manner adverse to Buyer) its recommendation in favor of adoption of the Asset Purchase Agreement and, in the case of a tender or exchange offer made by a third party directly to stockholders of the Company, a failure to recommend that such stockholders reject such tender or exchange offer.

No Appraisal or Dissenters’ Rights (see page 33)

None of the Delaware General Corporation Law, our certificate of incorporation, as amended, or our bylaws provide for appraisal or other similar rights for dissenting stockholders in connection with the Asset Sale Proposal Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Risk Factors (see page 13)

In evaluating the Asset Sale Proposal, in addition to the other information provided elsewhere in this proxy statement and the annexes hereto, you should carefully consider the risk factors relating to the Asset Sale Transaction and our future operations that are discussed beginning on page 13 below.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND
THE ASSET SALE TRANSACTION

The following questions and answers are intended to briefly address some commonly asked questions regarding the Asset Sale Transaction and matters to be addressed at the special meeting. These questions and answers may not address all questions that may be important to the Company’s stockholders. Please refer to the section entitled “Summary Term Sheet” beginning on page 1 of this proxy statement and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 57 of this proxy statement.

Q:     Why am I receiving these proxy materials?

A:     We have entered into the Asset Purchase Agreement, which provides for the Asset Sale Transaction.  You are receiving these proxy materials in connection with the solicitation by our Board of proxies from our stockholders in favor of the Asset Sale Proposal and the other matters to be voted on at the special meeting.

Q:     When and where will the special meeting be held?

A:     The special meeting will be held on January 21, 2020 at 9:00 a.m. Eastern Time, at the Omni Parker House, 60 School Street, Boston, MA 02108.

Q:     What matters will the stockholders vote on at the special meeting?

A:     At the special meeting, you will be asked to consider and vote on the following:

•        the Asset Sale Proposal;

•        the Adjournment Proposal; and

•        such other business as may properly come before the special meeting or any adjournments or postponements thereof.

Q:     What is the Asset Sale Proposal?

A:     The Asset Sale Proposal is a proposal to approve the sale of substantially all of our assets to, and the assumption of certain of our liabilities by, Buyer pursuant to the terms, and subject to the conditions of, the Asset Purchase Agreement.

Q:     What happens if the Asset Sale Proposal is not approved?

A:     If stockholders do not approve the Asset Sale Proposal, the Asset Sale Transaction will not occur.

Q:     If the Asset Sale Proposal is approved, when will the Asset Sale Transaction close?

A:     We currently anticipate that the Asset Sale Transaction will close promptly after the special meeting if the Asset Sale Proposal is approved, subject to the satisfaction or waiver of the various other closing conditions discussed elsewhere in this proxy statement.

Q:     What is the Adjournment Proposal?

A:     The Adjournment Proposal is a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to allow us to solicit additional votes for the approval of the Asset Sale Proposal if there are not sufficient votes at the time of the special meeting of stockholders to approve the Asset Sale Proposal.

Q:     What are the quorum requirements for the special meeting?

A:     The presence, in person or by proxy, of at least a majority of our issued and outstanding shares of common stock that are entitled to vote at the special meeting constitutes a quorum. There must be a quorum for business to be conducted at the special meeting. However, even if a quorum does not exist, a majority of the shares present at the special meeting, in person or by proxy, may act to postpone or adjourn the meeting to another place, date or time.

Q:     Who is entitled to vote at the special meeting?

A:     Only holders of our common stock at the close of business on December 10, 2019, the record date for the special meeting, are entitled to receive notice of, and vote at, the special meeting or any adjournments or postponements thereof.  As of the close of business on the record date, there were 28,262,371 shares of our common stock outstanding and entitled to vote at the special meeting.  Each holder of our common stock will be entitled to one vote for each share of our common stock held by such holder as of the close of business on the record date.

Q:     What vote is required to approve the Asset Sale Proposal?

A:     The approval of the Asset Sale Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock outstanding as of the close of business on the record date.

Q:     What vote is required to approve the Adjournment Proposal?

A:     The approval of the Adjournment Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present, in person or by proxy, at the special meeting and entitled to vote thereon.

Q.     How does our Board recommend that I vote on the proposals?

A.     The members of the Board voting on the matter unanimously recommend that you vote:

•        “FOR” the Asset Sale Proposal; and

•        “FOR” for the Adjournment Proposal.

Q:     What is the difference between a stockholder of record and a stockholder who holds stock in “street name”?

A:     Stockholder of Record.    If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer, you are considered the stockholder of record with respect to those shares.

         Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

Q:     How do I vote if I am a stockholder of record?

A:     If you are a stockholder of record, you may vote by proxy or in person at the special meeting.

         Voting by Proxy.    If you hold your shares as a stockholder of record, you may submit a proxy for your shares by mail, by telephone or on the Internet as follows:

•        Vote by Mail.    You may submit a proxy for your shares by marking the proxy card accompanying this proxy statement, dating and signing it, and returning it in the business-reply envelope included in your package prior to the special meeting.  Please allow sufficient time for mailing if you decide to submit a proxy for your shares by mail.

•        Vote on the Internet.    You may also submit a proxy for your shares on the Internet by following the instructions provided on the proxy card accompanying this proxy statement.  If you choose to submit your proxy via the Internet, then you do not need to return the proxy card.  Internet voting facilities are available 24 hours a day.  To be valid, your Internet proxy must be received by 11:59 p.m., Eastern Time, on January 20, 2020.

•        Vote by Telephone.    You may also submit a proxy for your shares by telephone by calling the toll-free number on the enclosed proxy card. If you choose to submit your proxy by telephone, then you do not need to return the proxy card. Telephone voting facilities are available 24 hours a day. To be valid, your telephone proxy must be received by 11:59 p.m., Eastern Time, on January 20, 2020.

         Voting in Person.    If you hold your shares as a stockholder of record, you may also vote in person at the special meeting by using the ballot provided to you at the special meeting.  Even if you plan to attend the special meeting in person, we encourage you to vote by proxy using one of the methods noted above to ensure that your vote is counted. Even if you vote by proxy, you may still attend the meeting and vote in person.

Q.     How do I vote if I hold my shares in “street name”?

A.     There are three ways to vote:

•        In Person.    If you are a beneficial owner of shares held in street name and you wish to vote in person at the special meeting, you must obtain a legal proxy from the brokerage firm, bank, broker-dealer or other similar organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

•        Via the Internet.    You may vote by proxy via the Internet by following the instructions provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

•        By Mail.    You may vote by proxy by filling out the voting instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares

Q:     What happens if I fail to attend the special meeting or abstain from voting?

A:     If you are a stockholder of record and neither attend the special meeting nor deliver a proxy, it will have the same effect as a vote “AGAINST” the approval of the Asset Sale Proposal, but will have no effect on the outcome of the Adjournment Proposal.  If you attend the special meeting or deliver a proxy but abstain from voting, your abstention will have the same effect as a vote “AGAINST” the approval of the Asset Sale Proposal and the Adjournment Proposal.  Any abstentions will nevertheless be counted as present at the special meeting for purposes of determining the presence of a quorum.

Q:     If I hold my shares in “street name” through a broker, bank or other nominee, will they vote my shares for me?

A:     No. If you hold your shares in street name, you must provide your broker, bank or other nominee with instructions in order for your shares to be voted.  To do so, follow the instructions provided to you with this proxy statement by your broker, bank or other nominee.

Q:     What happens if I hold my shares in “street name” through a broker and I do not instruct them how to vote my shares?

A:     Brokers who hold shares in “street name” for their customers have authority to vote those shares on “routine” proposals when they have not received instructions from the beneficial owners of such shares. However, brokers do not have the authority to vote shares they hold for their customers on “non-routine” proposals when they have not received instructions from the beneficial owners of such shares.  The Asset Sale Proposal and the Adjournment Proposal are all expected to be considered “non-routine” proposals.  As a result, absent instructions from the beneficial owners of such shares, we do not expect brokers will vote those shares and those shares will not be considered present at the special meeting for purposes of determining a quorum.  A failure to instruct the broker holding your shares will have no effect on the outcome of the Adjournment Proposal.  However, since the Asset Sale Proposal must be approved by the holders of a majority of the outstanding shares of our common stock as of the close of business on the record date, a failure to instruct your broker, bank or other nominee with respect to voting your shares will have the same effect as a vote “AGAINST” the Asset Sale Proposal.

Q:     What is a broker non-vote?

A:     If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur when brokers or others hold shares in street name for a beneficial owner and that beneficial owner does not provide instructions on how to vote on a particular matter. Matters on which a broker is not permitted to vote without instructions from the beneficial owner and instructions are not given are referred to as “non-routine” matters.

         As discussed above, the Asset Sale Proposal and the Adjournment Proposal are all expected to be considered “non-routine” proposals. As a result, it is expected that there will not be any broker non-votes in connection with the special meeting

Q:     Can I change my vote?

A:     You may revoke your proxy and change your vote at any time before the vote on each proposal at the special meeting. You may vote again on a later date via the Internet (in which case only your latest Internet proxy submitted prior to the special meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the special meeting and voting in person if you are a stockholder of record. However, your attendance at the special meeting will not automatically revoke your proxy unless you vote again at the special meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary, at the Company’s headquarters at 229 Andover Street, Wilmington, MA 01887, a written notice of revocation prior to the special meeting.

         Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting instruction form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the special meeting and vote at the special meeting, you must bring to the special meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Q:     What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy?

A:     If you just sign your proxy card without providing further instructions, your shares will be voted “FOR” the Asset Sale Proposal and “FOR” the Adjournment Proposal.

Q:     What does it mean if I get more than one proxy card or voting instruction card?

A:     If your shares are registered differently or are held in more than one account, you may receive more than one proxy card or voting instruction card.  Please complete, sign, date, and return all of the proxy cards or voting instruction cards you receive (or submit your proxies over the Internet or by telephone, as applicable) regarding the special meeting to ensure that all of your shares are voted.

Q:     When will we announce the voting results for the special meeting?

A:     We will announce voting results at the special meeting.  The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which the Company is required to file with the Securities and Exchange Commission (“SEC”) within four business days following the special meeting.

Q:     What should I do if I have questions regarding the special meeting?

A:     If you have any questions about the special meeting, require assistance with submitting your proxy or otherwise voting your shares of common stock, or would like copies of any of the documents referred to in this proxy statement, please contact the Company at (978) 657-0075 or our proxy solicitor, Kingsdale Advisors, 745 Fifth Avenue, 5th Floor, New York, New York 10151, by calling one of the following phone numbers: North American Toll-Free Phone: (866) 851-2468; or, call Collect Outside North America: (416) 867-2272, or by sending electronic mail to contactus@kingsdaleadvisors.com.

Q:     Am I entitled to appraisal or dissenters’ rights in connection with the Asset Sale Transaction?

A:     No. You are not entitled to appraisal or dissenters’ rights under Delaware law or under our certificate of incorporation, as amended, or bylaws in connection with the Asset Sale Transaction.

Q:     Will the Company liquidate following the Asset Sale Transaction?

A:     The Company does not plan to liquidate following the Asset Sale Transaction and expects to remain a reporting shell company.

Q:     What will happen to the Company after the Asset Sale Transaction and will the Company distribute or dividend, or make any other payment of, any of the proceeds from the Asset Sale Transaction to me?

A:     It is the intention of the Company, once all outstanding liabilities and obligations have been met and an appropriate reserve established to remain a reporting shell company, to issue a dividend to our stockholders with the remaining funds.

Q:     What are the U.S. federal and State of Massachusetts income tax obligations of the Company following the Asset Sale Transaction?

A:     It is anticipated that the company’s historic net operating losses will exceed the proceeds from the Transaction thereby offsetting any federal or state tax obligations.

Q:     What are the U.S. federal income tax consequences of the Asset Sale Transaction to U.S. Stockholders?

A:     The Asset Sale Transaction is a corporate action.  Our stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale Transaction.  See “Proposal 1: Asset Sale Proposal — Material U.S. Federal Income Tax Consequences” beginning on page 33.

RISK FACTORS

In deciding how and whether to vote, you should carefully consider the following risk factors and all of the information contained in or incorporated by reference into this proxy statement, including but not limited to, the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 16 of this proxy statement and the matters discussed under “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019, as amended and updated from time to time in the Company’s subsequent filings with the SEC, which are incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 57 for more information.

Risks Related to the Asset Sale Transaction

The announcement and pendency of the Asset Sale Transaction, whether or not consummated, may adversely affect our business.

The announcement and pendency of the Asset Sale Transaction, whether or not consummated, may adversely affect the trading price of our common stock, our business or our relationships with customers, distributors, suppliers, and employees. In addition, pending the completion of the Asset Sale Transaction, we may be unable to attract and retain key personnel and the focus and attention of our management and employee resources may be diverted from operational matters during the pendency of the Asset Sale Transaction.

We cannot be sure if or when the Asset Sale Transaction will be completed.

The consummation of the Asset Sale Transaction is subject to the satisfaction or waiver of various conditions, including the approval of the Asset Sale Proposal by our stockholders. We cannot guarantee that the closing conditions set forth in the Asset Purchase Agreement will be satisfied. If we are unable to satisfy the closing conditions in Buyer’s favor or if other mutual closing conditions are not satisfied, Buyer will not be obligated to complete the Asset Sale Transaction. In the event that the Asset Sale Transaction is not completed, the announcement of the termination of the Asset Purchase Agreement may adversely affect the trading price of our common stock, our business and operations or our relationships with customers, distributors, suppliers, and employees.

In addition, if the Asset Sale Transaction is not completed, our Board, in discharging its fiduciary obligations to our stockholders, may evaluate other strategic alternatives that may be available, which alternatives may not be as favorable to us as the Asset Sale Transaction.

Even if the Asset Sale Transaction is consummated, it should not be assumed that there will be sufficient proceeds from the consummation of the Asset Sale Transaction to make any distribution, dividend, redemption, repurchase or other return of capital to the holders of common stock of the Company.

The Company expects that a portion of the proceeds from the consummation of the Asset Sale Transaction will be used to pay-off the Company’s outstanding debt obligations, to pay expenses relating to the Asset Sale Transaction, and certain other liabilities and obligations of the Company, including certain severance and other employee obligations. If the aggregate amount of such obligations, expenses and liabilities, together with other currently unknown potential liabilities that may become known at a later date, such as potential stockholder litigation, exceeds the amount of the proceeds received by the Company in connection with the consummation of the Asset Sale Transaction, the Company may not make any distribution, dividend, redemption, repurchase or other return of capital to the holders of common stock of the Company.

Even if the Asset Sale Transaction is consummated, and the Board approves a dividend or other distribution to the stockholders, the amount and timing of such dividend or distribution may be uncertain.

Once the Asset Sale Transaction has been consummated, it is expected that the Board will approve, declare and pay a dividend or other distribution to the Company stockholders, in accordance with Delaware law after payment of the Company’s indebtedness and expenses relating to the Asset Sale Transaction, taking into account any other obligations of the Company that remain outstanding at such time or that are known or reasonably ascertainable at such time.

If the Board seeks to pay a dividend, distribution or other payment to the Company’s stockholders, the amount of any such dividend, distribution or other payment may also be subject to uncertainties. We cannot assure you of the exact amount or timing of such distributions, dividend or other payment. The amount and timing of any distribution or other distribution, dividend or other payment to our stockholders may depend on, among other things, the following factors:

•        whether any potential claimants against us and currently unknown to us could present claims relating to our pre-dissolution operations that we may ultimately have to satisfy;

•        costs we may have to incur to defend new claims and claims existing as of the date of this proxy statement;

•        the payment of our outstanding indebtedness;

•        the payment of expenses to be incurred by the Company following the consummation of the Asset Sale Transaction;

•        the payment of expenses incurred in connection with the Asset Sale Transaction;

•        the amounts that we will need to pay for general administrative and overhead costs and expenses following the consummation of the Asset Sale Transaction;

•        the cost and expense that we may incur in connection with any stockholder litigation;

•        the cost and expense that we may incur in connection with certain severance and payment obligations to employees of the Company;

•        the costs attendant on us as a publicly held reporting company under SEC regulations, including legal and auditing fees, especially if we are unable to obtain relief from requirements to continue preparing and filing our annual, quarterly and current reports; and

•        how much of our funds we will be required to reserve to provide for contingent liabilities, and how long it may take to finally determine whether and how much of those liabilities may have to be paid.

We will incur significant expenses in connection with the Asset Sale Transaction, regardless of whether the Asset Sale Transaction is completed.

We expect to incur significant expenses related to the Asset Sale Transaction. These expenses include, but are not limited to, financial advisory and opinion fees and expenses, legal fees, accounting fees and expenses, certain employee expenses, filing fees, printing expenses and other related fees and expenses. Many of these expenses will be payable by us regardless of whether the Asset Sale Transaction is completed.

The Asset Purchase Agreement limits our ability to pursue alternatives to the Asset Sale Transaction.

The Asset Purchase Agreement contains provisions that make it substantially more difficult for us to sell the Company’s assets or engage in another type of acquisition transaction with a party other than Buyer. Specifically, the Company agreed not to solicit any acquisition proposals until the date of closing or the valid termination of the Asset Purchase Agreement except that, at any time prior to obtaining stockholder approval of the Asset Sale Proposal, in response to a Superior Proposal (as defined herein), the Board may, among other actions, make an Adverse Recommendation Change (as defined herein) or entering into an Alternative Acquisition Agreement (as defined herein), if the Board concludes in good faith, after receipt of advice from and consultation with its outside legal counsel and Mirus, that the failure to take such action would reasonably be expected to cause the Board to breach its fiduciary obligations to the Company’s stockholders under Delaware law, subject to the satisfaction of certain other conditions. These provisions, among others contained in the Asset Purchase Agreement, could discourage a third party that might have an interest in acquiring all of or substantially all of our assets or our common stock from considering or proposing such an acquisition, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by Buyer.

Our executive officers and directors may have interests in the Asset Sale Transaction other than, or in addition to, the interests of our stockholders generally.

Members of the Board and our executive officers may have interests in the Asset Sale Transaction that are different from, or are in addition to, the interests of our stockholders generally, including as discussed under the section entitled “Interests of our Directors and Executive Officers in the Asset Sale Transaction”, beginning on page 33. The Board was aware of these interests and considered them, among other matters, in approving the Asset Purchase Agreement.

The tax treatment of any dividends, distributions or other payments may vary from stockholder to stockholder, and the discussions in this proxy statement regarding the tax treatment of the Asset Sale Transaction are general in nature.

You should consult your own tax advisor instead of relying on the discussions of tax treatment in this proxy statement for tax advice.

We have not requested a ruling from the Internal Revenue Service (the “IRS”) with respect to the anticipated tax consequences of the Asset Sale Transaction, and we will not seek an opinion of counsel with respect to the anticipated tax consequences of the Asset Sale Transaction or any distributions (including, without limitation, liquidating distributions (if any)), dividend, distributions or other payment. If any of the anticipated tax consequences described in this proxy statement proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to our stockholders and us from the distributions (including, without limitation, liquidating distributions (if any)), dividends, redemption, repurchase or other return of capital. Tax considerations applicable to particular stockholders may vary with and be contingent upon the stockholder’s individual circumstances.

We may be subject to securities litigation, which is expensive and could divert our attention.

We may be subject to securities class action litigation in connection with the Asset Sale Transaction. Securities litigation against us could result in substantial costs and divert our management’s attention from closing the Asset Sale Transaction, which could harm our business and increase our expenses, which could decrease the amount available for distribution to our stockholders.

Following consummation of the Asset Sale Transaction, we may no longer be required to file reports with the SEC.

While we anticipate remaining as a reporting shell company following the consummation of the Asset Sale Transaction, we may in the future file a notice terminating our reporting obligations under the Exchange Act. Once effective, we may no longer be required to file any annual, quarterly or other current reports with the SEC. If we are no longer required to file reports with the SEC, stockholders will have very little public information available about us and our operations which will further affect the trading and liquidity of our common stock.

Following the consummation of the Asset Sale Transaction, if we continue to be required to file reports with the SEC, we will incur costs and expenses relating to such reporting obligations.

If we continue to have obligations to file annual, quarterly and other current reports with the SEC following the consummation of the Asset Sale Transaction, we will have to incur costs and expenses to make such filings and to comply with the Exchange Act and the rules and regulations promulgated thereunder.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the attached annexes contain “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include statements concerning our outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “could,” “anticipates,” “projects,” “targets”, “optimistic,” “intends,” or “aims,” or the negative thereof or other variations thereon or other comparable terminology. The forward-looking statements included in this proxy statement or the attached annexes are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statement. These risks and uncertainties include, but are not limited to, the following:

•        our stockholders failing to approve the Asset Sale Proposal;

•        the failure of one or more conditions to the closing of the Asset Sale Transaction to be satisfied or waived by the applicable party;

•        an increase in the amount of costs, fees, expenses and other charges related to the Asset Purchase Agreement or Asset Sale Transaction;

•        the occurrence of any event, change or other circumstances that could give rise to the termination of the Asset Purchase Agreement;

•        risks arising from the diversion of management’s attention from our ongoing business operations;

•        risks associated with our ability to identify and realize business opportunities following the Asset Sale Transaction;

•        fluctuations in demand for our biomaterials and technology;

•        risks of losing key personnel, customers, distributors, or suppliers;

•        protection of the Company’s intellectual property and government policies and regulations, including, but not limited to those affecting the Company’s industry; and

•        the other factors discussed under the heading “Risk Factors” in this proxy statement and the matters discussed under “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019, as amended and updated from time to time in the Company’s subsequent filings with the SEC.

Readers are cautioned not to place undue reliance on forward-looking statements. Any forward-looking statement speaks only as of the date that it was made and we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise.

THE SPECIAL MEETING

The Company is providing this proxy statement to its stockholders in connection with the solicitation of proxies to be voted at the special meeting (or any adjournment or postponement thereof) that the Company has called to consider and vote on (i) the Asset Sale Proposal and (ii) the Adjournment Proposal.

Time, Date and Place

The special meeting is scheduled to be held on January 21, 2020 at 9:00 a.m. Eastern Time, at the Omni Parker House, 60 School Street, Boston, MA 02108.

Purpose of the Special Meeting

The special meeting is being held for the following purposes:

•        to consider and vote on the Asset Sale Proposal;

•        to consider and vote on the Adjournment Proposal; and.

•        to transact such other business as may properly be brought before the meeting or any adjournment or postponement of the meeting.

Other than the proposals noted above, we do not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof. However, if any other matters are properly presented at the special meeting or any adjournment or postponement thereof for consideration, the holders of the proxies solicited by this proxy statement will have discretion to vote on such matters in accordance with their best judgment.

Recommendation of Our Board

The members of the Board voting on the matter unanimously recommend that stockholders vote “FOR” the Asset Sale Proposal and “FOR” the Adjournment Proposal. See “Proposal 1: Asset Sale Proposal — Reasons for the Asset Sale Transaction and Recommendation of our Board” beginning on page 24 for a discussion of the factors considered by the Board in reaching its decision to make the above recommendations. Michael Adams, a director and the Company’s President and Chief Executive Officer, recused himself from the vote.

Record Date and Voting Power

Holders of our common stock as of the close of business on December 10, 2019, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any postponements or adjournments of the special meeting. At the close of business on the record date, there were 28,262,371 shares of our common stock outstanding and entitled to vote at the special meeting. No other shares of common stock were outstanding on the record date.

Each share of our common stock issued and outstanding as of the close of business on the record date is entitled to one vote.

Quorum

The presence in person or by proxy at the special meeting of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting. There must be a quorum for business to be conducted at the special meeting. However, even if a quorum does not exist, a majority of the shares present, in person or by proxy, at the special meeting may act to postpone or adjourn the special meeting to another place, date and time.

Once a share is represented in person or by proxy at the special meeting, it will be counted for purposes of determining whether a quorum exists at the special meeting and any adjournment or postponement of the special meeting. However, if a new record date is set for the adjourned or postponed special meeting, a new quorum will have to be established. For purposes of determining the presence of a quorum, abstentions will be counted as present at the special meeting.

Required Vote

Proposal 1: Asset Sale Proposal

The approval of the Asset Sale Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock outstanding as of the close of business on the record date.

Holders of our common stock may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the Asset Sale Proposal.

Proposal 2: Adjournment Proposal

The approval of the Adjournment Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present, in person or by proxy, at the special meeting and entitled to vote thereon.

Holders of our common stock may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the Adjournment Proposal.

Voting by Stockholders of Record

Voting by Proxy

If you hold your shares as a stockholder of record, you may submit a proxy for your shares by mail, by telephone or on the Internet as follows:

•        Vote by Mail.    You may submit a proxy for your shares by marking the proxy card accompanying this proxy statement, dating and signing it, and returning it in the business-reply envelope included in your package prior to the special meeting. Please allow sufficient time for mailing if you decide to submit a proxy for your shares by mail.

•        Vote on the Internet.    You may also submit a proxy for your shares on the Internet by following the instructions provided on the proxy card accompanying this proxy statement. If you choose to submit your proxy via the Internet, then you do not need to return the proxy card. Internet voting facilities are available 24 hours a day. To be valid, your Internet proxy must be received by 11:59 p.m., Eastern Time, on January 20, 2020.

•        Vote by Telephone.    You may also submit a proxy for your shares by telephone by calling the toll-free number on the enclosed proxy card.  Please have your proxy card available when you call.  Telephone voting facilities are available 24 hours a day. If you choose to submit your proxy by telephone, then you do not need to return the proxy card. To be valid, your telephone proxy must be received by 11:59 p.m., Eastern Time, on January 20, 2020.

Voting in Person

If you hold your shares as a stockholder of record, you may also vote in person at the special meeting by using the ballot provided to you at the special meeting. Even if you plan to attend the special meeting in person, we encourage you to vote by proxy using one of the methods noted above to ensure that your vote is counted. Even if you vote by proxy, you may still attend the meeting and vote in person.

Voting by Stockholders Holding Shares in “Street Name”

Stockholders who hold their shares in “street name,” meaning the name of a broker or other nominee who is the record holder, must either direct the record holder of their shares to vote their shares or obtain a proxy or voting instruction form from the record holder to vote their shares at the special meeting. If your shares are held in “street name” and you plan to attend the special meeting, you must bring a statement from your brokerage account or a letter from the person or entity in whose name the shares are registered indicating that you are the beneficial owner of those shares as of the record date. In addition, you will not be able to vote at the special meeting unless you obtain a legal proxy from the record holder of your shares.

Abstentions

Abstentions will have the same effect as a vote “AGAINST” the Asset Sale Proposal and the Adjournment Proposal.

For purposes of determining the presence of a quorum, abstentions will be counted as present at the special meeting.

Broker Non-Votes

Brokers who hold shares in “street name” for their customers have authority to vote those shares on “routine” proposals when they have not received instructions from the beneficial owners of such shares. However, brokers do not have the authority to vote shares they hold for their customers on “non-routine” proposals when they have not received instructions from the beneficial owners of such shares.

Broker non-votes are shares held in “street name” by brokers that are present or represented by proxy at the special meeting, but with respect to which the broker has not been instructed by the beneficial owner of such shares as to how to vote on a “non-routine” proposal for which the broker does not have discretionary voting power. Because each proposal being considered at the special meeting is expected to be considered a “non-routine” proposal, we do not expect brokers will vote such shares absent instructions from the beneficial owners of such shares, and such shares will not be considered present at the special meeting for purposes of determining a quorum. As a result, it is expected that there will not be any broker non-votes in connection with the special meeting.

A failure to instruct the broker holding your shares will have no effect on the outcome of the Adjournment Proposal. However, since the Asset Sale Proposal must be approved by the holders of a majority of the outstanding shares of our common stock as of the close of business on the record date, a failure to instruct your broker, bank or other nominee with respect to voting your shares will have the same effect as a vote “AGAINST” the Asset Sale Proposal.

Failure to Vote

If you are a stockholder of record and you do not vote at the special meeting in person or properly return your proxy card or vote via the Internet or by phone, your shares will not be voted at the special meeting, will not be counted as present in person or by proxy at the special meeting and will not be counted for purposes of determining whether a quorum exists.

If you are the beneficial owner of shares held in “street name” and you do not issue voting instructions to your broker, bank or other nominee, your shares will not be voted at the special meeting and will not be deemed present for any purpose at the special meeting, including for purposes of determining whether a quorum exists.

A failure to vote will have the same effect as a vote “AGAINST” the Asset Sale Proposal but will have no impact on the outcome of the Adjournment Proposal.

Proxies; Revocation of Proxies; Change of Vote

If you just sign your proxy card without providing further instructions, your shares will be voted “FOR” the Asset Sale Proposal and “FOR” the Adjournment Proposal.

You may revoke your proxy and change your vote at any time before the vote on each proposal at the special meeting. You may vote again on a later date via the Internet (in which case only your latest Internet proxy submitted prior to the special meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the special meeting and voting in person if you are a stockholder of record. However, your attendance at the special meeting will not automatically revoke your proxy unless you vote again at the special meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary, at the Company’s headquarters at AdvanSource Biomaterials Corporation, 229 Andover Street, Wilmington, MA 01887, a written notice of revocation prior to the special meeting.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting instruction form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the special meeting and vote at the special meeting, you must bring to the special meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Solicitation of Proxies

This proxy solicitation is being made by us on behalf of our Board of Directors. We will bear the costs of soliciting proxies. We have engaged Kingsdale Advisors for a fee of $7,500, plus additional fees relating to telephone and electronic solicitation and reimbursement of certain expenses, to assist in the solicitation of proxies.

The solicitation of proxies will initially be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of our common stock, in which case such parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Kingsdale Advisors or by certain of our directors, officers or employees. Any of our directors, officers or employees participating in the solicitation will not receive additional compensation for their efforts.

Questions and Additional Information

If you have any questions about the special meeting, require assistance with submitting your proxy or otherwise voting your shares of our common stock, or would like copies of any of the documents referred to in this proxy statement, please contact the Company’s proxy solicitor at:

North American Toll-Free Phone: (866) 851-2468
Email: contactus@kingsdaleadvisors.com
Call Collect Outside North America: 416-867-2272

You may also contact the Company at:

AdvanSource Biomaterials Corporation
61229 Andover Street
Wilmington, Massachusetts 01887
Telephone: (978) 657-0075

PROPOSAL 1: ASSET SALE PROPOSAL

Information about the Parties

The Company

AdvanSource Biomaterials Corporation develops advanced polymer materials which provide critical characteristics in the design and development of medical devices. Our biomaterials are used in devices that are designed for treating a broad range of anatomical sites and disease states. Our business model leverages our proprietary materials science technology and manufacturing expertise in order to expand product sales and royalty and license fee income.

Our technology, notably products such as ChronoFlex®, HydroMed™, and HydroThane™, which have been developed to overcome a wide range of design and functional challenges, such as the need for dimensional stability, ease of manufacture and demanding physical properties to overcoming environmental stress cracking and providing heightened lubricity for ease of insertion. Our new product extensions customize proprietary polymers for specific customer applications in a wide range of device categories.

Our corporate, development and manufacturing operations are located in our leased facility in Wilmington, Massachusetts. Our common stock is quoted on the OTCQB tier of The OTC Markets under the ticker symbol “ASNB.”

Buyer

Buyer is a specialty chemical company and direct subsidiary of Mitsubishi Chemical America, Inc., the regional headquarters in North America of Mitsubishi Chemical Corporation. The Mitsubishi Chemical group of companies operate over 350 affiliates in more than 30 countries, with annual revenue in excess of $24 billion. Leveraging its affiliates’ manufacturing capabilities and expertise in R&D, sales, and marketing, Buyer seeks to innovate in compounding polymerization and polymer modification technologies for the 21st century, with a view towards sustainability practices in a circular economy.

Buyer operates facilities in Bellevue, Ohio, Warren, Michigan, Greer, South Carolina, and Brazil. Buyer’s product portfolio includes: Tefabloc™; Thermorun™; Trexprene™ and Zelas™ thermoplastic elastomers; Modic™ functional polyolefins; Linklon™ cross-linked polyolefins; Olefista™ non-halogenated fire retardant polyolefins; Marfyflo™; Sunprene™; and Vinika™ polyvinylchloride elastomers; BIOPBS™; DURABIO™; and Forzeas™ bio-sustainable thermoplastic resins.

Buyer’s products and expertise are used in a wide variety of specialized commercial applications in the packaging, construction, wire & cable, consumer, medical, 3D printing, and automotive industries.

The mailing address of Buyer’s principal executive office is 2001 Hood Road, Greer, South Carolina 29650 and its telephone number is (866) 955-1660.

General Description of the Asset Sale Transaction

Subject to the terms and conditions of the Asset Purchase Agreement, including the approval of the Asset Sale Proposal by our stockholders, we have agreed to sell to Buyer substantially all of our assets and Buyer has agreed to assume certain of our liabilities.

For more information on the above, please see “Asset Purchase Agreement — Transfer and Sale of Assets” beginning on page 35.

A copy of the Asset Purchase Agreement is attached to this proxy statement as Annex A. You are encouraged to read the Asset Purchase Agreement carefully and in its entirety.

Consideration for the Asset Sale Transaction

As consideration for the Asset Sale Transaction, Buyer has agreed to pay us cash consideration of $7.25 million in cash, less any amount that Buyer may (i) be required to deduct under the terms of the Asset Purchase Agreement and (ii) withhold under any provision of any applicable tax laws.

Buyer intends to fund the cash consideration through cash on hand.

For more information on the above, please see “Asset Purchase Agreement — Consideration” beginning on page 38.

Background of the Asset Sale Transaction

The Board and the Company’s management regularly review and assess the Company’s performance, future growth prospects, business strategies and opportunities and challenges as part of its evaluation of the Company’s prospects and strategies for enhancing long-term stockholder value. As part of that review process, the Board and management regularly review and consider the Company’s strategic direction and business objectives, including strategic opportunities that might be available to the Company, such as possible acquisitions, divestitures and business combination transactions.

The Asset Sale Transaction and the terms of the Asset Purchase Agreement are the result of arm’s length negotiations conducted between representatives of Buyer, the Company and their respective legal and financial advisors. The following is a summary of the principal events, meetings, negotiations and actions among the parties leading to the execution and public announcement of the Asset Purchase Agreement.

During the course of these negotiations, the Company, through its financial advisor, Mirus had detailed discussions with five other potential acquirers, in addition to Buyer, under non-disclosure agreements. Four of these did not make an offer and one made an informal verbal offer that was meaningfully below that presented by Buyer.

During the fall and early winter of 2017, Mr. Michael Adams, the Chief Executive Officer of the Company, had telephone and in-person meetings with Mr. Michael Gragtmans, the President of Buyer’s Business Unit, in which the two explored a potential acquisition of the Company. During this period, representatives of Buyer and the Company shared diligence materials with respect to the Company under a non-disclosure agreement.

On February 6, 2018, Mr. Gragtmans reported to Mirus that, after an internal review, Buyer wanted to progress to a deeper level of diligence, with a goal of signing a letter of intent. It was also indicated that Buyer would consider a purchase price greater than $5 million (on a cash-free, debt-free basis).

On February 7, 2018, Mirus informed Mr. Gragtmans that Mr. Adams would take this offer to the Board. Further, as per the Board’s advice, the Company informed Mr. Gragtmans that to be compelling, any offer would need to include the assumption of the Company’s existing lease for its facility. Mr. Gragtmans responded the same day that an assumption of the lease was possible, but would have to be explored further.

On February 8, 2018, Mr. Gragtmans spoke with Mirus and indicated that Buyer would offer $5.3 million (on a cash-free, debt-free basis) and continued to be equivocal on the assumption of the lease.

In mid-February 2018, upon review by the Board and the Company’s management, it was decided and communicated to Mr. Gragtmans that, based on this valuation and lack of commitment to assume the lease, the Company would not proceed in negotiating with Buyer.

In mid-May, 2018, Mr. Gragtmans reached out to Mr. Adams to inquire if the Company remained interested in exploring an acquisition.

On May 19, 2018, Mr. Adams discussed the potential acquisition with William J. O’Neill, the chairman of our Board. Mr. O’Neill believed that an offer in excess of $6 million would be worth considering, as long as any offer included an assumption of the lease. Mr. O’Neill approved Mr. Adams re-engaging with Buyer.

During the week of May 28, 2018, Mr. Adams met with Mr. Gragtmans and Mr. David Shupe, Global Director of Buyer, who helped lead Buyer’s medical business strategy. At this meeting, Mr. Gragtmans expressed that Buyer continued to be interested in acquiring the Company. Mr. Adams indicated that the Company remained open to the possibility as long as the terms were acceptable.

On June 1, 2018, Mr. Gragtmans communicated with Mr. Adams that he would like Mr. Shupe and Mr. Steve Gregory, President of the Buyer’s American division, and its strategic advisor, Health Advances, LLC (“Health Advances”), to visit the Company’s facility for a one-day diligence effort and to review the Company’s strategy. Mr. Gragtmans indicated that this effort was meant to confirm Buyer’s assumptions under which they would make a non-binding offer and to “insure our major assumptions remain feasible.” Further, he indicated that, moving forward, Mr. Shupe would be the “project leader” on Buyer’s behalf.

On June 6, 2018, Mr. Adams met with Mr. O’Neill and Mirus to plan for the upcoming meeting. Mr. O’Neill expressed his position that an offer should be in excess of $6 million dollars and, ideally, closer to $7 million.

On July 11, 2018, Mr. Shupe, Mr. Gregory and a representative from Health Advances visited the Company’s facility for a tour, and detailed review of the Company’s business and strategy. During this meeting, the Company shared with Buyer that the business had received meaningful new contracts and that additional contracts were anticipated during the remainder of 2018.

On July 16, 2018, Mirus followed up with Mr. Shupe stating that, if Buyer remained interested, it should provide an indication of interest with a valuation range that took into account the Company’s new business and that this would be considered by the Board.

On July 24, 2018, Mr. Shupe was provided access to the Company’s data room that contained updated detailed pro forma financial projections. Additionally, Buyer’s diligence team was provided access to the Company’s data room over the ensuing months.

On August 30, 2018, Mr. Shupe indicated that he had met with Buyer’s management team, including Mr. Gragtmans, and that he would be meeting that week with the leadership in Japan for approval to issue a revised offer.

On September 16, 2018, Mr. Shupe indicated that the approval process was moving forward but taking more time than anticipated.

On October 22, 2018, Mr. Shupe and Mr. Gregory met with Mr. Adams and Mirus at the Company’s facilities. Mr. Shupe and Mr. Gregory indicated that they were prepared to make an offer between $5 million and $7 million for the Company, in addition to the assumption of the lease. Mr. Shupe and Mr. Gregory were advised that the Board was unlikely to consider an offer at the low end of the range, but may consider something at the high end.

On October 24, 2018, Mr. Shupe contacted Mr. Adams and informed him that Mr. Gragtmans had approved making an offer at or closer to $7 million, assuming confirmatory diligence, and Mr. Adams indicated that he would review this proposal with the Board.

During the week of October 29, 2018, Mr. Adams presented this verbal offer to Mr. O’Neill and other members of the Board, who approved moving forward with negotiations under the terms as presented.

Mr. Shupe was informed of the positive reaction of the Board and indicated that based on this, Buyer would move forward with further due diligence of the Company.

Throughout the fall of 2018 and winter and spring of 2019, Buyer performed additional diligence on the Company.

On January 30, 2019, in consultation with the Company’s counsel and Mirus, the Company decided that structuring the deal as an asset purchase would allow it to take advantage of meaningful net operating losses and that this would offer the best deal structure for the Company’s stockholders. Mirus spoke with Mr. Shupe to indicate that the Company was willing to structure the transaction as an asset deal and requested that Buyer agree to cover a portion of the transaction expenses in exchange. Mr. Shupe indicated that he believed this was reasonable, but that he would need to present the concept to management for approval.

On April 3, 2019, Mr. Shupe reported to the Company that its due diligence was progressing slowly. Mr. Shupe was pressed for a timeline, to confirm that there was no move off of the proposed $7 million purchase price and to confirm that Buyer would cover a portion of the Company’s transaction expenses.

During the week of April 8, 2019, Mr. Shupe spoke with Mirus and confirmed the $7 million purchase price and assumption of the lease. He further indicated that the Asset Purchase Agreement was being drafted by Buyer’s counsel.

On May 1, 2019, Mr. Shupe spoke with Mirus indicating that initial Buyer’s due diligence was complete and satisfactory and that further diligence, environmental and confirmatory financial, would need to be performed. It was also indicated that efforts were being made to schedule a review and approval of the Asset Purchase Agreement in late July 2019.

On May 10, 2019, the Company received an initial draft of the Asset Purchase Agreement. Over the ensuing weeks this was negotiated to confirm a purchase price of $7 million, assumption of the lease and an additional $250,000 in deal value to cover a portion of the Company’s transaction expenses.

On October 28, 2019, Mirus provided an in-person update to the Board, including a review of the general history of the negotiations and a financial analysis of the proposed aggregate purchase price. Further, a draft Asset Purchase Agreement was shared with the Board for their review.

On November 12 2019, the terms of the most recent draft of the Asset Purchase Agreement were approved by Buyer’s management at their “domain” meeting.

On November 21, 2019, a special meeting of the Board was held, at which Mirus delivered its oral opinion (which oral opinion was subsequently confirmed on such date by delivery of its written opinion dated November 21, 2019) that, as of November 21, 2019, and based on and subject to the assumptions made, matters considered and qualifications and limitations on the scope of the review undertaken by Mirus, as described in its opinion, the aggregate purchase price to be paid to the Company was fair, from a financial point of view, to the Company. Thereafter, the Board, absent Mr. Adams who recused himself from the meeting, unanimously approved the Asset Purchase Agreement and the transactions, terms, and conditions set forth therein, and authorized the officers of the Company to execute and deliver the Asset Purchase Agreement to Buyer.

On November 25, 2019, Buyer’s executive management voted to approve the Asset Purchase Agreement and Buyer’s board of directors unanimously voted by written consent to approve the Asset Purchase Agreement.

On November 25, 2019, Buyer and the Company executed the Asset Purchase Agreement and issued a press release regarding the Asset Sale Transaction.

Reasons for the Asset Sale Transaction and Recommendation of our Board

In reaching its decision to approve the Asset Purchase Agreement and the Asset Sale Transaction, and to recommend that our stockholders vote to approve the Asset Sale Proposal, our Board of Directors consulted with management and outside financial and legal advisors. Our Board considered a number of factors relating to the Asset Purchase Agreement and the proposed Asset Sale Transaction, including, without limitation, the following factors (many of which were discussed in detail at numerous prior meetings of the Board) but without assigning specific numerical weight, emphasis, or relative priority among those factors:

•        historical information regarding (i) the Company’s business, financial performance and results of operations, (ii) market prices, volatility and trading activity with respect to the Company’s common stock, and (iii) market prices with respect to other industry participants and general market indices;

•        current information regarding (i) the Company’s business, prospects, financial condition, operations, technology, products, services, management, competitive position and strategic business goals and objectives, (ii) general economic, industry and financial market conditions, (iii) opportunities and competitive factors within the Company’s industry and (iv) the Company’s current financial and cash positions;

•        the potential for other third parties to enter into strategic relationships with or to seek to acquire the Company or substantially all assets of the Company, including a review of management’s dealings with other possible buyers in the past, the exhaustive efforts by the Company and its financial advisor, Mirus, to reach out to other potential acquirers of the Company regarding a strategic transaction, and assessment of the likelihood that a third party would offer a higher price than the purchase price;

•        the Board’s belief that the Asset Sale Transaction was more favorable to the Company’s stockholders than any other alternative reasonably available to the Company and its stockholders, including the alternative of retaining the Company’s current business based upon: (i) the Board’s knowledge of the current and prospective environment in which the Company operates, the competitive environment, the Company’s overall strategic position, and the challenges attendant to improving the Company’s financial performance in order to maximize stockholder value and the likely effect of these factors on the Company’s sustainability as a public company and strategic options; (ii) the Board’s understanding of the Company’s business, operations, management, financial condition, earnings and prospects; and (iii) the Company’s current financial and cash positions;

•        the timing of the Asset Sale Transaction and the risk that if the Company does not accept Buyer’s offer (as provided for in the Asset Purchase Agreement), then it may not have another opportunity to do so or a comparable opportunity;

•        the fact that, pursuant to the Asset Purchase Agreement, Buyer will assume the Assumed Liabilities (as defined herein) and will pay, perform and discharge the Assumed Liabilities listed in the Asset Purchase Agreement;

•        the fact that, pursuant to the Asset Purchase Agreement, the Company will retain the Excluded Liabilities (as defined herein);

•        the fact that the Asset Sale Transaction will be taxable and the Company has certain net operating losses;

•        the belief of the Board that continuing with the strategic process was unlikely to result in a transaction at a more attractive price than the purchase price;

•        the fact that the Company would be permitted, under circumstances described in the Asset Purchase Agreement, to terminate the Asset Purchase Agreement in order to enter into an agreement with respect to a Superior Proposal, without the payment of a termination fee;

•        the belief of the Board that the Asset Sale Transaction has a reasonable likelihood of closing without material potential issues under applicable antitrust laws or material potential issues from any governmental authorities;

•        the financial analyses presented by Mirus to the Board and the opinion of Mirus that, as of November 21, 2019, the date of the Board meeting approving the Asset Sale Transaction, and subject to the assumptions, qualifications, limitations and other matters set forth in Mirus’s written opinion, as described below under “— Opinion of our Financial Advisor,” the consideration to be received by the Company in the Asset Sale Transaction pursuant to the Asset Purchase Agreement was fair to the Company from a financial point of view;

•        the possible negative effect of the Asset Sale Transaction and public announcement of the Asset Sale Transaction on the Company’s financial performance, operating results and stock price and the Company’s relationships with customers, distributors, suppliers, and other business partners, management and employees;

•        the fact that the Asset Purchase Agreement precludes the Company from actively soliciting competing acquisition proposals;

•        the fact that the Asset Purchase Agreement imposes restrictions on the conduct of the Company’s business in the pre-closing period, which may adversely affect the Company’s business in the event the Asset Sale Transaction is not completed (including by delaying or preventing the Company from pursuing business opportunities that may arise or precluding actions that would be advisable if the Company were to remain an independent company), and which may significantly restrict the operation of the Company’s business;

•        the risks involved with the Asset Sale Transaction and the likelihood that the Company and Buyer will be able to complete the Asset Sale Transaction, the possibility that the Asset Sale Transaction might not be consummated and the Company’s prospects going forward;

•        the substantial transaction expenses to be incurred in connection with the Asset Sale Transaction and the negative impact of such expenses on the Company’s cash reserves and operating results should the Asset Sale Transaction not be completed;

•        the prospects of the Company should the Asset Sale Transaction not be completed;

•        all known interests of members of the Board of Directors and executive officers of the Company in the Asset Sale Transaction that may be different from, or in addition to, their interests as stockholders of the Company or the interests of the Company’s other stockholders generally;

•        the non-availability of appraisal rights to stockholders of the Company in connection with the Asset Sale Transaction; and

•        all other factors the Board deemed relevant.

The foregoing discussion of the factors considered by our Board is not intended to be exhaustive. Our Board collectively reached the conclusion to approve the Asset Purchase Agreement and the Asset Sale Transaction in light of the various factors described above, as well as other factors that our Board felt were appropriate. In view of the wide variety of factors considered by our Board in connection with its evaluation of the Asset Sale Transaction and the complexity of these matters, our Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, our Board made its recommendation based on the totality of the information presented to, and the investigation conducted by, the Board. In considering the factors discussed above, individual members of the Board may have valued certain factors more or less than others.

After evaluating these factors and consulting with its outside legal counsel and financial advisor, our Board, absent Mr. Adams, who recused himself from the meeting of the Board, unanimously approved and declared advisable the Asset Purchase Agreement and the Asset Sale Transaction and determined that the Asset Purchase Agreement and the transactions contemplated thereby are fair to and in the best interests of the Company’s stockholders.

The approval of this proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock outstanding as of the close of business on the record date.

Failure to attend the special meeting in person or by proxy will have the same effect as a vote “AGAINST” this proposal. Abstentions will also have the same effect as a vote “AGAINST” this proposal.

The members of the Board voting on the matter unanimously recommend that stockholders vote “FOR” the Asset Sale Proposal.  Michael Adams, a director and the Company’s President and Chief Executive Officer, recused himself from the vote.

Opinion of our Financial Advisor

To assist the Company in reaching its decision to approve the Asset Purchase Agreement and the Asset Sale Transaction, the Company retained Mirus to act as its financial advisor and prepare a fairness opinion with respect to the Asset Purchase Agreement and the Asset Sale Transaction. Mirus is an investment bank which among other things provides advisory services for mergers & acquisitions, financings and valuations to private and public companies. The Company selected Mirus to act as its financial advisor and provide its fairness opinion in connection with the Asset Purchase Agreement and the Asset Sale Transaction on the basis of Mirus’s experience in transactions similar to the Asset Sale Transaction, its reputation in the investment community and its familiarity with the Company and its business.

The preparation of the fairness opinion was a complex process and is not necessarily susceptible to partial analysis or summary description. Nevertheless, following is a brief summary of the fairness opinion, subject to the assumptions, qualifications, and limitations set forth therein, that the Asset Sale Transaction is fair, from a financial point of view, to the Company. The opinion of Mirus addresses only the fairness, from a financial point of view, of the Asset Sale Transaction to the Company. Mirus was not requested to opine as to, and its opinion does not address:

•        the underlying business decision of the Board, the Company or its stockholders, or any other party to proceed with or effect the Asset Sale Transaction;

•        the fairness of any portion or aspect of the Asset Sale Transaction not expressly addressed in its opinion;

•        the fairness of any portion or aspect of the Asset Sale Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or any other party other than the Company as set forth in its opinion;

•        the relative merits of the Asset Sale Transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage;

•        the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed Asset Sale Transaction;

•        the tax or legal consequences of the proposed Asset Sale Transaction to either the Company, its stockholders, or any other party;

•        the price at which the Company’s common stock will trade at any future time;

•        how any stockholder should act or vote, as the case may be, with respect to the Asset Sale Transaction; or

•        the solvency, creditworthiness, or fair value of the Company or any other participant in the Asset Sale Transaction under any applicable laws relating to bankruptcy, insolvency, or similar matters.

Furthermore, no opinion, counsel, or interpretation was intended with respect to matters that require legal, regulatory, accounting, insurance, tax, or other similar professional advice.

In connection with its opinion, Mirus made such reviews, analyses, and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Mirus:

(1)    reviewed the financial terms and conditions of the Asset Sale Transaction as documented in the draft Asset Purchase Agreement, dated November 17, 2019;

(2)    reviewed a draft, dated November 14, 2019 of the disclosure schedules to the draft Asset Purchase Agreement;

(3)    reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including the annual reports on Form 10-K filed by the Company for the fiscal years ended March 31, 2017, 2018, and 2019 and the quarterly reports on Form 10-Q filed by the Company for each of the three month periods ended June 30, 2019 and September 30, 2019;

(3)    reviewed certain historical financial and operating data relating to the Company prepared and furnished to Mirus by the management of the Company;

(4)    reviewed certain non-public projected financial and operating data relating to the Company prepared and furnished to Mirus by the management of the Company;

(5)    discussed the past and current operations, the current financial conditions, and the financial projections and prospects of the Company with its management, including their views on the risks and uncertainties of achieving such projections;

(6)    visited certain business offices of the Company;

(7)    observed the reported prices and historical trading activity of the Company’s common stock and the Company’s implied enterprise value and multiples;

(8)    compared the financial performance of the Company and its trading multiples with those of certain other publicly traded companies that Mirus deemed relevant;

(9)    compared the financial performance of the Company and its valuation multiples relating to the Asset Sale Transaction with those, to the extent publicly available, of certain other business combinations that Mirus deemed relevant; and

(10)  performed other such analyses and considered such other factors as Mirus deemed appropriate.

In rendering its opinion, Mirus assumed and relied upon, without independent verification, the accuracy and completeness of all data, materials, and financial, legal, tax, operating and other information (including, without limitation, the financial statements and related notes thereto of the Company) furnished or otherwise made available to them, discussed with them or reviewed by them, and did not assume responsibility for such information. Mirus did not assume any responsibility to perform, and did not perform, an independent evaluation, physical inspection, or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, and was not furnished with any such valuations or appraisals. With respect to the data and discussions relating to the business prospects and financial outlook of the Company, Mirus assumed that the financial analyses and forecasts provided to it were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company, and that the Company will perform substantially in accordance with such financial analyses and forecasts. Mirus further relied on the assurances of members of senior management of the Company that they would advise Mirus promptly if any information previously provided became inaccurate or was required to be updated during the period of review. Additionally, Mirus did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims, or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation or any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject. Mirus also assumed that the Asset Sale Transaction will be consummated in a timely manner and in accordance with applicable corporate law and the terms described in the draft Asset Purchase Agreement, without any regulatory restrictions, conditions, amendments, or modifications. Mirus also assumed in its opinion that the final terms of the Asset Purchase Agreement will be identical in all material respects to the latest available draft reviewed by Mirus, that the Asset Sale Transaction will be consummated in accordance with the terms set forth in the Asset Purchase Agreement without waiver, modification, or amendment of any material term, condition, or agreement, and that all governmental, regulatory, and other consents and approvals necessary for the consummation of the Asset Sale Transaction will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Asset Sale Transaction or materially reduce the benefits of the Asset Sale Transaction to the Company.

Mirus’s opinion was necessarily based upon market, economic, financial, and other circumstances and conditions existing and disclosed to Mirus as of November 20, 2019. Mirus did not undertake, and is under no obligation, to update, revise, reaffirm, or withdraw its opinion, or otherwise comment on or consider events occurring after the date of its opinion.

Summary of Financial Analyses Performed by Mirus

For purposes of the financial analyses, adjustments were made to the Company’s reported financial metrics. On December 22, 2011, the Company entered into an agreement with an independent third-party under which the Company sold and leased back its land and building. The transaction is accounted for using the financing method, under which the building, building improvements and land are reported as assets, the sales proceeds are reported as a financing obligation, and lease payments are reported as interest payments. In its analyses, Mirus excluded the net carrying value of the leased land and building from the Company’s asset total, excluded the Long-Term Financing Obligation (representing the land and building lease obligation) from the Company’s debt total, and reclassified interest payments pertaining to the Long-Term Financing Obligation as non-interest operating expenses.

The key inputs used in calculating implied Enterprise Value (“EV”) are as follows:

• Fully diluted shares outstanding:	25,878,637 as of November 20, 2019
• Closing stock price:	$0.12 as of November 20, 2019
• Related party notes payable:	$0.125 million as of September 30, 2019
• Cash and equivalents:	$0.456 million as of September 30, 2019

Other key financial metrics are as follows:

•        Adjusted Trailing Twelve Month EBITDA (“TTM EBITDA”), before stock-based compensation and after interest expense attributable to lease, of $0.577 million as of September 30, 2019; and

•        Trailing Twelve Month Revenue (“TTM Revenue”) of $3.589 million as of September 30, 2019.

Among other things, Mirus based its analyses on the financial forecasts provided by the Company’s management. Mirus assumed that the forecasts provided to it were reasonably prepared on a basis representing the best currently available estimates and judgments of management as to the future financial performance of the Company.

In arriving at its opinion, in addition to reviewing the matters listed above, Mirus used the following approaches to evaluate the fairness, from a financial point of view, of the Asset Sale Transaction to the Company:

•        a selected comparable public companies approach;

•        a selected precedent merger and acquisitions transaction approach;

•        a premia paid approach based on precedent merger and acquisition transactions; and

•        a discounted cash flow approach;

In addition, Mirus observed the historical market prices and trading activity of the Company’s common stock, the Company’s implied historical EV, and the Company’s implied EV/TTM EBITDA and EV/TTM Revenue multiples. Mirus calculated the Company’s implied equity value as of November 20, 2019 by multiplying the closing stock price of $0.12 per share by the fully diluted common shares outstanding of 25,878,637 and determined the implied equity market value to be $3.105 million. Then Mirus calculated the implied enterprise value of the Company, defined as current equity market value plus book value of debt (excluding $1.986 million Long-Term Financing Obligation pertaining to the land and building lease) minus cash and equivalents as of September 30, 2019, to be approximately $2.774 million.

No company or transaction used in the analyses described below is identical to the Company or the Asset Sale Transaction. Accordingly, an analysis of the results thereof necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the Transaction or the public trading or other values of us or companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using selected acquisition or company data.

Observed Historical Enterprise Value and Enterprise Value Multiples

Because the Company’s common stock is publicly traded, Mirus observed the historical common stock prices, trading volume, and ownership, and the implied historical EV and the implied EV/TTM EBITDA and EV/TTM Revenue multiples ascribed to it by public markets. On November 20, 2019, the Company’s common stock closed at a price of $0.12 per share, resulting in an EV of $2.774 million pursuant to the calculation described herein. Over the two years ending November 20, 2019, the Company’s common stock price ranged from a closing price of $0.03 per share to $0.18 per share, and the Company’s implied EV ranged from $0.7 million to $4.6 million. The historical Enterprise Values were divided by the Company’s TTM EBITDA and TTM Revenue (not taking into account the timing of financial filings) to determine the Company’s historical EV/EBITDA and EV/Revenue multiples, respectively. Over the two years ending November 20, 2019 the Company’s EV/EBITDA ranged from not meaningful (given the Company’s negative TTM EBITDA for the periods ending September 30, 2017 and December 31, 2017) to 15.5x, and the Company’s EV/Revenue ranged from 0.2x to 1.3x. The Company’s historical EV/EBITDA and EV/Revenue multiples were multiplied by the Company’s TTM EBITDA and TTM Revenue as of September 30, 2019 to determine a range of enterprise values implied by the Company’s historical multiples. The Company is not actively followed by securities analysts. Ownership is concentrated with management and board members (approximately 31% of the fully diluted total as of November 20, 2019). Mirus observed that the Purchase Price of $7.25 million was greater than the Company’s highest historical EV over the two-year period ending November 20, 2019. Mirus also observed that the Purchase Price of $7.25 million was in the fourth quartile of Enterprise Values implied by the Company’s historical EV/EBITDA multiple and TTM EBITDA, and greater than the highest Enterprise Value implied by the Company’s historical EV/Revenue multiple and TTM Revenue.

The Company’s Historical Enterprise Values (2 Years ending November 20, 2019)

($ Millions)	11/20/2019	Low	1st Quartile	Median	3rd Quartile	High
Historical Enterprise Values	$2.8	$0.7	$1.1	$1.6	$2.2	$4.6

The Company’s Historical Enterprise Value Multiples (2 Years ending November 20, 2019)

Historical Valuation Multiples	11/20/2019	Low	1st Quartile	Median	3rd Quartile	High
EV/EBITDA	4.8x	NM	4.6x	5.4x	6.8x	15.5x
EV/Revenue	0.8x	0.2 x	0.4x	0.5x	0.7x	1.3x

The Company’s Enterprise Value Implied by Historical Multiples and TTM EBITDA and TTM Revenue

Implied Enterprise Value ($ Millions)	Low	1st Quartile	Median	3rd Quartile	High
EV/EBITDA	NM	$2.7	$3.1	$3.9	$8.9
EV/Revenue	$0.8	$1.4	$2.0	$2.5	$4.5

Selected Comparable Public Companies Approach

This analysis provides an indication of Enterprise Value expressed as a multiple of trailing twelve-month revenue or trailing twelve-month earnings before interest, taxes, depreciation and amortization and stock-based compensation of comparable publicly traded companies. Given the niche and scale of the Company’s business, neither Mirus nor management were able to identify any public companies that provide an exact set of products and services that the Company provides. Thus, the comparable companies were selected by Mirus from a broader sector of publicly traded companies, including diversified, commodity and specialty chemicals. Mirus recognized that many of the selected comparable public companies are of significantly greater scale than the Company, but opted to include them to enhance the overlap of business operations between the comparable public companies and the Company. Mirus noted that there was a material range of valuation multiples within the group of selected comparable companies. Mirus analyzed, among other things, the EV/EBITDA and EV/Revenue multiples of the Company relative to the companies, as identified below, that Mirus considered to be somewhat comparable.

Company
BASF SE
Mitsubishi Chemical Holdings Corporation
Koninklijke DSM N.V.
Celanese Corporation
Evonik Industries AG
Eastman Chemical Company
Solvay SA
FMC Corporation
Covestro AG
Huntsman Corporation
Kuraray Co., Ltd.
Wacker Chemie AG
PolyOne Corporation
Kraton Corporation
Victrex plc
Synthomer plc
Bio-on S.p.A.

In its analysis, Mirus derived and compared EV/EBITDA and EV/Revenue multiples for the Company and a range of multiples for the selected companies (based on Enterprise Values as of November 20, 2019). Mirus multiplied the Company’s TTM EBITDA and TTM Revenue by the range of selected comparable company EV/EBITDA and EV/Revenue multiples to derive the Company’s implied enterprise value. The table below summarizes the results of this analysis:

Public Company Multiples	Low	1st Quartile	Median	Mean	3rd Quartile	High
EV/EBITDA	5.1x	7.1x	8.0x	9.2x	12.0x	15.0x
EV/Revenue	0.7x	0.9x	1.2x	2.0x	2.6x	6.5x
Implied Enterprise Value ($ Millions)	Low	1st Quartile	Median	Mean	3rd Quartile	High
EV/EBITDA	$2.9	$4.1	$4.6	$5.3	$6.9	$8.7
EV/Revenue	$2.7	$3.4	$4.3	$7.0	$9.4	$23.3

Mirus viewed this analysis as supporting fairness because the Purchase Price of $7.25 million is in the fourth quartile of the Enterprise Values implied by the selected comparable public company EV/EBITDA multiples and is in the third quartile of the Enterprise Values implied by the selected comparable public company EV/Revenue multiples, despite the limitations discussed above.

Selected Precedent Transactions Approach

Using publicly available information, Mirus reviewed the purchase prices and EV/EBITDA and EV/Revenue multiples paid in the following selected mergers and acquisitions involving target companies doing business in diversified, commodity, and specialty chemicals. For this analysis, the EBITDA of the precedent transaction targets and the Company are after stock-based compensation expenses. The table below lists the transactions analyzed:

Target	Acquirer	Transaction Closed
Houghton International Inc.	Quaker Chemical Corporation	August 2019
MPM Holdings Inc.	KCC Corporation; Wonik QnC Corporation; SJL Partners	May 2019
Hexion Inc., Hexion Performance Adhesives & Coatings	Synthomer plc	June 2016
Cyberbond, L.L.C.	H.B. Fuller Company	June 2016
Polymer Technology Group, Inc.	DSM Biomedical B.V.	May 2008

Mirus noted that the comparability of the Asset Sale Transaction to any of these selected transactions may be limited given the differing scale and exact business operations of the target companies relative to the Company. Additionally, Mirus noted that the relevance of these historical transactions to current valuation may be limited due to changing market conditions, as several transactions occurred three or more years ago. Mirus noted that the number of relevant transactions with available data was relatively small and there was a material range of transaction multiples.

Mirus multiplied the Company’s TTM EBITDA and TTM Revenue by the range of selected transaction EV/EBITDA and EV/Revenue multiples to derive the Company’s implied Enterprise Value. The table below summarizes the results of this analysis:

Transaction Multiples	Low	1st Quartile	Median	Mean	3rd Quartile	High
EV/EBITDA	7.4x	7.5x	8.8x	9.2x	11.3x	11.8x
EV/Revenue	0.6x	0.7x	1.4x	1.6x	2.6x	2.8x
Implied Enterprise Value ($ Millions)	Low	1st Quartile	Median	Mean	3rd Quartile	High
EV/EBITDA	$4.3	$4.3	$5.0	$5.3	$6.5	$6.8
EV/Revenue	$2.2	$2.6	$5.2	$5.7	$9.3	$10.2

Mirus viewed this analysis as supporting fairness because the Purchase Price of $7.25 million is greater than the highest Enterprise Value implied by the selected precedent transaction EV/EBITDA multiples, and in the third quartile of the Enterprise Values implied by the selected precedent transaction EV/Revenue multiples, despite the limitations discussed above.

Precedent Premia Paid Approach

Using publicly available information, Mirus reviewed the premia paid across 284 merger and acquisition transactions that closed between January 1, 2016 and November 20, 2019 for transactions valued under $250 million. The analysis compares the price paid per share relative to the closing price level as of the day prior to announcement, as of 1-week prior to announcement, and as of 1-month prior to announcement. The analysis excluded outlier transactions with premiums either above 300% or below negative 20%, and merger and acquisition transactions in which less than 90% of business was acquired. Sectors, sizes, and profitability of the target companies were not considered. The table below summarizes the premia paid in precedent transactions relative to different time periods:

Premia Paid Statistics	Low	1st Quartile	Median	Mean	3rd Quartile	High
1-Month Prior	-17%	17%	32%	43%	59%	198%
1-Week Prior	-18%	17%	32%	42%	56%	251%
1-Day Prior	-12%	17%	33%	42%	55%	251%

Mirus noted that the reviewed merger and acquisition transactions are transactions in which over 90% of the target stock was acquired, rather than substantially all of the assets and liabilities, which Mirus noted may limit the comparability of the Asset Sale Transaction to the sample of premia paid transactions. To determine the Company’s implied EV, Mirus multiplied the premia paid statistic to the Company’s fully diluted market capitalization on the corresponding date (i.e. 1-Month prior, 1-Week prior, or 1-Day prior to November 21, 2019) to determine the Company’s implied equity value in a transaction, added the Company’s debt (excluding the Long-Term Financing Obligation) and subtracted the Company’s cash as of September 30, 2019. The table below summarizes the results of this analysis:

Implied Enterprise Value ($ Millions)	Low	1st Quartile	Median	Mean	3rd Quartile	High
1-Month Prior	$2.7	$4.0	$4.6	$4.9	$5.5	$10.7
1-Week Prior	$2.4	$3.7	$4.2	$4.5	$5.0	$11.6
1-Day Prior	$2.4	$3.3	$3.8	$4.1	$4.5	$10.6

Mirus viewed this analysis as supporting fairness because the Purchase Price of $7.25 million is in the fourth quartile of Enterprise Values implied by precedent 1-Month prior, 1-Week prior, and 1-Day prior premia paid, despite the limitations discussed above.

Discounted Cash Flow Approach

Using certain forecasted financial information provided by the Company’s senior management for calendar years 2020 through 2023, Mirus calculated the discounted present value of the Company’s cash flows. Mirus’s estimate of the appropriate discount rate was based on Mirus’s estimate of the Company’s current cost of capital and scenario risk. A range of Terminal EV/Revenue multiples were considered, informed by the Company’s historical trading multiples. This analysis resulted in a range of Enterprise Values indicated in the table below:

	Implied Enterprise Value ($ Millions)
	Terminal EV/Revenue Multiple
Discount Rate	1.00x	1.25x	1.50x
20%	$9.0	$10.1	$11.2
25%	$8.0	$8.9	$9.8
30%	$7.1	$7.9	$8.6

Inherent in any discounted cash flow analysis is the use of several assumptions, including the accuracy of management’s forecasts, the terminal year valuation, and the discount rate applied to the projected cash flows. Variations in any of these assumptions or judgments could significantly alter the results of a discounted present value analysis.

Mirus viewed this analysis as supporting fairness because the Purchase Price of $7.25 million is within the range of Enterprise Values implied by the discounted cash flow analysis, despite the limitations discussed above.

Miscellaneous

Mirus, a Financial Industry Regulatory Authority (“FINRA”) member, is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with mergers and acquisitions, private placements and similar transactions. Mirus has acted as financial advisor to the Company with respect to the proposed Transaction and will receive compensation for its advisory services, a significant portion of which is contingent upon the successful completion of the Asset Sale Transaction. Mirus’s affiliate Mirus Capital Advisors, Inc. received non-contingent compensation in the form of warrants on the Company’s common stock, pursuant to the Warrant Agreement Amendment executed July 23, 2015. Mirus also received a non-contingent fee upon its engagement to provide a fairness opinion and became entitled to receive an additional fee upon notification Mirus was prepared to deliver its fairness opinion. In addition, the Company has agreed to reimburse Mirus for its reasonable and documented out-of-pocket expenses (including attorneys’ fees, expenses and disbursements) incurred in connection with, and to indemnify Mirus and related persons against certain liabilities arising out of, its engagement, including liabilities arising under Federal securities laws. Mirus may provide financial or other services to the Company in the future and in connection with any such services Mirus may receive compensation.

Other than with respect to the Asset Sale Transaction, there are no material relationships that existed during the two years prior to the date of this opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Mirus any party to the Asset Sale Transaction.

Use of Proceeds and Future Operations

The Company does not plan on having future operations following the close of the Asset Purchase Agreement beyond maintaining itself as a reporting shell. Proceeds therefor will be utilized to satisfy any outstanding liabilities and obligations and retain such funds as is necessary to maintain itself as a reporting shell and satisfy any long-term obligations. The Board currently anticipates it will use a portion of the proceeds from the consummation of the Asset Sale Transaction after the satisfaction of such obligations, expenses and liabilities and the future of the Company, for the payment of a dividend to its stockholders.

Interests of our Directors and Executive Officers in the Asset Sale Transaction

In considering the recommendation of our Board to vote “FOR” the Asset Sale Proposal, you should be aware that, aside from their interests as Company stockholders, our directors and executive officers may have interests in the Asset Sale Transaction that are different from, or in addition to, the interests of our stockholders generally. Michael Adams (a director and the Company’s President and Chief Executive Officer) may, at the discretion of the Board, receive a bonus upon the consummation of the Asset Sale Transaction. Khristine Carroll (the Company’s Vice President of Commercial Operations) is entitled to receive a retention bonus upon the consummation of the Asset Sale Transaction pursuant to the terms of a retention agreement dated May 18, 2019. Both Mr. Adams and Ms. Carroll shall also enter into employment agreements with the Buyer upon the consummation of the Asset Sale Transaction. As a result of Mr. Adams’ financial interest in the Asset Sale Transaction, he recused himself and did not participate in the vote of the Board of Directors which approved the Asset Sale Transaction and the Asset Purchase Agreement.

Members of our Board of Directors were aware of and considered these interests, among other matters, in evaluating and negotiating the Asset Sale Transaction, and in recommending to our stockholders that the Asset Sale Proposal be approved. For more information, see the sections entitled “Proposal 1: Asset Sale Proposal — Background of the Asset Sale Transaction” and “Proposal 1: Asset Sale Proposal — Reasons for the Asset Sale Transaction and Recommendation of our Board” above. These interests are described in more detail below, and certain of them are quantified in the narrative below.

Additional information concerning these potential payments and the vesting of outstanding equity awards held by our directors and executive officers is provided in the discussion and table below.

No Appraisal or Dissenters’ Rights

None of the Delaware General Corporation law, our certificate of incorporation, as amended, or our bylaws provide for appraisal or other similar rights for dissenting stockholders in connection with the Asset Sale Transaction. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Material U.S. Federal Income Tax Consequences

The following discussion is a general summary of the anticipated material U.S. federal income tax consequences of the Asset Sale Transaction. The following discussion is based upon the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), its legislative history, currently applicable and proposed Treasury Regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this proxy statement. No rulings have been requested or received from the IRS as to the tax consequences of the Asset Sale Transaction and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of the Asset Sale Transaction discussed below or, if it does challenge the tax treatment, that it will not be successful.

The Asset Sale Transaction will be treated for U.S. federal income tax purposes as a taxable transaction upon which we will recognize gain or loss. The amount of gain or loss we recognize with respect to the sale of a particular asset (including any deemed sale of a particular asset) will be measured by the difference between the amount realized by us on the sale of that asset and our tax basis in that asset. The amount realized by us on the Asset Sale Transaction will include the amount of cash received, the fair market value of any other property received, and total liabilities assumed or taken by Buyer. For purposes of determining the amount realized by us with respect to specific assets, the total amount realized by us will generally be allocated among the assets according to the rules set forth in Section 1060(a)

of the Code. Our basis in our assets is generally equal to their cost, as adjusted for certain items, such as depreciation. The determination of whether we will recognize gain or loss will be made with respect to each of the assets to be sold.

Accordingly, we may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset.

To the extent the Asset Sale Transaction results in us recognizing a net gain for U.S. federal income tax purposes, we expect that our available net operating loss carryforwards will offset all or a substantial part of such gain.

Anticipated Accounting Treatment

Under generally accepted accounting principles, upon completion of the Asset Sale Transaction, we will remove the net assets sold and liabilities assumed from our consolidated balance sheet and we anticipate recording a gain from the Asset Sale Transaction.

Effects on our Company if the Asset Sale Transaction is Completed and the Nature of our Business following the Asset Sale Transaction

If the Asset Sale Transaction is completed, we will no longer have an operating business. If the Asset Sale Transaction has been consummated, it is expected that the Board will approve, declare and pay a dividend or distribution, to the Company stockholders in accordance with Delaware law after payment of the Company’s indebtedness and expenses relating to the Asset Sale Transaction, taking into account any other obligations of the Company that remain outstanding at such time or that are known or reasonably ascertainable at such time, such as remaining a reporting shell company. The Board has not yet definitively determined the future operations of the Company following the consummation of the Asset Sale Transaction.

The Board currently anticipates that the Company will remain as a reporting shell company and will use a portion of the proceeds from the consummation of the Asset Sale Transaction after the satisfaction of such obligations, expenses and liabilities and the future of the Company, for the payment of a dividend to its stockholders. However, the Board has not yet definitively determined the future operations of the Company following the consummation of the Asset Sale Transaction.

The Asset Sale Transaction will not alter the rights, privileges or nature of the issued and outstanding shares of our common stock. A stockholder who owns shares of our common stock immediately prior to the closing of the Asset Sale Transaction will continue to hold the same number of shares immediately following the closing.

Executive Officers following Completion of the Asset Sale Transaction

The Board has not made a determination as to the status of the executive officers of the Company following the consummation of the Asset Sale Transaction.

ASSET PURCHASE AGREEMENT

The following discussion sets forth the principal terms of the Asset Purchase Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated herein by reference. The rights and obligations of the parties are governed by the express terms and conditions of the Asset Purchase Agreement and not by this discussion, which is summary in nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement. You are encouraged to read the Asset Purchase Agreement carefully and in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the proposals being brought before the special meeting.

Transfer and Sale of Assets

Transferred Assets

Upon the terms and subject to the conditions of the Asset Purchase Agreement, the Company has agreed to sell to Buyer all of the Company’s title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired, except for the specific excluded assets, which relate to, or are used or held for use in connection with, the Company’s business, including, but not limited to the following (the “Transferred Assets”):

•        all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and similar items;

•        all contracts and leases set forth in the Disclosure Schedules (the “Disclosure Schedules”) to the Asset Purchase Agreement;

•        all of the Company’s intellectual property and all software, computer hardware, servers, networks, platforms, peripherals, data communication lines, and other information technology equipment and related systems that are owned or used or held for use by the Company in the conduct of its business as currently conducted;

•        all computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof;

•        all furniture, fixtures, equipment, machinery, tools, office equipment, supplies, computers, telephones and other tangible personal property;

•        all leased real property;

•        all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from any applicable governmental authorities, including pursuant to any applicable environmental law, held by the Company in connection with the conduct of its business as currently conducted, or for the ownership and use of the Transferred Assets;

•        all rights to any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity (each an “Action”), of any nature available to or being pursued by the Company to the extent related to its business, the Transferred Assets or the Assumed Liabilities (as defined herein), whether arising by way of counterclaim or otherwise;

•        all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees (including any such item relating to the payment of any applicable taxes);

•        all of the Company’s rights under warranties, indemnities and all similar rights against third parties to the extent related to any Transferred Assets;

•        all insurance benefits to the extent covering the Transferred Assets or the Assumed Liabilities (as defined herein);

•        the business records (other than employee records), financial books and records, sales order files, purchase order files, engineering order files, warranty and repair files, supplier lists, customer lists, dealer, representative and distributor lists, studies, surveys, analyses, strategies, plans, forms, designs, diagrams, drawings, specifications, technical data, production and quality control records and formulations of the Company;

•        to the extent permitted under any applicable law, one copy of the Company’s personnel records and any other records that the Company is required by any applicable law to retain in its possession; and

•        all goodwill and the going concern value associated with the Company’s business and any of the assets described in the foregoing.

Excluded Assets

Under the terms of the Asset Purchase Agreement, the following assets (the “Excluded Assets”) will not be transferred to Buyer and will be retained by the Company following the closing:

•        all cash and cash equivalents and securities of the Company;

•        all accounts or notes receivable held by the Company, and any security, claim, remedy or other right related to any of the foregoing;

•        the corporate seals, charter documents, minute books, stock books or other records having to do with the corporate organization of the Company;

•        the Company’s personnel records and any other records that the Company is required by any applicable law to retain in its possession; provided that, to the extent permitted under any applicable Law, Buyer shall be entitled to possess one copy of any such records pursuant to the Asset Purchase Agreement;

•        all claims, rights of recovery and causes of action of the Company arising out of any Action to the extent arising from any Excluded Asset or Excluded Liability, and all files, documents, instruments, papers, books and records of the Company related exclusively to the foregoing;

•        all casualty, liability or other policies of insurance of the Company relating to the ownership of the Transferred Assets or the operation of the Company’s business, and all files, documents, instruments, papers, books and records of the Company related exclusively to the foregoing;

•        all of the Company’s employee plans and all assets owned or held by any such plans, and all files, documents, instruments, papers, books and records of the Company related exclusively to the foregoing;

•        the tax returns and books of account or other records with respect to the taxes of the Company and all claims and rights of the Company to any tax refunds, tax credits or other tax attributes of the Company; and

•        the rights that accrue or will accrue to the Company under the Asset Purchase Agreement and the related agreements and documents.

Assumption and Transfer of Liabilities

Assumed Liabilities

Upon the terms and subject to the conditions of the Asset Purchase Agreement, Buyer has agreed to assume and pay, perform and discharge only the following liabilities and obligations of the Company (the “Assumed Liabilities”), and no other liabilities or obligations:

•        all liabilities and obligations and obligations of Buyer relating to employee benefits, compensation or other arrangements with respect to any retained employee arising after the closing of the Asset Sale Transaction;

•        all liabilities related to contracts being assumed by Buyer, but only to the extent that such ongoing obligations thereunder are required to be performed following the closing date; and

•        all other liabilities and obligations arising out of or relating to Buyer’s ownership or operation of the Company’s business and the Transferred Assets on or after the closing.

Excluded Liabilities

Under the terms of the Asset Purchase Agreement, Buyer shall not assume and shall not be responsible to pay, perform or discharge any liabilities of the Company or any of its affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). The Company shall pay and satisfy in due course all Excluded Liabilities, which include, but are not limited to, the following:

•        all trade accounts payable of the Company to third parties in connection with the Company’s business that remains unpaid as of the closing date;

•        any liability of the Company arising or incurred in connection with the negotiation, preparation, investigation and performance of the Asset Purchase Agreement, the ancillary agreements and documents, and the transactions contemplated thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others;

•        any liability for (i) any applicable taxes of the Company (or any stockholder or affiliate of the Company) or the Company’s business, the Transferred Assets or the Assumed Liabilities for any period ending on or before the closing date and, with respect to any taxable period beginning before and ending after the closing, the portion of such taxable period ending on and including the closing date; (ii) any taxes that arise out of the consummation of the transactions contemplated by the Asset Purchase Agreement; or (iii) other than taxes of the Company (or any stockholder or affiliate of the Company) that becomes a liability of Buyer under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or any applicable law;

•        any liabilities relating to or arising out of the Excluded Assets;

•        any liabilities in respect of any pending or threatened Action arising out of, relating to or otherwise in respect of the operation of the Company’s business or the Transferred Assets to the extent such Action relates to such operation on or prior to the closing date;

•        any product liability or similar claim for injury to a Person (as defined herein) or property that arises out of or is based upon any express or implied representation, warranty, agreement or guaranty made by the Company, or by reason of the improper performance or malfunctioning of a product, improper design or manufacture, failure to adequately package, label or warn of hazards or other related product defects of any products at any time manufactured or sold or any service performed by the Company prior to the closing date, irrespective of whether such claim or resulting liability arose prior to, on or after the closing;

•        any recall, design defect or similar claims of any products manufactured or sold or any service performed by the Company prior to the closing date, irrespective of whether such claim or resulting liability arose prior to, on or after the closing;

•        any liabilities of the Company arising under or in connection with any Company employee plan, irrespective of whether such liabilities arose prior to, on or after the closing;

•        any liabilities of the Company for any present or former employees, officers, directors, retirees, independent contractors or consultants of the Company, including any liabilities associated with any claims for wages or other benefits, bonuses, accrued vacation, workers’ compensation, severance, retention, termination or other payments;

•        any liabilities with respect to any Company employees who accept an offer of employment with Buyer on or following the closing date, that relate to the period prior to the closing or that arise on or prior to the closing;

•        all liabilities under the Company’s 2017 Non-Qualified Equity Incentive Plan, the 2003 CardioTech Stock Incentive Plan and any employee stock ownership plan or program;

•        any liabilities and obligations related to the provision of notice or payment in lieu of notice and applicable penalties under the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”) or any comparable state or local Law or any similar provision in a collective bargaining agreement related to termination for which the initial provision of notice occurs on or prior to the closing date;

•        any liabilities and obligations related to wages, bonuses, commissions, independent contractor payments, payroll, workers’ compensation, unemployment benefits, stay, change of control, severance, bonus or similar payments due by the Company to any Person under any plan, agreement or arrangement of the Company which obligation, in each case, either arises at or prior to the closing, is payable or becomes due in whole or in part as a result of the consummation of the transactions contemplated by the Asset Purchase Agreement, including all applicable employer taxes that are payable in connection with or as a result of the payment of such liability or obligation;

•        any liabilities and obligations relating to the classification by the Company of any Person who has performed services to, for or on behalf of the Company’s business prior to the closing as an employee or an independent contractor, or as an exempt or non-exempt employee under the Fair Labor Standards Act of 1938, as amended, and comparable state and local laws;

•        any environmental claims, or liabilities under any applicable environmental laws, to the extent arising out of or relating to facts, circumstances or conditions existing on or prior to the closing date;

•        any liabilities of the Company’s business relating to or arising from unfulfilled commitments, quotations, purchase orders, customer orders or work orders that (i) do not constitute part of the Transferred Assets issued by the Company’s customers to the Company on or before the closing; (ii) did not arise in the ordinary course of business; or (iii) are not validly and effectively assigned to Buyer pursuant to Asset Purchase Agreement;

•        any liabilities to indemnify, reimburse or advance amounts to any present or former officer, director, employee or agent of the Company (including with respect to any breach of fiduciary obligations by same) (other than pursuant to any assumed contracts);

•        any liabilities under any contracts (other than assumed contracts) (i) that are not validly and effectively assigned to Buyer pursuant to the Asset Purchase Agreement, or (ii) to the extent such liabilities arise out of or relate to a breach by the Company of such contracts prior to closing;

•        any liabilities associated with debt, loans or credit facilities of the Company or its business, owing to financial institutions or other third parties; and

•        any liabilities arising out of, in respect of or in connection with the failure by the Company or any of its affiliates to comply with any applicable law or governmental order.

Consideration

As consideration for the Asset Sale Transaction, Buyer has agreed to pay us $7.25 million in cash less any amount that Buyer may (i) be required to deduct under the terms of the Asset Purchase Agreement and (ii) withhold under any provision of any applicable tax laws.

Representations and Warranties

The Asset Purchase Agreement contains representations and warranties that the Company, on the one hand, and Buyer, on the other hand, have made to each other as of specific dates relating to our respective businesses. The assertions embodied in these representations and warranties were made solely for purposes of the Asset Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Asset Purchase Agreement. Accordingly, the Company’s stockholders should not rely on the representations and warranties as characterizations of the actual state of facts or circumstances, and should bear in mind that the representations and warranties were made solely for the benefit of the parties to the Asset Purchase Agreement, were negotiated for purposes of allocating contractual risk among the parties to the Asset Purchase Agreement rather than to establish matters as facts, may be subject to contractual standards of materiality different from those generally applicable to stockholders, and may be qualified by publicly filed reports and documents filed with the SEC and matters contained in the disclosure letter that the Company delivered to Buyer in connection with the Asset Purchase Agreement, which are not reflected in the Asset Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. This description of the representations and warranties is included solely to provide stockholders with information regarding the terms of the Asset Purchase Agreement. The representations and warranties in the Asset Purchase Agreement and their description in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings that we publicly file with the SEC.

Company Representations and Warranties

The Company’s representations and warranties relate to, among other things:

•        the Company’s organization, valid existence, good standing, qualification to do business and corporate power and authority to carry on its business;

•        the Company having no subsidiaries;

•        the power and authority of the Company to enter into the Asset Purchase Agreement and the agreements related thereto and to consummate the transactions contemplated thereby;

•        the valid, binding and enforceable nature of the Asset Purchase Agreement and agreements related thereto;

•        the execution, delivery and performance of the Asset Purchase Agreement and the ancillary agreements and documents to which it is a party, and the consummation of the transactions contemplated thereby, do not and will not (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents, (b) conflict with or result in a violation or breach of any provision of any applicable law or governmental order applicable to Buyer or (c) require the consent, notice or other action by any Person under any contract to which Buyer is a party;

•        the absence of any consent, approval, order, authorization, registration, declaration, filing or notice with, any governmental entity or any third party in connection with the execution, delivery and performance by the Company of the Asset Purchase Agreement or any related agreement that the Company is a party to;

•        the Company having good and valid title to, or a valid leasehold interest in, all of the Transferred Assets and the ability to sell such Transferred Assets free and clear of all liens (other than permitted liens and liens that arise in the ordinary course of business);

•        existence of certain material contracts;

•        compliance with the contracts being transferred and assigned to Buyer;

•        sole and exclusive ownership of all right, title and interest in the transferred intellectual property;

•        the good operating condition and sufficiency of the Transferred Assets;

•        the Transferred Assets constituting all tangible assets used in, useful to, or necessary for the conduct of the Company’s business;

•        the absence of any order or petition for the winding-up or liquidation of the Company and the solvency of the Company;

•        intellectual property;

•        the absence of brokers’ and finders’ fees, other than to Mirus Capital Advisors;

•        the Company’s employees and employee benefit plan matters;

•        the leased real property;

•        compliance with applicable laws and regulations, including, but not limited to, those pertaining to environmental matters, corruption and bribery;

•        taxes;

•        financial statements of the Company;

•        the absence of any actions pending or, to the knowledge of the Company, threatened against the Company, or its properties or assets, or with respect to the Asset Purchase Agreement or agreements and transactions related thereto;

•        related party transactions;

•        product liability claims;

•        permits necessary to conduct the business of the Company; and

•        insurance.

Buyer Representations and Warranties

Buyer’s representations and warranties relate to, among other things, the following:

•        Buyer’s due organization, valid existence and good standing under the laws of the State of Delaware;

•        Buyer’s power and authority to enter into the Asset Purchase Agreement and the agreements related thereto and to consummate the transactions contemplated thereby;

•        the execution, delivery and performance of the Asset Purchase Agreement and the related agreements and documents thereto which it is a party, and the consummation of the transactions contemplated thereby, do not and will not (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents, (b) conflict with or result in a violation or breach of any provision of any applicable law or governmental order applicable to Buyer or (c) require the consent, notice or other action by any Person under any contract to which Buyer is a party;

•        the absence of brokers’ and finders’ fees;

•        sufficiency of funds to complete the Asset Sale Transaction and the transactions related thereto; and

•        Buyer’s acknowledgement that it has conducted its own independent investigation, review and analysis of the Company’s business and the Transferred Assets.

Many of the representations and warranties contained in the Asset Purchase Agreement are qualified by a knowledge standard, a general material standard, or a “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct would have a material adverse effect on the Company). A “material adverse effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Company’s business, taken as a whole, or (b) the ability of the Company to consummate the transactions contemplated by the Asset Purchase Agreement on a timely basis; provided, however, that for the purposes of clause (a), “material adverse effect” shall not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to or resulting from (i) general economic or political conditions; (ii) changes in financial, banking or securities markets in general; (iii) the announcement, pendency or completion of the transactions contemplated by the Asset Purchase Agreement; (iv) any outbreak or escalation of war or any act of terrorism; (v) general conditions in the industry in which the Company operates; (vi) any changes in applicable laws or accounting rules (including United States generally accepted accounting principles in effect from time to time (“GAAP”)) or the enforcement, implementation or interpretation thereof; (vii) any natural or man-made disaster or acts of God; or (viii) any failure by the Company’s business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided further that any event, change or effect referred to in clauses (i), (ii) and (iv) through (vii) immediately above shall be taken into account in determining whether a “material adverse effect” has occurred or would reasonably be expected to occur to the extent that such event, change or effect has a disproportionate effect on the Company compared to other participants in the industries in which the Company conducts its business.

Upon the consummation of the Asset Sale Transaction, the representations and warranties of the Company and Buyer will terminate.

Covenants

Conduct of Business and Restrictions on Business Prior to Closing

The Company has agreed to, until the earlier to occur of the closing and the valid termination of the Asset Purchase Agreement in accordance to its terms (the “Interim Period”) (except as expressly contemplated by the Asset Purchase Agreement, as required by applicable law, or as otherwise consented to by Buyer in writing):

•        operate its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the signing of the Asset Purchase Agreement;

•        use commercially reasonable efforts to preserve substantially intact its business organization, keep available the services of its current officers and employees, and preserve its present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having business relationships with it.

In addition, the Company agreed that, during the Interim Period, it will not take certain actions with respect to its business, the Transferred Assets, or the Assumed Liabilities (except as expressly contemplated by the Asset Purchase Agreement, as required by applicable law, or as otherwise consented to by Buyer in writing), including forbearing from the following:

•        amending, or proposing to amend, its certificate of incorporation, bylaws or other organizational documents;

•        acquiring, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances or capital contributions to or investments in any Person;

•        transferring, licensing, selling, leasing or otherwise disposing of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber or otherwise subject to any encumbrance (other than a permitted encumbrance), any Transferred Assets; provided that the foregoing shall not prohibit the Company from transferring, selling, leasing or disposing of obsolete equipment or assets being replaced, in each case in the ordinary course of business consistent with past practice;

•        incurring any indebtedness for borrowed money or issuing any debt securities or assuming, guaranteeing or endorsing, or otherwise becoming responsible for, the obligations of any Person, or making any loans or advances, in each case in excess of $50,000 and affecting the Company’s business or the Transferred Assets, except for any indebtedness that is an Excluded Liability; provided, however, that no such indebtedness, guaranty or other obligation shall be secured by any interest of any kind in the Transferred Assets;

•        entering into any material contract;

•        amending, waiving, modifying in any material respect or in a manner adverse to the Company’s business or the Transferred Assets or consenting to the termination of any assumed contract, or amending, waiving, modifying in any material respect or in a manner adverse to the Company’s business or the Transferred Assets or consenting to the termination of any of the Company’s rights;

•        authorizing or making any commitment with respect to any single capital expenditure for the Company’s business that is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $150,000 for the Company’s business taken as a whole;

•        except as may be required by applicable Law or under any Company employee plan or material contract: (i) entering into or increasing the compensation, severance or benefits under any agreement with any Company employee; (ii) accelerating, making or granting, or permitting any of their respective affiliates to accelerate, make or grant, any bonus (other than bonuses payable to employees of the Company which shall not exceed $150,000 in the aggregate), severance or other compensation or modify the rate or terms of compensation, severance or benefits of any Company employee or any independent contractor or consultant of the Business; (iii) entering into, amending or terminating any Company employee plan that will have an impact on the Company’s business; or (iv) entering into, amending or terminating any collective bargaining agreement;

•        entering into any related party transactions as contemplated in the Asset Purchase Agreement in connection with or affecting the Company’s business or the Transferred Assets;

•        making any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;

•        instituting, settling, or compromising any Action involving the payment of monetary damages by the Company of any amount exceeding $50,000 in the aggregate, other than (i) any Action brought against Buyer arising out of a breach or alleged breach of the Asset Purchase Agreement by Buyer and (ii) the settlement of claims, liabilities or obligations fully reserved against on the Company’s balance sheet; provided that the Company shall not settle or agree to settle any Action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive or reputational impact on the Company’s business or the Transferred Assets;

•        paying, discharging or satisfying any claiming, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $50,000 relating to the Company’s business or the Transferred Assets, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against on the Company’s balance sheet or subsequently incurred in the ordinary course of business consistent with past practice;

•        (i) settling or compromising any material applicable tax claim, audit or assessment for an amount materially in excess of the amount reserved or accrued on the Company’s balance sheet (or most recent consolidated balance sheet included in the Company’s registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it under applicable law), (ii) making or changing any material tax election, changing any annual tax accounting period, or adopting or changing any method of tax accounting, (iii) amending any material tax returns or filing claims for material tax refunds, or (iv) entering into any material closing agreement, surrendering in writing any right to claim a material tax refund, offset or other reduction in tax liability or consenting to any extension or waiver of the limitation period applicable to any material tax claim or assessment relating to the Company;

•        entering into any agreement, agreement in principle, letter of intent, memorandum of understanding or similar contract with respect to any joint venture, strategic partnership or alliance;

•        except in connection with actions permitted by the Asset Purchase Agreement, taking any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to the Company with respect to a Takeover Proposal or otherwise, except for Buyer or any of its subsidiaries or affiliates, or the transactions contemplated by the Asset Purchase Agreement;

•        abandoning, allowing to lapse, selling, assigning, transferring, granting any security interest in, otherwise encumbering or disposing of any the Company’s intellectual property, or granting any right or license to any of the Company’s intellectual property;

•        accelerating the collection of or discount any accounts receivable, delaying the payment of Assumed Liabilities that would become Assumed Liabilities or deferring expenses, reducing Inventories or otherwise increasing cash on hand in connection with the Company’s business, except in the ordinary course of business consistent with past practice;

•        terminating or modifying in any material respect, or failing to exercise renewal rights with respect to, any material insurance policy; or

•        announcing an intention, entering into any formal or informal agreement, or otherwise making a commitment to do any of the foregoing.

Meeting of Stockholders

The Company is required to take all action necessary in accordance with Delaware law, the rules of the OTCQB, the Company’s organizational documents and its agreements with stockholders to, as promptly as reasonably practicable following the mailing of this proxy statement, give notice of, convene and hold a stockholders’ meeting for the purpose of considering and taking action with respect to the Asset Sale Proposal. The Company must use reasonable best efforts to solicit from its stockholders’ proxies in favor of the approval of the Asset Sale Proposal and to take all other action necessary or advisable to secure the vote or consent of its stockholders to approve the Asset Sale Proposal.

Board Recommendation

Subject to any Superior Proposal (as defined herein) or Alternative Acquisition Agreement (as defined herein), the Board of Directors must recommend that the Company’s stockholders vote in favor of the adoption of the Asset Purchase Agreement at the stockholder meeting. The Asset Purchase Agreement also requires that this proxy statement include a statement to the effect that the members of the Board voting on the matter have unanimously recommended that the stockholders of the Company vote in favor of the adoption of the Asset Purchase Agreement. Subject to certain exceptions set forth in the Asset Purchase Agreement, the Board of Directors may not withdraw, amend or modify, or publicly propose to withdraw, amend or modify, in a manner adverse to Buyer, the recommendation of the Board of Directors that the Company’s stockholders vote in favor of the adoption of the Asset Purchase Agreement.

No Solicitation and Change of Recommendation

During the Interim Period, the Company shall not, and shall not authorize or permit its directors, officers, employees, investment bankers, attorneys, accountants, consultants, other agents or advisors (with respect to any Person (as defined herein), the foregoing Persons are referred to herein as such Person’s “Representatives”) to, directly or indirectly, solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal (as defined herein) or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, or, subject to certain terms in the Asset Purchase Agreement: (i) other than clarifying the terms of the Takeover Proposal in accordance with the Asset Purchase Agreement or to disclose to such Person the existence of these terms in the Asset Purchase Agreement, conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company, afford access to the business, properties, assets, books, or records of the Company, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party that is seeking to make, or has made, any Takeover Proposal; (ii) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company; or (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other contract relating to any Takeover Proposal (each, an “Alternative Acquisition Agreement”). Except as expressly permitted by the Asset Purchase Agreement, the Board shall not effect an Adverse Recommendation Change (as defined herein). The Company shall cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its Representatives to continue, any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Takeover Proposal and shall use its commercially reasonable efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company that was furnished by or on behalf of the Company to return or destroy (and confirm destruction of) all such information.

Notwithstanding anything to the contrary, prior to the receipt of the Requisite Seller Vote (as defined herein), the Board, directly or indirectly through any Representative, may, subject certain terms in the Asset Purchase Agreement: (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that the Board believes in good faith, after consultation with outside legal counsel and Mirus, its financial adviser, constitutes or is reasonably expected to lead to a Superior Proposal; (ii) following receipt of and on account of a Superior Proposal, make an Adverse Recommendation Change; and/or (iii) take any action that any court of competent jurisdiction orders the Company to take (which order remains unstayed), but in each case referred to in the foregoing clauses (i) through (iii), only if the Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would cause the Board to be inconsistent with its fiduciary duties under applicable Law. Nothing contained herein shall prevent the Board from (x) disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or (y) making any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) under the Exchange Act with regard to a Takeover Proposal, if the Company determines, after consultation with outside legal counsel, that failure to disclose such position would reasonably be expected to constitute a violation of any applicable law.

The Board shall not take any of the actions referred to in clauses (i) through (iii) of the immediately foregoing paragraph unless the Company shall have delivered to Buyer a prior written notice advising Buyer that it intends to take such action. The Company shall notify Buyer promptly (but in no event later than twenty-four (24) hours) after it obtains knowledge of the receipt by the Company (or any of its Representatives) of any Takeover Proposal, any inquiry that could reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to the Company or for access to the business, properties, assets, books or records of the Company by any third party. In such notice, the Company shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request. The Company shall keep Buyer fully informed, on a current basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof. The Company shall provide Buyer with at least forty-eight (48) hours’ prior notice of any meeting of the Board (or such lesser notice as is provided to the members of the Board) at which the Company is reasonably expected to consider any Takeover Proposal. The Company shall promptly provide buyer with a list of any non-public information concerning the Company’s business, present or future performance, financial condition or results of operations, provided to any third party, and, to the extent such information has not been previously provided to Buyer, copies of such information.

Notwithstanding the foregoing, at any time prior to the receipt of the Requisite Seller Vote (as defined herein), the Board may effect an Adverse Recommendation Change or enter into (or permit any affiliate to enter into) an Alternative Acquisition Agreement (as defined herein), if: (i) the Company promptly notifies Buyer, in writing, at least five (5) Business Days (the “Superior Proposal Notice Period”) before making an Adverse Recommendation Change or entering into an Alternative Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal, which notice shall state expressly that the Company has received a Takeover Proposal that the Board intends to declare a Superior Proposal and that the Board intends to effect an Adverse Recommendation Change and/or the Company intends to enter into an Alternative Acquisition Agreement; (ii) the Company attaches to such notice the most current version of the proposed agreement (which version shall be updated on a prompt basis) and the identity of the third party making such Superior Proposal; (iii) the Company shall, and shall cause its Representatives to, during the Superior Proposal Notice Period, negotiate with Buyer in good faith to make such adjustments in the terms and conditions of the Asset Purchase Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Buyer, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including any revision in price, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least three (3) business days remain in the Superior Proposal Notice Period subsequent to the time the Company notifies Buyer of any such material revision (it being understood that there may be multiple extensions)); and (iv) the Board determines in good faith, after consulting with outside legal counsel and Mirus Securities Inc., that such Takeover Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by Buyer during the Superior Proposal Notice Period in the terms and conditions of the Asset Purchase Agreement.

Notwithstanding anything to the contrary in the foregoing, in response to an Intervening Event (as defined herein) that has occurred after the date of the Asset Purchase Agreement but prior to the receipt of the Requisite Seller Vote, the Board may effect an Adverse Recommendation Change, if: (i) prior to effecting the Adverse Recommendation Change, the Company promptly notifies Buyer, in writing, at least five (5) business days (the “Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute an Adverse Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action; (ii) the Company shall, and shall cause its Representatives to, during the Intervening Event Notice Period, negotiate with Buyer in good faith to make such adjustments in the terms and conditions of the Asset Purchase Agreement so that the underlying facts giving rise to, and the reasons for taking such action, ceases to constitute an Intervening Event, if Buyer, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Intervening Event Notice Period, there is any material development in an Intervening Event, the Intervening Event Notice Period shall be extended, if applicable, to ensure that at least three (3) business days remain in the Intervening Event Notice Period subsequent to the time the Company notifies Buyer of any such material development (it being understood that there may be multiple extensions)); and (iii) the Board determines in good faith, after consulting with outside legal counsel and Mirus Securities, Inc., that the failure to effect such Adverse Recommendation Change, after taking into account any adjustments made by Buyer during the Intervening Event Notice Period, would continue be inconsistent with its fiduciary duties under any applicable law. The Company acknowledges and agrees that any Adverse Recommendation Change effected (or proposed to be effected) in response to or in connection with any Takeover Proposal may be made solely and exclusively pursuant to the Asset Purchase Agreement only, and may not be made pursuant to this the terms in this paragraph, and any Adverse Recommendation Change may only be made pursuant to certain terms in the Asset Purchase Agreement and no other provisions of the Asset Purchase Agreement.

“Adverse Recommendation Change” means the Board (a) failing to make, withdraw, amend, modify, or materially qualify, in a manner adverse to Buyer, the Seller Board Recommendation, (b) failing to include the Seller Board Recommendation in this proxy statement that is mailed to the Company’s stockholders, (c) recommending a Takeover Proposal, (d) failing to recommend against acceptance of any tender offer or exchange offer for the shares of the Company’s stock that constitutes a Takeover Proposal within ten (10) business days after the commencement of such offer, (e) failing to reaffirm (publicly, if so requested by Buyer) the Seller Board Recommendation within ten (10) business days after the date of any Takeover Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Takeover Proposal, or, if the special meeting is scheduled to be held within ten (10) business days of such request, within one (1) business day after such request and in any event, prior to the date of the special meeting, (f) making any public statement inconsistent with the Seller Board Recommendation or (g) resolving or agreeing to take any of the foregoing actions.

“Alternative Acquisition Agreement” means any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other contract relating to any Takeover Proposal.

“Intervening Event” means, with respect to the Company, any material event, circumstance, change, effect, development or condition occurring or arising after the date hereof that was not known nor reasonably foreseeable to the Board as of the date hereof and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by the Company (or to be refrained from being taken by the Company) pursuant to, the Asset Purchase Agreement; provided that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); or (b) any change in the price, or change in trading volume, of the Company’s stock as listed on the OTCQB; provided further that the exception to this clause (b) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

“Requisite Seller Vote” means the approval by the holders of a majority of the issued and outstanding stock of the Company entitled to vote at the special meeting.

“Seller Board Recommendation” means the Board, by resolutions duly adopted by a unanimous vote of the directors voting at a meeting of the directors of the Company duly called and held and, not subsequently rescinded or modified in any way, has: (i) resolved to recommend that the Company’s stockholders adopt the Asset Purchase Agreement at the special meeting, (ii) declared the Asset Purchase Agreement advisable under Section 271 of the Delaware General Corporation Law, (iii) determined that the Asset Purchase Agreement is in the best interests of the Company and its stockholders, (iv) approved the Asset Purchase Agreement and (v) directed that the approval of the Asset Purchase Agreement be submitted for consideration by the Company’s stockholders at the special meeting.

“Superior Proposal” means a bona fide written Takeover Proposal (except that, for purposes of this definition, each reference in the definition of “Takeover Proposal” to “15%” shall be “50%”) that the Board determines in good faith (after consultation with outside legal counsel and Mirus Securities, Inc.) is more favorable from a financial point of view to the Company’s stockholders than the transactions contemplated by the Asset Purchase Agreement, taking into account (a) all financial considerations, (b) the identity of the third party making such Takeover Proposal, (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal and (d) the other terms and conditions of such Takeover Proposal and the implications thereof on the Company, including relevant legal, regulatory and other aspects of such Takeover Proposal deemed relevant by the Board.

“Takeover Proposal” means an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any Person or group (other than Buyer and its affiliates), relating to any transaction or series of related transactions (other than the transactions contemplated by the Asset Purchase Agreement), involving any (a) direct or indirect acquisition of assets of the Company equal to 15% or more of the fair market value of the Company’s consolidated assets or that generate 15% or more of the Company’s net revenues or net income (for the 12-month period ending on the last day of the Company’s most recently completed fiscal quarter), (b) direct or indirect acquisition of 15% or more of the voting equity interests of the Company, (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 15% or more of the voting power of the Company, (d) merger, consolidation, other business combination, liquidation, dissolution or other corporate reorganization or similar transaction involving the Company, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own 15% or more of the assets of the Company, or (e) any combination of the foregoing.

Employee Matters

Buyer shall make offers of “at will” employment to any active Company employee on or after the closing date. Such offers of employment shall include (i) at least the same base salary or hourly wage rate, as applicable, as such Company employees received immediately prior to the closing date; and (ii) employee benefits (excluding equity, phantom equity, retention bonuses, change in control bonuses, deferred compensation plans or arrangements, defined benefit pension plans, retiree medical insurance benefits, and/or retiree life insurance benefits) that are substantially similar in the aggregate to those employee benefits (excluding equity, phantom equity, retention bonuses, change in control bonuses, deferred compensation plans or arrangements, defined benefit pension plans, retiree medical insurance benefits, and/or retiree life insurance benefits) that are offered to similarly situated employees of Buyer. The Company shall immediately terminate the employment of any Company employee who is offered employment with Buyer, and upon such Company employees’ acceptance of the offer of employment with Buyer, such Company employee shall be deemed a Continuing Employee (as defined herein). The Company shall remain responsible for any liabilities related to any Company employee who does not become a Continuing Employee, including any Company employee who does not accept Buyer’s offer of employment. A “Continuing Employee” means any employee of the Company who accepts an offer of employment with Buyer on or following the closing date.

The Company shall be responsible for the payment to all current and former Company employees, including the Continuing Employees, and any current or former independent contractors, temporary employees, or consultants, all salaries, wages, fees, and benefits due or accrued for periods prior to the closing date, irrespective of whether such amounts are payable prior to, on or after the closing date. The Company shall be responsible for the payment of any transaction bonus, change in control bonus, retention bonus, severance, or other payments that are payable to current or former Company employees, including for the Continuing Employees, or current or former independent contractors in connection with the transactions contemplated by the Asset Purchase Agreement. Without limiting the foregoing, the Company shall pay at the closing or immediately thereafter all bonuses or target bonuses and commissions that are related to the period prior to the closing, including any target bonuses or commissions related to the period from the beginning of the current performance period through the closing date, for all Continuing Employees.

The Company shall remain solely responsible for all liabilities under the Company employee plans, including all claims for medical, dental, life, health, accident, or disability benefits that are brought by any current or former Company employee, or the beneficiaries thereof, including any of the Continuing Employees, which claims relate to events occurring prior to, on, or in the case of the Company employees other than the Continuing Employees after the closing date. The Company shall pay, or cause to be paid, all such amounts to the appropriate persons as and when due. The Company also shall remain solely responsible for all workers’ compensation claims of any current or former Company employees, including for the Continuing Employees as it relates to events that occur prior to the closing date. The Company shall remain responsible for any liabilities under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the United States Internal Revenue Code of 1986, as amended and Section 601 et seq. of Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder (“COBRA”) with respect to any Company employee who was a participant in a Company employee plan, irrespective of when such Liabilities arise under COBRA.

If the Company or an affiliate of the Company must make a payment to a Continuing Employee with respect to his or her unused vacation, personal days, or sick days related to the pre-closing period, then the Company shall be responsible for any such payment and Buyer shall not be required to honor such unused vacation, personal days, or sick days.

The Company shall provide Buyer with a schedule which shall, as of the closing date, set forth a list of each former employee of the Company’s business whose employment was involuntarily terminated within the ninety (90) day period immediately preceding the closing date. The Company shall be responsible for, and shall assume all Liabilities in connection with, compliance with the WARN Act and any similar state or local Law in connection with any Company employee for terminations that occur prior to or on the closing. Buyer shall assume responsibility for compliance with the WARN Act and any similar state of local law in connection with the termination of any Continuing Employee that takes place after the closing date.

The Company shall assign to Buyer all confidentiality, intellectual property assignment, non-competition, non-solicitation, and non-disparagement agreements with the Company and any Continuing Employee on the closing date.

Other Covenants and Agreements

The Asset Purchase Agreement contains other covenants and agreements, including, among other things, the following covenants and agreements:

•        Subject to certain exceptions, during the Interim Period, the Company shall afford to Buyer reasonable access, during normal business hours and upon reasonable advance notice to the Company and in a manner as shall not unreasonably interfere with the business or operations of the Company, to the officers, employees, accountants, agents, properties, offices, and other facilities and to all books, records, contracts, and other assets of the Company, and the Company shall furnish promptly to Buyer such other information concerning the Company’s business and the Transferred Assets as Buyer may reasonably request from time to time;

•        In connection with the special meeting, as soon as reasonably practicable following the date of the Asset Purchase Agreement, the Company shall prepare and file this proxy statement with the SEC, with consultation from Buyer;

•        The Company shall give notice to Buyer of certain events and any commenced or threatened Actions;

•        each of Buyer and the Company shall use its respective commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under any applicable laws to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Asset Purchase Agreement and the ancillary agreements and documents, including using commercially reasonable efforts to cause the conditions to closing to be satisfied as soon as practicable after the date of the Asset Purchase Agreement;

•        Other than with respect to the initial press release in connection with the Asset Purchase Agreement and the transactions contemplated thereby, and certain other exceptions, the Company and Buyer agree that no public release or announcement concerning the transactions contemplated by the Asset Purchase Agreement shall be issued by any party without the prior written consent of the Company and Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by any applicable law or the rules or regulations of any applicable United States securities exchange or other governmental authority;

•        If any “control share acquisition,” “fair price,” “moratorium,” or other anti-takeover law becomes or is deemed to be applicable to the Company or Buyer or any other transaction contemplated by the Asset Purchase Agreement, then each of the Company and the Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover law inapplicable to the foregoing;

•        Each of the Company and Buyer must keep certain information confidential;

•        Promptly following the closing, the Company shall take all necessary action and file any necessary documentation to change its name to “EKIMAS Corporation”;

•        Prior to the closing, the Company shall take any and all actions necessary to release any and all encumbrances on the Transferred Assets;

•        Each of the Company and Buyer waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Transferred Assets to Buyer;

•        Each of the Company and Buyer and their respective affiliates shall execute and deliver such further instruments of conveyance and transfer and take such additional action as the other may require and reasonably request to effect, consummate, confirm or evidence the transactions contemplated by the Asset Purchase Agreement;

•        if at any time following the closing it becomes apparent that any Transferred Asset (including any contract) that should have been transferred to Buyer pursuant to the Asset Purchase Agreement was not so transferred, or any excluded asset was inadvertently transferred to Buyer, then the Company shall, or Buyer shall, and shall cause its affiliates to, as applicable, in each case as promptly as practicable, (i) transfer all rights, title and interest in (A) such Transferred Asset to Buyer or as Buyer may direct, or (B) such excluded asset to the Company or as the Company may direct, as applicable, in each case for no additional consideration, and (ii) hold its right, title and interest in and to such transferred asset or excluded asset, as applicable, in trust for the applicable transferee until such time as such transfer is completed;

•        From time to time prior to the closing, the Company shall promptly supplement or amend the Disclosure Schedules with respect to any matter arising after the date of the Asset Purchase Agreement or of which it becomes aware after the date of the Asset Purchase Agreement, which, if existing or occurring at the date of the Asset Purchase Agreement, would constitute a material breach of any representation and warranty of the Company under the Asset Purchase Agreement; and

•        From and after the closing, if the Company or any of its affiliates receives or collects any funds relating to the Company’s business and any post-closing period or business activity, then the Company or its affiliate shall remit such funds to Buyer within ten (10) business days after its receipt thereof. From and after the closing, if Buyer or any of its affiliates receives or collects any funds relating to any excluded asset, then Buyer or its affiliate, as the case may be, shall remit any such funds to the Company within ten (10) business days after its receipt thereof.

Closing Conditions

Conditions to Each Party’s Obligation

The obligation of each party to consummate the Asset Sale Transaction is subject to the satisfaction at or prior to the closing of the following conditions:

•        the absence of any law or order enacted, issued or promulgated by a governmental authority that (i) prevents the performance of Asset Purchase Agreement or the consummation of any of the transactions contemplated thereby or declaring unlawful any of the transactions contemplated thereby, (ii) causes any of the transactions contemplated under the Asset Purchase Agreement to be rescinded following consummation or (iii) affects adversely the right of Buyer to own the Transferred Assets following consummation of the transactions contemplated under the Asset Purchase Agreement;

•        no Action shall be pending before any governmental authority pursuant to which an unfavorable governmental order in respect thereof would (i) prevent the performance of Asset Purchase Agreement or the consummation of any of the transactions contemplated thereby or declare unlawful any of the transactions contemplated thereby, (ii) cause any of the transactions contemplated under the Asset Purchase Agreement to be rescinded following consummation or (iii) affect adversely the right of Buyer to own the Transferred Assets; and

•        The Requisite Seller Vote has been obtained.

Conditions to the Obligation of Buyer

The obligation of Buyer to consummate the Asset Sale Transaction is subject to the satisfaction or waiver of the following conditions at closing:

•        other than certain representations and warranties of the Company contained in the Asset Purchase Agreement, the representations and warranties of the Company contained in the Asset Purchase Agreement, the ancillary agreements and documents, and any certificate or other writing delivered pursuant to the Asset Purchase Agreement shall be true and correct in all respects (without giving effect to any materiality limitation) when made and as of immediately prior to the closing, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

•        certain representations and warranties of the Company contained in the Asset Purchase Agreement shall be true and correct in all respects when made and as of immediately prior to the closing, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date);

•        the Company shall have performed and complied in all material respects with all covenants and obligations required by the Asset Purchase Agreement and each of the ancillary agreements and documents to be performed or complied with by it prior to or on the closing date;

•        Buyer shall have received the require Company consents set forth in certain Disclosure Schedules, each of which shall not be subject to the satisfaction of any condition that has not been satisfied or waived, shall be in full force and effect and shall be evidenced by documentation in form and substance reasonably satisfactory to Buyer;

•        from the date of the Asset Purchase Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect;

•        the Company shall have delivered to Buyer duly executed counterparts to the ancillary agreement and documents and such other documents and deliveries set forth in the Asset Purchase Agreement;

•        Buyer shall have received a certificate, dated the closing date and signed by a duly authorized officer of the Company, that each of certain conditions set forth in the Asset Purchase Agreement have been satisfied;

•        Buyer shall have received a certificate of the Secretary of the Company (or equivalent officer) certifying (i) that attached thereto are true and complete copies of all resolutions adopted by the Board authorizing the execution, delivery and performance of the Asset Purchase Agreement and the ancillary agreements and documents and the consummation of the transactions contemplated thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated thereby and (ii) the names and signatures of the officers of the Company authorized to sign the Asset Purchase Agreement, the ancillary agreements and documents, and the other documents to be delivered thereunder;

•        Buyer shall have received a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that the Company is not a foreign person within the meaning of Section 1445 and 897 of the Code duly executed by the Company; and

•        the Company shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by the Asset Purchase Agreement.

Conditions to the Obligation of the Company

The Company’s obligation to consummate the Asset Sale Transaction is subject to the satisfaction or waiver of the following conditions at closing:

•        the representations and warranties of Buyer contained the Asset Purchase Agreement, the ancillary agreements and documents and any certificate or other writing delivered pursuant thereto shall be true and correct in all respects (without giving effect to any materiality limitation) when made and as of immediately prior to the closing, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to be, individually or in the aggregate materially adverse to the ability of Buyer to consummate the transactions contemplated by the Asset Purchase Agreement on a timely basis;

•        Buyer shall have performed and complied in all material respects with all covenants and obligations required by the Asset Purchase Agreement and each of the ancillary agreements and documents to be performed or complied with by it prior to or on the closing date;

•        Buyer shall have delivered to the Company duly executed counterparts to the ancillary agreements and documents and such other documents and deliveries set forth in the Asset Purchase Agreement;

•        The Company shall have received a certificate, dated the closing date and signed by a duly authorized officer of Buyer, that each of certain conditions set forth in the Asset Purchase Agreement have been satisfied;

•        the Company shall have received a certificate of the Secretary of Buyer (or equivalent officer) certifying (i) that attached to the Asset Purchase Agreement are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of the Asset Purchase Agreement and the ancillary agreements and documents and the consummation of the transactions contemplated thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated thereby and (ii) the names and signatures of the officers of Buyer authorized to sign the Asset Purchase Agreement, the ancillary agreements and documents, and the other documents to be delivered thereunder; and

•        Buyer shall have delivered to the Company such other documents or instruments as the Company reasonably requests and are reasonably necessary to consummate the transactions contemplated by the Asset Purchase Agreement.

Termination

The Asset Purchase Agreement may be terminated prior to closing as follows:

•        by written mutual agreement of the Company and Buyer;

•        by either the Company or Buyer by written notice to the other party in the event that:

•        there shall be any applicable law aw that makes consummation of the Asset Purchase Agreement illegal or otherwise prohibited;

•        any governmental authority shall have issued a governmental order restraining or enjoining the Asset Purchase Agreement, and such governmental order shall have become final and non-appealable;

•        the closing shall not have occurred by March 31, 2020 (the “Outside Date”); provided that the right to terminate the Asset Purchase Agreement due to the Outside Date shall not be available to any party whose failure to perform or comply with any of the covenants, agreements or conditions herein has been the primary cause of, or the primary factor that resulted in, the failure of the closing to be consummated by the Outside Date; or

•        if the Requisite Seller Vote shall not have been obtained at the special meeting duly convened therefor or at any adjournment or postponement thereof at which a vote to approve the transactions contemplated by the Asset Purchase Agreement was taken; provided that the Company shall not be permitted to terminate the Asset Purchase Agreement pursuant due to a failure to obtain the Requisite Seller Vote if such failure to is proximately caused by any action or failure to act of the Company that constitutes a breach of the Asset Purchase Agreement.

•        by the Company:

•        by written notice to Buyer if the Company is not then in material breach of any provision of the Asset Purchase Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to the Asset Purchase Agreement that would give rise to the failure of any of the closing conditions specified in Asset Purchase Agreement and such breach, inaccuracy or failure has not been cured by Buyer within fifteen (15) business days of Buyer’s receipt of written notice of such breach from the Company; or

•        by written notice to Buyer, at any time prior to receiving the Requisite Seller Vote, if (i) (x) the Company has received a Superior Proposal and the Board authorized the Company to enter into an Alternative Acquisition Agreement to consummate a transaction contemplated by that Superior Proposal or (y) the Board made an Adverse Recommendation Change as a result of an Intervening Event, and (ii) the Company has complied in all material respects with certain terms in the Asset Purchase Agreement with respect to such Superior Proposal

•        by Buyer:

•        by written notice to the Company if Buyer is not then in material breach of any provision of the Asset Purchase Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company pursuant to the Asset Purchase Agreement that would give rise to the failure of any of the closing conditions specified in Asset Purchase Agreement and such breach, inaccuracy or failure has not been cured by the Company within fifteen (15) business days of the Company’s receipt of written notice of such breach from Buyer; or

•        by written notice to the Company, if at any time the Board (or a committee thereof) has effected an Adverse Recommendation Change.

Upon a valid termination of the Asset Purchase Agreement, there will be no further liability or obligation on the part of Buyer, the Company or their respective affiliates or representatives except that no such termination will relieve any party from liability with respect to certain terms in the Asset Purchase Agreement.

Other Agreements and Instruments

Voting and Support Agreements

In connection with the Asset Sale Transaction, each officer and director of the Company, each of whom are also stockholders, entered into a Voting and Support Agreement. Pursuant to the Voting and Support Agreements, the stockholders agreed to (i) vote all of their shares of the Company’s common stock in favor of the Asset Sale Proposal, (ii) take certain other actions in support of the Asset Purchase Agreement and related transactions and (iii) refrain from taking actions that would adversely affect such stockholder’s ability to perform its obligations under the Voting and Support Agreements. Each Voting and Support Agreement prevents transfers of the Company’s common stock held by the stockholder party thereto between the date of the Voting and Support Agreement and the date of the Company’s special meeting of stockholders, except for certain permitted transfers.

Employment Agreements

Former employees of the Company who accept employment with Buyer will enter into Buyer’s standard form of Employment Agreement, confidentially agreement, and assignment of inventions agreement. Among other covenants contained in the form of Employment Agreement, the form of Employment Agreement provides that (i) the employee will assign their right to any intellectual property conceived or created during the term of their employment with Buyer to Buyer, and (ii) the employee will not disclose Buyer’s confirmation information during or after the term of employment with Buyer.

Bill of Sale

At the closing, the Company and Buyer will enter into a Bill of Sale, pursuant to which the Company will, sell, transfer and convey the Transferred Assets to Buyer.

Assignment and Assumption Agreement

At the closing, the Company and Buyer will enter into an Assignment and Assumption Agreement, pursuant to which the Company will, sell, transfer and convey the assigned contracts under the Asset Purchase Agreement to Buyer and Buyer will assume and agree to pay, perform and discharge the Assumed Liabilities under the Asset Purchase Agreement.

Intellectual Property Assignments

At the closing, the Company and Buyer will enter into an Intellectual Property Assignment Agreement, a Patent Assignment Agreement, and a Trademark Assignment. Pursuant to such intellectual property assignment agreements the Company will assign to Buyer all of its rights, title and interest in and to the Company’s intellectual property assets, including without limitation, specified patents and trademarks.

Assignment and Assumption of Lease

At the closing, the Company and Buyer will enter into an Assignment and Assumption of Lease, pursuant to which the Company will assign all of its rights as a tenant under the lease for its corporate headquarters to Buyer and Buyer will assume the obligations under lease arising from and after such assumption date.

PROPOSAL 2: ADJOURNMENT PROPOSAL

If approved, this proposal would permit us to adjourn or postpone the special meeting for the purpose of soliciting additional proxies in favor of the Asset Sale Proposal if there are not sufficient votes at the time of the special meeting of stockholders to approve the Asset Sale Proposal.

The approval of this proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present, in person or by proxy, at the special meeting and entitled to vote thereon.

Failure to attend the special meeting in person or by proxy will have no effect on the outcome of the vote on this proposal, but abstentions will have the same effect as a vote “AGAINST” this proposal.

The members of the Board voting on the matter unanimously recommend that stockholders vote “FOR” the Adjournment Proposal.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of shares of our common stock, as of December 26, 2019, of (i) each person known by us to beneficially own five percent (5%) or more of such shares; (ii) each of our directors and current executive officers; and (iii) our current executive officer and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and the persons named as owners hold investment and voting power.

The information regarding beneficial ownership of shares of our common stock has been presented in accordance with the rules of the SEC. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Class(2)
Michael F. Adams(3)	3,534,934	12.51%
Khristine L. Carroll	1,335,309	4.72%
Michael L. Barretti	550,115	1.95%
William J. O’Neill, Jr.	550,000	1.95%
Mark R. Tauscher	400,000	1.42%
Current executive officer and directors as a group (5 persons)(3)	6,370,358	22.54%

____________

(1)      Unless otherwise indicated, the business address of the stockholders named in the table above is AdvanSource Biomaterials Corporation, 229 Andover Street, Wilmington, MA 01887.

(2)      Based on 28,262,371outstanding shares as of December 26, 2019, which includes 250,000 shares which may be purchased within 60 days of December 26, 2019 upon the exercise of stock options by the named beneficial owners.

(3)      Includes 250,000 shares of common stock, which may be purchased within 60 days of December 26, 2019 upon the exercise of stock options.

In connection with the Asset Sale Transaction, each officer and director of the Company, each of whom are also stockholders, entered into Voting and Support Agreements. Pursuant to the Voting and Support Agreements, the stockholders agreed to (i) vote all of their shares of the Company’s common stock in favor of the Asset Sale Transaction, (ii) take certain other actions in support of the Asset Purchase Agreement and related transactions and (iii) refrain from taking actions that would adversely affect such stockholder’s ability to perform its obligations under the Voting and Support Agreements. The Voting and Support Agreements prevent transfers of the Company’s common stock held by the stockholder between the date of the Voting and Support Agreement and the date of the special meeting of stockholders, except for certain permitted transfers.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•        if the shares are registered in the name of the stockholder, the stockholder should contact us at AdvanSource Biomaterials Corporation, 229 Andover Street, Wilmington, MA 01887 or (978) 657-0075, to inform us of their request; or

•        if a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

STOCKHOLDER PROPOSALS FOR SPECIAL MEETING

Requirements for Stockholder Proposals to Be Brought Before the Special Meeting

In the event the Asset Sale Transaction is consummated and we are still a reporting company under SEC regulations, or if the Asset Sale Transaction is not consummated, we may hold a 2020 annual meeting of stockholders. Any director nominations or proposals for other business intended to be presented at the Company’s 2020 annual meeting of stockholders are subject to the deadlines and other requirements described below.

We did not hold a 2018 annual meeting of stockholders and we will not hold a 2019 annual meeting of stockholders. As a result, under Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”), a stockholder may submit proposals before the Company’s 2020 annual meeting of stockholders if all applicable requirements of Rule 14a-8 are satisfied and such proposals are received by the Company’s Secretary within a reasonable time before the Company prints and mails materials for its 2020 annual meeting of stockholders. If we hold a 2020 annual meeting of stockholders, we anticipate that we will disclose the deadline for stockholders to submit proposals for the 2020 annual meeting of stockholders under Rule 14a-8 on a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K once such deadline is known.

In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us (containing certain information as specified in the bylaws) not less than 60 days and not more than 90 days prior to the date of the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the metering was mailed or such public notice was made (which for this purpose shall include any and all filings of the Company made on the EDGAR system of the SEC or any similar public database maintained by the SEC), whichever occurs first. Nominations and proposals also must satisfy other requirements set forth in the bylaws. If we hold a 2020 annual meeting of stockholders, we anticipate that we will disclose the deadline for stockholders to submit proposals for the 2020 annual meeting of stockholders pursuant to the bylaws on a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K once such deadline is known.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports and other reports and information with the SEC. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s site on the Internet, located at www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC. The Company also makes available free of charge through its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. The Company’s website address is www.advbiomaterials.com. The information located on, or hyperlinked or otherwise connected to, the Company’s website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

Any requests for copies of information, reports or other filings with the SEC should be directed to AdvanSource Biomaterials Corporation, 229 Andover Street, Wilmington, MA 01887, Attn: Secretary.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED DECEMBER 30, 2019. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

MISCELLANEOUS AND OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the special meeting. However, if other matters do properly come before the special meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

William J. O’Neill, Jr.
Chairman of the Board
Wilmington, Massachusetts
December 30, 2019

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING. THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING.

ADVANSOURCE BIOMATERIALS CORPORATION
229 ANDOVER ST.
WILMINGTON, MA 01887-1088
ATTN: SECRETARY

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR proposals 1 and 2.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000434488_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com

ADVANSOURCE BIOMATERIALS CORPORATION
Special Meeting of Stockholders
January 21, 2020 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael Adams, as proxy with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ADVANSOURCE BIOMATERIALS CORPORATION that the stockholder(s) are entitled to vote at the Special Meeting of Stockholders to be held at 09:00 AM, EST on January 21, 2020, at the Omni Parker House, 60 School Street, Boston, MA 02108 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000434488_2 R1.0.1.18

Continued and to be signed on reverse side

Annex A

Execution Version

Redactions with respect to certain portions hereof are denoted with “***”

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

MITSUBISHI CHEMICAL PERFORMANCE POLYMERS, INC.

AND

ADVANSOURCE BIOMATERIALS CORPORATION

Dated as of November 25, 2019

A-i

A-ii

Exhibits

Exhibit A	Support and Voting Agreement
Exhibit B	Form of Employment Agreement
Exhibit C	Bill of Sale
Exhibit D	Assignment and Assumption Agreement
Exhibit E	Intellectual Property Assignment Agreement
Exhibit F	Patent Assignment Agreement
Exhibit G	Trademark Assignment Agreement
Exhibit H	Assignment and Assumption of Lease

A-iii

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of November 25, 2019, is entered into by and between AdvanSource Biomaterials Corporation, a Delaware corporation (“Seller”) and Mitsubishi Chemical Performance Polymers, Inc., a Delaware corporation (“Buyer”).

Recitals

WHEREAS, Seller is engaged in the business of developing advanced polymer materials that provide critical characteristics in the design and development of medical devices (the “Business”);

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, substantially all of the assets of the Business, subject to the terms and conditions set forth herein;

WHEREAS, the members of the Board of Directors of Seller (the “Seller Board”) voting on the matter have unanimously (a) declared this Agreement advisable, (b) determined that this Agreement is in the best interests of Seller and Seller’s stockholders, (c) approved this Agreement, (d) directed that this Agreement be submitted for approval by Seller’s stockholders at a special meeting thereof, and (e) resolved to recommend that Seller’s stockholders approve this Agreement; in each case, in accordance with the Delaware General Corporate Law, as amended (the “DGCL”);

WHEREAS, as an inducement to the willingness of Buyer to enter into this Agreement and cause the transactions contemplated hereunder to be consummated, concurrently with the execution and delivery of this Agreement the stockholders of Seller listed on Schedule A and Buyer are executing a Support and Voting Agreement in the form set out in Exhibit A and each such stockholder is granting an irrevocable proxy to a mutually agreed-upon proxy holder, pursuant to which each such shareholder is undertaking certain obligations and irrevocably directing the proxy holder to vote all securities of Seller directly or beneficially owned by it in favor of the approval of this Agreement and the transactions contemplated hereunder; and

WHEREAS, as of the date hereof, Seller has delivered the offer letters and employment agreements, each substantially in the form set forth in Exhibit B, duly executed by Michael F. Adams, Khristine Carroll, and Joseph Rega (collectively, the “Employment Agreements”), the terms of which will be effective as of the Closing Date (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Definitions

The following terms have the meanings specified in this ARTICLE I:

“229 Andover Lien” means that certain Delaware UCC financing statement in favor of Landlord, filed on February 28, 2018 (#20181395868).

“Accounts Receivable” has the meaning set forth in Section 2.02(b).

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Adverse Recommendation Change” means the Seller Board (a) failing to make, withdraw, amend, modify, or materially qualify, in a manner adverse to Buyer, the Seller Board Recommendation, (b) failing to include the Seller Board Recommendation in the Seller Proxy Statement that is mailed to Seller’s stockholders, (c) recommending a Takeover Proposal, (d) failing to recommend against acceptance of any tender offer or exchange offer for the shares of Seller’s stock that constitutes a Takeover Proposal within ten (10) Business Days after the commencement of such offer, (e) failing to reaffirm (publicly, if so requested by Buyer) the Seller Board Recommendation within ten (10) Business Days after the date of any Takeover Proposal (or material modification thereto) is first publicly disclosed by Seller or the Person making such Takeover Proposal, or, if the Seller Stockholders Meeting is scheduled to be held within ten (10) Business Days of such request, within one (1) Business Day after such request and in any event, prior to the date of the Seller Stockholders Meeting, (f) making any public statement inconsistent with the Seller Board Recommendation or (g) resolving or agreeing to take any of the foregoing actions.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreed Obligations” means those specified obligations set forth in Section 1.00 of the Disclosure Schedules.

“Agreement” has the meaning set forth in the Preamble.

“Allocation” has the meaning set forth in Section 2.07.

“Alternative Acquisition Agreement” has the meaning set forth in Section 6.03(a).

“Ancillary Documents” means the Bill of Sale, the Assignment and Assumption Agreement, the Assignment and Assumption of Lease, the Intellectual Property Assignment Agreement, the Patent Assignment Agreement, the Trademark Assignment Agreement, and the other agreements, instruments and documents required to be delivered at the Closing.

“Assigned Contracts” has the meaning set forth in Section 2.01(b).

“Assignment and Assumption Agreement” has the meaning set forth in Section 3.02(a)(ii).

“Assignment and Assumption of Lease” has the meaning set forth in Section 3.02(a)(viii).

“Assumed Liabilities” has the meaning set forth in Section 2.03.

“Audited Financial Statements” has the meaning set forth in Section 4.06(a).

“Balance Sheet” has the meaning set forth in Section 4.06(a).

“Balance Sheet Date” has the meaning set forth in Section 4.06(a).

“Bill of Sale” has the meaning set forth in Section 3.02(a)(i).

“Business” has the meaning set forth in the Recitals.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Wilmington, Massachusetts, New York, New York or Tokyo, Japan are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Closing Certificate” has the meaning set forth in Section 7.03(d).

“Charter Documents” has the meaning set forth in Section 4.01.

“Closing” has the meaning set forth in Section 3.01.

“Closing Consents” has the meaning set forth in Section 7.02(c).

“Closing Date” has the meaning set forth in Section 3.01.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et seq. of ERISA.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of August 7, 2017, between Mitsubishi Chemical Corporation and Seller.

“Consent” has the meaning set forth in Section 4.03(b).

“Continuing Employees” shall mean any employee of Seller who accepts an offer of employment with Buyer on or following the Closing Date.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Copyrights” has the meaning set forth in the definition of “Intellectual Property”.

“DGCL” has the meaning set forth in the Recitals.

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller concurrently with the execution and delivery of this Agreement.

“Dollars” or “$” means the lawful currency of the United States.

“Employment Agreements” has the meaning set forth in the Recitals.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment or similar encumbrance.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Permits” has the meaning set forth in Section 4.20(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with Seller or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth in Section 2.02.

“Excluded Liabilities” has the meaning set forth in Section 2.04.

“Financial Statements” has the meaning set forth in Section 4.06(a).

“FIRPTA Certificate” has the meaning set forth in Section 7.02(h).

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under any Environmental Laws and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including utility models and divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, renewals, extensions, or restorations of any of the foregoing, (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill associated with the use of and symbolized by, and all registrations, applications for registration, and renewals and extensions of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, together with all moral rights associated with, and all registrations, applications for registration, and renewals and extensions of, any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media accounts and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals and extensions thereof; (f) industrial designs, and all Patents, registrations, applications for registration, and renewals and extensions thereof; (g) trade secrets, know-how, inventions (whether or not patentable), invention disclosures, discoveries, improvements, technology, source code, algorithms, prototypes, product roadmaps, business plans, marketing plans, business and technical information, databases, data compilations and collections, data analytics, tools, compositions, formulae, recipes, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (h) rights of publicity; and (i) all other intellectual or industrial property and proprietary rights.

“Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts, whether written or oral, relating to any Intellectual Property (including development, ownership, use, registration or enforcement thereof) that is used or held for use in the conduct of the Business as currently conducted to which Seller is a party, beneficiary or otherwise bound.

“Intellectual Property Assets” means all Intellectual Property and Software that is owned or purported to be owned by Seller and used or held for use in, or that relates to, the conduct of the Business as currently conducted, together with all claims and causes of action with respect to such Intellectual Property, whether accruing before, on or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal or equitable relief for past, present or future infringement, misappropriation or other violation thereof.

“Intellectual Property Assignment Agreement” has the meaning set forth in Section 3.02(a)(iii).

“Interim Financial Statements” has the meaning set forth in Section 4.06(a).

“Interim Period” has the meaning set forth in Section 6.01.

“Intervening Event” means, with respect to Seller, any material event, circumstance, change, effect, development or condition occurring or arising after the date hereof that was not known nor reasonably foreseeable to the Seller Board as of the date hereof and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by Seller (or to be refrained from being taken by Seller) pursuant to, this Agreement; provided that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); or (b) any change in the price, or change in trading volume, of Seller’s stock as listed on the OTCQB; provided further that the exception to this clause (b) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred.

“Intervening Event Notice Period” has the meaning set forth in Section 6.03(e).

“Inventory” means inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and similar items.

“IRS” means the United States Internal Revenue Service.

“Key Employees” means Michael F. Adams, Khristine L. Carroll and Joseph Rega.

“Knowledge of Seller” or “Seller’s Knowledge,” or any other similar knowledge qualification, means the actual knowledge of any of the Key Employees and the knowledge that such individuals would have had after having made reasonable due inquiry; provided, however, that such due inquiry does not include or require conducting any Intellectual Property freedom to operate, invalidity or enforceability investigations or studies.

“Landlord” means 229 Andover Street, LLC, a Massachusetts limited liability company.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Lease” means all leases, subleases, licenses, concessions, and other agreements (written or oral) under which Seller holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of Seller.

“Lease Amendment” means that certain First Amendment to Lease, dated as of the Closing Date, by and between Landlord and Seller.

“Leased Real Property” has the meaning set forth in Section 4.18(b)(i).

“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Business, taken as a whole, or (b) the ability of Seller to consummate the transactions contemplated hereby on a timely basis; provided, however, that for the purposes of clause (a), “Material Adverse Effect” shall not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to or resulting from (i) general economic or political conditions; (ii) changes in financial, banking or securities markets in general; (iii) the announcement, pendency or completion of the transactions contemplated by this Agreement; (iv) any outbreak or escalation of war or any act of terrorism; (v) general conditions in the industry in which Seller operates; (vi) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (vii) any natural or man-made disaster or acts of God; or (viii) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided further that any event, change or effect referred to in clauses (i), (ii) and (iv) through (vii) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change or effect has a disproportionate effect on Seller compared to other participants in the industries in which Seller conducts its business.

“Material Contracts” has the meaning set forth in Section 4.21(a).

“OTCQB” means the OTCQB tier of the OTC Market.

“Outside Date” has the meaning set forth in Section 8.01(b)(iii).

“Patent Assignment Agreement” has the meaning set forth in Section 3.02(a)(iv).

“Patents” has the meaning set forth in the definition of “Intellectual Property”.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities, including pursuant to any Environmental Law.

“Permitted Encumbrances” has the meaning set forth in Section 4.08.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Publicly Available Software” means (a) any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software or open source software (for example, Software distributed under the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, or the Apache Software License), or pursuant to open source, copyleft or similar licensing and distribution models and (b) any Software that requires as a condition of use, modification and/or distribution of such software that such Software or other Software incorporated into, linked to, derived from or distributed with such Software (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works or (iii) be redistributable at no or minimal charge.

“Purchase Price” has the meaning set forth in Section 2.05.

“Purchased Assets” has the meaning set forth in Section 2.01.

“Real Property” means real property together with all easements, licenses, interests and all of the rights arising out of the ownership thereof or appurtenant thereto and together with all buildings, structures, facilities, fixtures and other improvements thereon.

“Registered IP” has the meaning set forth in Section 4.12(b).

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” has the meaning set forth in Section 6.03(a).

“Requisite Seller Vote” means the approval by the holders of a majority of the issued and outstanding stock of Seller entitled to vote at the Seller Stockholder Meeting.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2012, as amended.

“Schedule Supplement” has the meaning set forth in Section 6.15.

“SEC” means the United States Securities and Exchange Commission

“Section 409A” has the meaning set forth in Section 4.16(j).

“Securities Act” means the United States Securities Act of 1933, as amended.

“Self-Help Code” means any back door, time bomb, drop dead device, or other Software routine designed to disable a computer program automatically with the passage of time or under the positive control of a Person other than the user of the program.

“Seller” has the meaning set forth in the Preamble.

“Seller Board” has the meaning set forth in the Recitals.

“Seller Board Recommendation” has the meaning set forth in Section 4.02(b).

“Seller Closing Certificate” has the meaning set forth in Section 7.02(f).

“Seller Employee” has the meaning set forth in Section 4.16(a).

“Seller Employee Plans” has the meaning set forth in Section 4.16(a).

“Seller Financial Advisor” has the meaning set forth in Section 4.28.

“Seller IP” has the meaning set forth in Section 4.12(a).

“Seller IT Systems” means all software, computer hardware, servers, networks, platforms, peripherals, data communication lines, and other information technology equipment and related systems that are owned or used or held for use by Seller in the conduct of the Business as currently conducted.

“Seller Proxy Statement” has the meaning set forth in Section 4.24.

“Seller Required Consents” has the meaning set forth in Section 4.03(b).

“Seller SEC Documents” has the meaning set forth in Section 4.05.

“Seller Stockholders Meeting” means the special meeting of the stockholders of Seller to be held to consider the adoption of this Agreement.

“Seller Software” means all Software listed on Section 4.12(d) of the Disclosure Schedules.

“Software” means computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other business entity of which a majority of the shares of voting securities is at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Superior Proposal” means a bona fide written Takeover Proposal (except that, for purposes of this definition, each reference in the definition of “Takeover Proposal” to “15%” shall be “50%”) that the Seller Board determines in good faith (after consultation with outside legal counsel and the Seller Financial Advisor) is more favorable from a financial point of view to Seller’s stockholders than the transactions contemplated by this Agreement, taking into account (a) all financial considerations, (b) the identity of the third party making such Takeover Proposal, (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal and (d) the other terms and conditions of such Takeover Proposal and the implications thereof on Seller, including relevant legal, regulatory and other aspects of such Takeover Proposal deemed relevant by the Seller Board.

“Superior Proposal Notice Period” has the meaning set forth in Section 6.03(d).

“Takeover Proposal” means an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any Person or group (other than Buyer and its Affiliates), relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement), involving any (a) direct or indirect acquisition of assets of Seller equal to 15% or more of the fair market value of Seller’s consolidated assets or that generate 15% or more of Seller’s net revenues or net income (for the 12-month period ending on the last day of Seller’s most recently completed fiscal quarter), (b) direct or indirect acquisition of 15% or more of the voting equity interests of Seller, (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 15% or more of the voting power of Seller, (d) merger, consolidation, other business combination, liquidation, dissolution or other corporate reorganization or similar transaction involving Seller, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own 15% or more of the assets of Seller, or (e) any combination of the foregoing.

“Tangible Personal Property” has the meaning set forth in Section 2.01(e).

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other Taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property”.

“Trademark Assignment Agreement” has the meaning set forth in Section 3.02(a)(v).

“Trademarks” has the meaning set forth in the definition of “Intellectual Property”.

“Transfer Tax” means any sales, use, value-added, goods and services, gross receipts, excise, registration, stamp duty, transfer, documentary or other similar Tax or governmental charge or fee.

“Unauthorized Code” means any virus, Trojan horse, worm, or other software routines or hardware components designed to permit unauthorized access, to disable, erase, or otherwise harm Software, hardware or data.

ARTICLE II
Purchase and Sale

Section 2.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of any Encumbrances, other than Permitted Encumbrances, all of Seller’s right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded Assets), which relate to, or are used or held for use in connection with, the Business (collectively, the “Purchased Assets”), including the following:

(a) all Inventory;

(b) all Contracts set forth in Section 2.01(b) of the Disclosure Schedules, including the Intellectual Property Agreements, and the Leases set forth in Section 4.18(b) of the Disclosure Schedules (the “Assigned Contracts”);

(c) all Seller IP and Seller IT Systems;

(d) all Software owned or purported to be owned by Seller;

(e) all furniture, fixtures, equipment, machinery, tools, office equipment, supplies, computers, telephones and other tangible personal property (the “Tangible Personal Property”);

(f) all Leased Real Property;

(g) all Permits held by Seller in connection with the conduct of the Business as currently conducted or for the ownership and use of the Purchased Assets;

(h) all rights to any Actions of any nature available to or being pursued by Seller to the extent related to the Business, the Purchased Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise;

(i) all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees (including any such item relating to the payment of Taxes);

(j) all of Seller’s rights under warranties, indemnities and all similar rights against third parties to the extent related to any Purchased Assets;

(k) all insurance benefits to the extent covering the Purchased Assets or the Assumed Liabilities;

(l) the business records (other than employee records), financial books and records, sales order files, purchase order files, engineering order files, warranty and repair files, supplier lists, customer lists, dealer, representative and distributor lists, studies, surveys, analyses, strategies, plans, forms, designs, diagrams, drawings, specifications, technical data, production and quality control records and formulations of Seller;

(m) to the extent permitted under applicable Law, one copy of Seller’s personnel records and any other records that Seller is required by Law to retain in its possession; and

(n) all goodwill and the going concern value associated with the Business and any of the assets described in the foregoing clauses.

Section 2.02 Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the following assets (collectively, the “Excluded Assets”):

(a) all cash and cash equivalents and securities of Seller;

(b) all accounts or notes receivable held by Seller, and any security, claim, remedy or other right related to any of the foregoing (collectively, the “Accounts Receivable”);

(c) the corporate seals, Charter Documents, minute books, stock books or other records having to do with the corporate organization of Seller;

(d) Seller’s personnel records and any other records that Seller is required by Law to retain in its possession; provided that, to the extent permitted under applicable Law, Buyer shall be entitled to possess one copy of any such records pursuant to Section 2.01(m);

(e) all claims, rights of recovery and causes of action of Seller arising out of any Action to the extent arising from any Excluded Asset or Excluded Liability, and all files, documents, instruments, papers, books and records of Seller related exclusively to the foregoing;

(f) all casualty, liability or other policies of insurance of Seller relating to the ownership of the Purchased Assets or the operation of the Business, and all files, documents, instruments, papers, books and records of Seller related exclusively to the foregoing;

(g) all Seller Employee Plans and all assets owned or held by any Seller Employee Plan, and all files, documents, instruments, papers, books and records of Seller related exclusively to the foregoing;

(h) the Tax Returns and books of account or other records with respect to the Taxes of Seller and all claims and rights of Sellers to any Tax refunds, Tax credits or other Tax attributes of Seller; and

(i) the rights that accrue or will accrue to Seller under this Agreement and the Ancillary Documents.

Section 2.03 Assumed Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge only the following Liabilities of Seller (collectively, the “Assumed Liabilities”), and no other Liabilities:

(a) all liabilities and obligations of Buyer or its Affiliates relating to employee benefits, compensation or other arrangements with respect to any Continuing Employee arising after the Closing;

(b) all Liabilities in respect of the Assigned Contracts but only to the extent that such Liabilities thereunder are required to be performed after the Closing Date; and

(c) all other liabilities and obligations arising out of or relating to Buyer’s ownership or operation of the Business and the Purchased Assets on or after the Closing.

Section 2.04 Excluded Liabilities. Notwithstanding Section 2.03 or any other provision in this Agreement to the contrary, Buyer shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of Seller or any of its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). Seller shall pay and satisfy in due course all Excluded Liabilities. Without limiting the generality of the foregoing, the Excluded Liabilities shall include the following:

(a) all trade accounts payable of Seller to third parties in connection with the Business that remain unpaid as of the Closing Date;

(b) any Liability of Seller arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others;

(c) any Liability for (i) Taxes of Seller (or any stockholder or Affiliate of Seller) or the Business, the Purchased Assets or the Assumed Liabilities for any Pre-Closing Tax Period; (ii) Taxes that arise out of the consummation of the transactions contemplated hereby; or (iii) other Taxes of Seller (or any stockholder or Affiliate of Seller) of any kind or description (including any Liability for Taxes of Seller (or any stockholder or Affiliate of Seller) that becomes a Liability of Buyer under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or Law);

(d) any Liabilities relating to or arising out of the Excluded Assets;

(e) any Liabilities in respect of any pending or threatened Action arising out of, relating to or otherwise in respect of the operation of the Business or the Purchased Assets to the extent such Action relates to such operation on or prior to the Closing Date;

(f) any product liability or similar claim for injury to a Person or property that arises out of or is based upon any express or implied representation, warranty, agreement or guaranty made by Seller, or by reason of the improper performance or malfunctioning of a product, improper design or manufacture, failure to adequately package, label or warn of hazards or other related product defects of any products at any time manufactured or sold or any service performed by Seller prior to the Closing Date, irrespective of whether such claim or resulting Liability arose prior to, on or after the Closing;

(g) any recall, design defect or similar claims of any products manufactured or sold or any service performed by Seller prior to the Closing Date, irrespective of whether such claim or resulting Liability arose prior to, on or after the Closing;

(h) any Liabilities of Seller arising under or in connection with any Seller Employee Plan, irrespective of whether such Liabilities arose prior to, on or after the Closing;

(i) any Liabilities of Seller for any present or former Seller Employee, officers, directors, retirees, independent contractors or consultants of Seller, including any Liabilities associated with any claims for wages or other benefits, bonuses, accrued vacation, workers’ compensation, severance, retention, termination or other payments;

(j) any Liabilities with respect to the Continuing Employees that relate to the period prior to the Closing or that arise on or prior to the Closing;

(k) all Liabilities under Seller’s 2017 Non-Qualified Equity Incentive Plan, the 2003 CardioTech Stock Incentive Plan and any employee stock ownership plan or program;

(l) any Liabilities and obligations related to the provision of notice or payment in lieu of notice and applicable penalties under the Worker Adjustment and Retraining Notification Act of 1988 (“WARN”) or any comparable state or local Law or any similar provision in a collective bargaining agreement related to termination for which the initial provision of notice occurs on or prior to the Closing Date;

(m) any Liabilities and obligations related to wages, bonuses, commissions, independent contractor payments, payroll, workers’ compensation, unemployment benefits, stay, change of control, severance, bonus or similar payments due by Seller to any Person under any plan, agreement or arrangement of Seller which obligation, in each case, either arises at or prior to the Closing, is payable or becomes due in whole or in part as a result of the consummation of the transactions contemplated by this Agreement, including all employer Taxes that are payable in connection with or as a result of the payment of such liability or obligation;

(n) any Liabilities and obligations relating to the classification by Seller of any Person who has performed services to, for or on behalf of the Business prior to the Closing as an employee or an independent contractor, or as an exempt or non-exempt employee under the Fair Labor Standards Act of 1938, as amended, and comparable state and local Laws;

(o) any Environmental Claims, or Liabilities under Environmental Laws, to the extent arising out of or relating to facts, circumstances or conditions existing on or prior to the Closing Date, including any post-Closing migration or degradation of Hazardous Materials;

(p) any Liabilities of the Business relating to or arising from unfulfilled commitments, quotations, purchase orders, customer orders or work orders that (i) do not constitute part of the Purchased Assets issued by the Business’ customers to Seller on or before the Closing; (ii) did not arise in the ordinary course of business; or (iii) are not validly and effectively assigned to Buyer pursuant to this Agreement;

(q) any Liabilities to indemnify, reimburse or advance amounts to any present or former officer, director, employee or agent of Seller (including with respect to any breach of fiduciary obligations by same) (other than pursuant to any Assumed Contracts);

(r) any Liabilities under any Contracts (other than Assumed Contracts) (i) that are not validly and effectively assigned to Buyer pursuant to this Agreement, or (ii) to the extent such Liabilities arise out of or relate to a breach by Seller of such Contracts prior to Closing;

(s) any Liabilities associated with debt, loans or credit facilities of Seller or the Business, owing to financial institutions or other third parties; and

(t) any Liabilities arising out of, in respect of or in connection with the failure by Seller or any of its Affiliates to comply with any Law or Governmental Order.

Section 2.05 Purchase Price. In consideration of the sale, transfer, conveyance and delivery of the Purchased Assets to Buyer and the assumption by Buyer of the Assumed Liabilities, Buyer shall pay to Seller a total amount equal to $7,250,000.00 (the “Purchase Price”).

Section 2.06 Withholding Tax. Buyer shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to Seller hereunder.

Section 2.07 Allocation of Purchase Price. Not later than sixty (60) days prior to the filing due date (without extensions) for Seller’s U.S. income Tax Return for 2019, Buyer shall provide Seller with an allocation of the Purchase Price (plus any Assumed Liabilities properly taken into account as amount realized for federal income Tax purposes) among the Purchased Assets prepared by Buyer in accordance with Section 1060 of the Code (the “Allocation”). Seller will review the Allocation and, to the extent Seller disagrees with the content of the Allocation, Seller will, within twenty (20) days after receipt of the Allocation, provide written notice to Buyer of such disagreement or will be deemed to have indicated its concurrence therewith. Seller and Buyer will attempt in good faith to resolve any such disagreement. Upon any final agreement or determination of the Allocation or any modification thereof, the Allocation shall be conclusive and binding upon Buyer and Seller for all Tax purposes, and Buyer and Seller agree that all Tax Returns (including IRS Form 8594) shall be prepared in a manner consistent with (and Buyer and Seller shall not otherwise file a Tax Return position inconsistent with) the Allocation unless required by the IRS or any other applicable Tax authority. If no final agreement or determination of the Allocation is reached between Buyer and Seller, each party hereto shall be free to make a reasonable allocation under Section 1060 of the Code as it deems appropriate.

Section 2.08 Transfer Taxes. All Transfer Taxes incurred in connection with this Agreement and the Ancillary Documents shall be borne equally by Buyer and Seller. Any Tax Return or other document required to be filed in connection with any such Transfer Taxes shall be prepared by Seller unless the parties agree otherwise. All expenses incurred in connection with such preparation and filing shall be borne equally by Buyer and Seller.

Section 2.09 Third Party Consents. To the extent that Seller’s rights under any Contract or Permit constituting a Purchased Asset, or any other Purchased Asset, may not be assigned to Buyer without the consent of another Person and such consent has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its commercially reasonable best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by Law and the Purchased Asset, shall act after the Closing as Buyer’s agent to obtain for Buyer the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer. Notwithstanding any provision in this Section 2.09 to the contrary, Buyer shall not be deemed to have waived its rights under Section 7.02(c) unless and until Buyer either provides written waivers thereof or elects to proceed to consummate the transactions contemplated by this Agreement at Closing.

Section 2.10 Technology Retention. Except as may otherwise be specifically contemplated by this Agreement, following the Closing, Seller shall not retain copies of any Software or other technology included in the Seller IP or Seller IT Systems included in the Purchased Assets, even if such Purchased Assets are such that more than one copy may exist. Seller hereby waives, solely for the benefit of Buyer and its Affiliates, any rights to which Seller is entitled under any employee confidential information and invention assignment agreement or similar Contract or arising under applicable Law with respect to the subject matter thereof.

ARTICLE III
Closing

Section 3.01 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York, 10166 on the second (2nd) Business Day after all of the conditions to Closing set forth in ARTICLE VII are either satisfied or waived (other than conditions that, by their nature, are to be satisfied on the Closing Date), or at such other time, date or place as Seller and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date.”

Section 3.02 Closing Deliverables.

(a) At the Closing, Seller shall deliver to Buyer the following:

(i) a bill of sale in the form set forth in Exhibit C (the “Bill of Sale”), duly executed by Seller;

(ii) an assignment and assumption agreement in the form set forth in Exhibit D (the “Assignment and Assumption Agreement”), duly executed by Seller;

(iii) an intellectual property assignment agreement in the form set forth in Exhibit E (the “Intellectual Property Assignment Agreement”), duly executed by Seller;

(iv) a patent assignment agreement in the form set forth in Exhibit F (the “Patent Assignment Agreement”), duly executed by Seller;

(v) a trademark assignment agreement in the form set forth in Exhibit G (the “Trademark Assignment Agreement”), duly executed by Seller;

(vi) with respect to the Employment Agreements, written confirmation by Seller that, to the Knowledge of Seller, none of the individuals who is a party to an Employment Agreements has stated orally or in writing that such individual does not intend to perform his or her respective duties and responsibilities under the Employment Agreements;

(vii) evidence that all of the Closing Consents, or waivers in lieu thereof, have been obtained and such Closing Consents (or waivers in lieu thereof) shall (A) not be subject to the satisfaction of any condition that has not been satisfied or waived, (B) be in form and substance reasonably satisfactory to Buyer and (C) be in full force and effect;

(viii) with respect to each Lease, an Assignment and Assumption of Lease substantially in the form of Exhibit H (each, an “Assignment and Assumption of Lease”), duly executed by Seller and, if necessary, Seller’s signature shall be witnessed and/or notarized;

(ix) the Seller Closing Certificate;

(x) the certificates of the Secretary or Assistant Secretary of Seller required by Section 7.02(g).

(xi) the FIRPTA Certificate;

(xii) evidence, in each case in form satisfactory to Buyer in its sole discretion, of termination in full of the 229 Andover Lien and all other Encumbrances relating to the Purchased Assets;

(xiii) copies of executed amendments to the Charter Documents of Seller (in form and substance reasonably satisfactory to Buyer), which shall be filed by Seller in the relevant jurisdictions promptly following the Closing to effectuate the change of Seller’s name as set forth in Section 6.11;

(xiv) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement; and

(xv) the Lease Amendment, duly executed by Seller and Landlord.

(b) At the Closing, Buyer shall deliver to Seller the following:

(i) an amount equal to the difference between (A) the Purchase Price minus (B) the aggregate Agreed Obligations, by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer;

(ii) the Assignment and Assumption Agreement, duly executed by Buyer;

(iii) the Intellectual Property Assignment Agreement, duly executed by Buyer;

(iv) the Patent Assignment Agreement, duly executed by Buyer;

(v) the Trademark Assignment Agreement, duly executed by Buyer;

(vi) with respect to each Lease, an Assignment and Assumption of Lease duly executed by Buyer and, if necessary, Buyer’s signature shall be witnessed and/or notarized;

(vii) the Buyer Closing Certificate; and

(viii) the certificates of the Secretary or Assistant Secretary of Buyer required by Section 7.03(e).

(c) At the Closing, Buyer shall deliver to the Landlord an amount equal to the aggregate Agreed Obligations, by wire transfer of immediately available funds to an account designated by the Landlord to Buyer.

ARTICLE IV
Representations and Warranties of Seller

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Seller represents and warrants to Buyer that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01 Organization; Standing and Power; Charter Documents.

(a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as currently conducted and as currently contemplated to be conducted and to perform its obligations under all Contracts to which it is bound. Seller is duly qualified to do business as a foreign corporation under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(b) Seller has provided to Buyer a true and complete copy of its certificate of incorporation, certificates of designation and bylaws, each as amended to date (collectively, the “Charter Documents”), and each such document is in full force and effect. There are no approved or proposed amendments to any of such documents not reflected therein.

Section 4.02 Authorization; Seller Board Recommendation.

(a) Seller has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and the Ancillary Documents to which Seller is a party and, subject to, in the case of the consummation of transactions contemplated by this Agreement, adoption of this Agreement by the Requisite Seller Vote, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller and no other corporate proceedings on the part of Seller are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the transactions contemplated hereby, subject only to the receipt of the Requisite Seller Vote. The Requisite Seller Vote is the only vote or consent of the holders of any class or series of Seller’s capital stock necessary to approve and adopt this Agreement and the Ancillary Documents, and consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Seller and, assuming due execution and delivery by Buyer, constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b) The Seller Board, by resolutions duly adopted by a unanimous vote of the directors voting at a meeting of the directors of Seller duly called and held and, not subsequently rescinded or modified in any way, has: (i) resolved to recommend that Seller’s stockholders adopt this Agreement at the Seller Stockholders Meeting, (ii) declared this Agreement advisable under Section 271 of the DGCL, (iii) determined that this Agreement is in the best interests of Seller and Seller’s stockholders, (iv) approved this Agreement and (v) directed that the approval of this Agreement be submitted for consideration by Seller’s stockholders at the Seller Stockholders Meeting (collectively, the “Seller Board Recommendation”).

Section 4.03 Non-Contravention.

(a) The execution, delivery and performance by Seller of this Agreement and the Ancillary Documents to which Seller is a party, and the consummation of the transactions contemplated hereby or thereby, do not and will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit to which Seller is entitled to under or give rise to the existence of any Encumbrance in connection with (i) any provision of the Charter Documents or other organizational documents of Seller, (ii) any Material Contract to which Seller is party, or (iii) any Law or Governmental Order applicable to Seller or any of its properties or assets (including the Purchased Assets), other than, in the case of clause (ii) above, any such items that would not reasonably be expected to have a Material Adverse Effect.

(b) Except for (i) any consent, approval, order, authorization, registration, declaration, filing or notice (any of the foregoing being a “Consent”) set forth in Section 4.03(b) of the Disclosure Schedules (the “Seller Required Consents”), (ii) the filing of the Seller Proxy Statement in definitive form with the SEC in accordance with the Exchange Act, and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereunder or (iii) such Consent as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of the OTCQB, neither the execution and delivery by Seller of this Agreement or any Ancillary Document or any transaction contemplated hereby or thereby to which it is a party, nor the performance of such transactions performed or to be performed by Seller, require any Consent or constitute a material default, or cause any payment obligation to accelerate, under (x) any Law or Governmental Order that is applicable to Seller, (y) any Material Contract, Permit or other document to which Seller is a party or by which the properties or other assets of Seller may be bound or (z) the Charter Documents.

Section 4.04 No Subsidiaries. Seller has no Subsidiaries and no assets (whether tangible or intangible) that would otherwise fall within the definition of Purchased Assets that are owned, in whole or in part, by any Affiliate.

Section 4.05 Seller SEC Documents. Since April 1, 2016, Seller has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it under applicable Law (the “Seller SEC Documents”). As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), (a) each Seller SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be (including, in each case, the rules and regulations promulgated thereunder), each as in effect on the date such Seller SEC Document was filed, and (b) except to the extent amended or superseded by a subsequent filing with the SEC prior to the date hereof, no Seller SEC Document contained any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 4.06 Financial Statements.

(a) Seller has delivered to Buyer complete copies of (i) the audited financial statements consisting of the balance sheet of Seller as at March 31 in each of the years 2018 and 2019 and the related statements of operations, stockholders’ deficit and cash flow for the fiscal years then ended (the “Audited Financial Statements”) and (ii) the unaudited financial statements consisting of the condensed balance sheet of Seller as at June 30, 2019, and the related condensed statements of operations and cash flow for the three (3) month period then ended (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the relevant periods involved (except as may be indicated in the notes thereto or, with respect to any unaudited interim financial statements, the absence of footnote disclosures and other presentation items and normal year-end audit adjustments or as permitted by the SEC’s rules and forms). The Financial Statements are based on the books and records of Seller, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present in all material respects the financial condition of Seller as of the respective dates they were prepared and the results of the operations of Seller for the periods indicated. The balance sheet of Seller as of March 31, 2019, is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date.”

(b) Except as disclosed in the Seller SEC Documents, Seller has no Liabilities with respect to the Business except (i) those that are reflected or reserved against in the Balance Sheet as of the Balance Sheet Date (including notes thereto), (ii) those that have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, (iii) those that are incurred in connection with the transactions contemplated by this Agreement or any agreement to be delivered at Closing, and (iv) those that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.07 Absence of Certain Changes or Events. Except as set forth in the SEC Documents, since the Balance Sheet Date, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of Seller has been conducted in the ordinary course of business consistent with past practice and there has not been or occurred:

(a) any event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) any material change in any method of accounting or accounting practice for the Business, except as required by GAAP or as disclosed in the notes to the Financial Statements;

(c) any incurrence, assumption or guarantee of any indebtedness for borrowed money in connection with the Business in an aggregate amount exceeding $50,000, except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(d) any transfer, assignment, sale or other disposition of any of the Purchased Assets shown or reflected in the Balance Sheet, except for the sale of Inventory in the ordinary course of business and except for any Purchased Assets (other than Intellectual Property Assets) having an aggregate value of less than $50,000;

(e) any cancellation of any debts or claims or amendment, termination or waiver of any rights constituting Purchased Assets;

(f) any transfer or assignment of or grant of any license or sublicense under or with respect to any Intellectual Property Assets or Intellectual Property Agreements (except for licenses granted under any existing Intellectual Property Agreements and non-exclusive licenses or sublicenses granted in the ordinary course of business consistent with past practice);

(g) any abandonment or lapse of or failure to maintain in full force and effect any Intellectual Property Registration, or failure to take or maintain commercially reasonable measures to protect the confidentiality of any Trade Secrets included in the Intellectual Property Assets;

(h) any material damage, destruction or loss, or any material interruption in use, of any Purchased Assets, whether or not covered by insurance;

(i) any acceleration, termination, material modification to or cancellation of any Assigned Contract;

(j) any capital expenditures in an aggregate amount exceeding $50,000 that would constitute an Assumed Liability;

(k) any imposition of any Encumbrance upon any of the Purchased Assets other than Permitted Encumbrances;

(l) except as may be required by applicable Law or under any Material Contract or Seller Employee Plan in place as of the date hereof: (i) any increase in compensation, incentives, severance or benefits to, or entry into an employment agreement with, any employee of the Business; (ii) any adoption, amendment or termination of any collective bargaining agreement or Seller Employee Plan related to the Business; (iii) any hiring or termination of any employee, independent contractor, or temporary employee whose annual compensation or fees is, or is expected to be, at least $75,000; or (iv) conduct any group reduction in force or mass layoff;

(m) any purchase, lease or other acquisition of the right to own, use or lease any property or assets that would constitute Purchased Assets for an amount in excess of $50,000, except for purchases of equipment, Inventory or supplies in the ordinary course of business consistent with past practice; or

(n) any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 4.08 Title to Purchased Assets. Seller has good and valid title to, or a valid leasehold interest in, all of the Purchased Assets. All such Purchased Assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”): (a) liens for Taxes not yet due and payable; (b) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the Business or the Purchased Assets; (c) easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property; (d) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the Business or the Purchased Assets.

Section 4.09 Condition and Sufficiency of Assets. The buildings, plants, structures, furniture, fixtures, machinery, equipment and other items of tangible personal property included in the Purchased Assets are in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put by Seller, and none of such machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs. The Purchased Assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the

Closing and constitute all of the rights, property and assets necessary to conduct the Business as currently conducted. None of the Excluded Assets are material to the Business. Section 4.09 of the Disclosure Schedules sets forth in all material respects a true and complete list as of the date of this Agreement of each item of tangible personal property included in the Purchased Assets and having a value of at least $10,000.00.

Section 4.10 Inventory. All Inventory, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All Inventory is owned by Seller free and clear of all Encumbrances, and no Inventory is held on a consignment basis. The quantities of each item of Inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of Seller. All Inventory included in the Balance Sheet and additional items of Inventory arising since the Balance Sheet Date was acquired and has been maintained in accordance with the regular business practices of Seller and is valued at prices equal to the lower of cost or realizable value and in accordance with the internal accounting practices of Seller applied on a basis consistent with the Financial Statements, each consistently applied throughout the periods covered by the Financial Statements.

Section 4.11 Taxes.

(a) All Tax Returns required to be filed by Seller for any Pre-Closing Tax Period have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. Seller has made available to Buyer complete and accurate copies of all federal, state, local, and foreign income, franchise, and other material Tax Returns filed by or on behalf of Seller for any Tax period ending after March 31, 2013. All Taxes due and owing by Seller (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b) Seller has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, stockholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c) Seller has made available to Buyer complete and accurate copies of all federal, state, local and foreign income, franchise and other material Tax Returns filed by or on behalf of Seller for any Tax period ending after March 31, 2013.

(d) There are no Encumbrances for Taxes upon the assets of Seller other than for current Taxes not yet due and payable for which adequate reserves in accordance with GAAP have been made in Seller’s most recent financial statements included in the Seller SEC Documents.

(e) No deficiency for any material amount of Taxes that has been proposed, asserted or assessed in writing by any taxing authority against Seller remains unpaid. There are no waivers or extensions of any statute of limitations currently in effect for assessment, collection or other imposition of any Tax of Seller. There are no audits, suits, proceedings, investigations, claims, examinations or other administrative or judicial proceedings in progress, pending or, to Seller’s Knowledge, threatened with respect to any Taxes or Tax Returns of Seller.

(f) No claim has ever been made by any taxing authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to Tax in that jurisdiction. Seller has not commenced a voluntary disclosure proceeding in any state or local or non-U.S. jurisdiction that has not been fully resolved or settled.

(g) Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

(h) None of the Purchased Assets is (i) required to be treated as being owned by another person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, (ii) subject to Section 168(g)(1)(A) of the Code, or (iii) subject to a disqualified leaseback or long-term agreement as defined in Section 467 of the Code.

(i) Seller has not been a party to, or a material advisor with respect to, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

Section 4.12 Intellectual Property.

(a) Seller is the sole and exclusive owner of all right, title and interest in the Intellectual Property Assets, free and clear of any Encumbrances, other than Permitted Encumbrances, and has a valid and enforceable written license or other right to use all other Intellectual Property used or held for use in, or to Seller’s Knowledge that is necessary for, the conduct of the Business as currently conducted (collectively, the “Seller IP”). To Seller’s Knowledge, the Intellectual Property Assets are valid and enforceable.

(b) Section 4.12(b) of the Disclosure Schedules contains an accurate and complete list of all of the Intellectual Property Assets that are the subject of an application, certificate, filing, registration or other document issued by, filed with or recorded by any Governmental Authority, quasi-governmental authority or registrar (the “Registered IP”), including (i) the jurisdictions in which each such item of Registered IP has been issued or registered or in which any such application for issuance or registration has been filed; (ii) the registration or application date, as applicable, for each such item of Registered IP; (iii) the record owner of each such item of Registered IP and (iv) any maintenance fees or actions that fall due within ninety (90) days after the closing with respect thereto. All Registered IP has been maintained by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees. Section 4.12(b) of the Disclosure Schedules also sets forth all material unregistered Intellectual Property Assets. No loss or expiration of any Intellectual Property Assets is threatened, pending or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by Seller, including Seller’s failure to pay any required maintenance fees).

(c) Seller has taken all commercially reasonable action to maintain and protect all of the Seller IP. Seller has taken commercially reasonable measures to protect the confidentiality of all Trade Secrets and any other material confidential information that constitutes Seller IP owned by Seller or to whom Seller has a written confidentiality obligation. No such Trade Secrets or other confidential information has been disclosed by Seller to any Person other than pursuant to a written agreement restricting the disclosure and use of such Trade Secrets or other confidential information by such Person. No current or to Seller’s Knowledge former employee, contractor or consultant of Seller (or any of its predecessors in interest) has any right, title or interest, directly or indirectly, in whole or in part, in any Intellectual Property Assets. Seller has obtained from all Persons (including all current Seller Employees, contractors and consultants) who have created any Intellectual Property for Seller valid and enforceable written assignments of any such Intellectual Property to Seller, and Seller has delivered true, correct and complete copies of such assignments to Buyer. To Seller’s Knowledge, no Person is in violation of any such written confidentiality or assignment agreements.

(d) All Software listed on Section 4.12(d) of the Disclosure Schedules (the “Seller Software”) (i) conforms in all material respects with all specifications, representations, warranties and other descriptions established by Seller or conveyed by Seller to its customers or other transferees, (ii) is operative for its intended purpose free of any material defects or deficiencies and does not contain any Self-Help Code, Unauthorized Code or similar programs and (iii) has been maintained by Seller in accordance with its contractual obligations to its customers and industry standards.

(e) To Seller’s Knowledge, no Person, other than Seller, possesses a copy, in any form (print, electronic or otherwise), of any source code for any of the Seller Software, and all such source code is in Seller’s sole possession and has been maintained in a strictly confidential manner. Seller has no obligation to afford any Person access to any such source code. Seller is in possession of all other material relating to the Software used in the Business, including installation and user documentation, engineering specifications, flow charts and know-how, reasonably necessary for the use, maintenance, enhancement, development and other exploitation of such Software as used in, or currently under development for, the Business.

(f) No Publicly Available Software has been incorporated in, linked to, distributed with or otherwise used in connection with any Seller Software or any product or service of the Business in any manner that may (i) require or condition the use or distribution of any Seller Software or any such product or service on the disclosure, licensing or distribution of any source code for any portion of such Seller Software, product or service (other than the Publicly Available Software itself) or (ii) otherwise impose any material limitation, restriction or condition on the right or ability of Seller to enforce any Intellectual Property Assets against any Person.

(g) The Seller IT Systems are operational, fulfill the purposes for which they were acquired or developed in all material respects, and have hardware and Software capacity, support, maintenance and trained personnel which are sufficient in all material respects for the current and anticipated future needs of the Business. Seller has disaster recovery and security plans, procedures and facilities and has taken reasonable steps consistent with or exceeding industry standards to safeguard the availability, security and integrity of the Seller IT Systems and all data and information stored thereon, including from unauthorized access and infection by Unauthorized Code. Seller has maintained in the ordinary course of business all required licenses and service contracts, including the purchase of a sufficient number of license seats for all Software, with respect to the Seller IT Systems. The Seller IT Systems have not suffered any material failure within the past five (5) years.

(h) Seller and the former and current products, services and conduct of the Business, including the manufacture, importation, use, offer for sale, sale, licensing, distribution or other commercial exploitation of such products and services, have not infringed, misappropriated or otherwise violated, and do not infringe, misappropriate or otherwise violate, any Intellectual Property of any Person. Seller is not the subject of any pending legal proceeding that (i) alleges a claim of infringement, misappropriation or other violation of any Intellectual Property of any Person, and to Seller’s Knowledge no such claim has been asserted or threatened against Seller with respect to the Business or (ii) challenges the ownership, use, patentability, registration, validity or enforceability of any Intellectual Property Assets. No Person has notified Seller in writing that any of such Person’s Intellectual Property rights are infringed, misappropriated or otherwise violated by Seller with respect to the Business or that Seller requires a license to any of such Person’s Intellectual Property rights. To Seller’s Knowledge, there is no actual unauthorized use, interference, disclosure, infringement, misappropriation or other violation by any Person of any of the Seller IP, and no written allegation regarding such infringement, misappropriation or other violation have been made against any Person by Seller (or any of its predecessors in interest).

(i) The consummation of the transactions contemplated hereby will not result in the loss or impairment of Seller’s right to own or use any Seller IP. Immediately subsequent to the Closing, all Seller IP will be owned or available for use by Buyer on terms and conditions identical to those under which Seller owned or used the Seller IP immediately prior to the Closing, without payment of additional fees. Immediately subsequent to the Closing, Seller shall not have any ownership interest in or any right to use, any Seller IP.

Section 4.13 Compliance with Laws. Seller is and, since April 1, 2016, has been in compliance in all material respects with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets, and Seller has not received any written notice of violation with respect to any applicable Laws from any governmental Authority.

Section 4.14 Permits. No material Permits are necessary for the conduct of the Business as currently conducted.

Section 4.15 Litigation. There is no Action pending, or to the Knowledge of Seller, threatened, against Seller or any of its properties or assets (including the Purchased Assets), or with respect to this Agreement, any of the Ancillary Documents or any of the transactions contemplated hereby or thereby. There is no Governmental Order to which Seller is a party or otherwise binding upon Seller that has or may reasonably be expected to have the effect of materially prohibiting or impairing the use of the Purchased Assets.

Section 4.16 Employee Benefits.

(a) Section 4.16(a) of the Disclosure Schedules sets forth a true and complete list, as of the date hereof, of each plan, program, policy, agreement, collective bargaining agreement, or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, fringe, retirement, death, disability, medical or wellness benefits, or other employee benefits or remuneration of any kind, including each employment, termination, severance, retention, change in control or consulting or independent contractor plan, program, arrangement or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, insured or self-insured, including each “employee benefit plan”, within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by Seller of any Affiliate of Seller for the benefit of any current or former employee of Seller or the Business (each, a “Seller Employee”) or of any current or former independent contractor, consultant, or director of Seller or the Business, or with respect to which Seller or any ERISA Affiliate has or may have any Liability (collectively, the “Seller Employee Plans”).

(b) With respect to each Seller Employee Plan, Seller has made available to Buyer a current, true, accurate and complete copy of each such Seller Employee Plan (or if no such copy exists, a written description) and, to the extent applicable, (i) all related trust agreements, funding arrangements, insurance contracts, and service provider agreements; (ii) the most recent determination letter received regarding the tax-qualified status of each Seller Employee Plan; (iii) the most recent financial statements for each Seller Employee Plan; (iv) the Form 5500 Annual Returns/Reports and Schedules for the most recent plan year for each Seller Employee Plan; (v) the current summary plan description for each Seller Employee Plan; and (vi) the three (3) most recent actuarial valuation reports related to any Seller Employee Plan.

(c) All amounts owed by Seller under the terms of any Seller Employee Plan have been timely paid in full when and as required to be paid. Each Seller Employee Plan that provides health or welfare benefits is fully insured, and any incurred but not reported claims under each such Seller Employee Plan that is not fully insured have been accrued in accordance with GAAP.

(d) Each Seller Employee Plan has been established, maintained, administered and operated in accordance with its terms and in material compliance with the applicable terms of ERISA, the Code and all other applicable Laws.

(e) Each Seller Employee Plan that is intended to be qualified under Section 401(a) of the Code has received, or is based on a form of plan that has received, a favorable determination or opinion letter from the IRS, and to Seller’s Knowledge, nothing has occurred, whether by action or failure to act, that could be expected to cause such determination letter to be revoked.

(f) Neither the execution and delivery of this Agreement nor the consummation or performance of the transactions contemplated herein shall accelerate the time of vesting for, change the time of payment to, result in severance pay or cause an increase in severance pay upon any termination of employment after the date hereof, or increase the amount of compensation due to, any director, employee or officer of Seller, or result in the loss of deduction pursuant to Section 280G of the Code (determined without regard to the exceptions provided for in Section 280G(b)(5) of the Code). No individual has a right to receive from Seller any gross-up payment in respect of Taxes that may be imposed under Section 409A or Section 4999 of the Code.

(g) Neither Seller nor any ERISA Affiliate contributes to, has any obligation to contribute to or has any liability (contingent or otherwise) with respect to, any plan that is subject to Title IV of ERISA, any “multiemployer plan” within the meaning of Section 3(37) of ERISA, any “multiple employer plan” within the meaning of Section 413(c) of the Code, or any “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(h) There are no Seller Employee Plans that include, nor are there any current or former Seller Employees or current or former officers, directors or consultants of Seller or the Business eligible for, any retiree medical or other post-employment health or welfare benefits, other than those receiving or eligible to receive COBRA continuation coverage under Section 4980B of the Code.

(i) With respect to any Seller Employee Plan, including any assets of any such Seller Employee Plan or any fiduciary to any such Seller Employee Plan, (i) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to Seller’s Knowledge, threatened, and (ii) no administrative investigation, audit or other administrative proceeding by the United States Department of Labor, the IRS or other Governmental Authority is pending, or, to Seller’s Knowledge, threatened. There has been no non-exempt “prohibited transaction” (and there will be none as a result of any of the transactions contemplated hereby) within the meaning of Section 4975(c) of the Code or Section 406 of ERISA involving the assets of any Seller Employee Plan.

(j) Each Seller Employee Plan that is subject to Section 409A of the Code has been operated in material compliance with the applicable provisions of Section 409A of the Code, the regulations thereunder and other official guidance issued thereunder (collectively, “Section 409A”), and is in material documentary compliance with the applicable provisions of Section 409A.

Section 4.17 Labor and Employment.

(a) Section 4.17(a) of the Disclosure Schedules sets forth a true and complete list of all Seller Employees, including each employee’s name, title, employing entity, status (as full-time or part-time, exempt or non-exempt under the Fair Labor Standards Act or other similar Law, or active or a description of leave), and a description of all compensation, including 2018 and 2019 salary or hourly wage rate, 2018 or 2019 bonus and commission, any severance obligations and any deferred compensation paid or payable for each officer, Seller Employee or any consultant and independent contractor of Seller or an Affiliate of Seller related to the Business.

(b) Seller is not a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union or other labor organization representing any Seller Employees, and since April 1, 2017, there has not been any, union organizing effort pending or threatened against Seller with respect to any Seller Employees. Since April 1, 2017, there has not been, nor to Seller’s Knowledge, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting Seller.

(c) To Seller’s Knowledge, Seller is and has been in compliance, in all material respects, with all applicable Laws pertaining to employment and employment practices to the extent they relate to Seller Employees, including hiring, termination, discrimination, workplace safety, leaves of absence, workers’ compensation, payment of taxes, immigration, terms and conditions of employment, discrimination, harassment, the payment and withholding of taxes and social security, retaliation, occupational health and safety, affirmative action, plant closings or layoffs, wages and hours, classification (exempt/nonexempt and independent contractor/employee). There are no Actions against Seller pending, or to Seller’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority in connection with the employment of any current or former Seller Employee or any current or former consultant or independent contractor of Seller or an Affiliate of Seller with respect to the Business, including, without limitation, any charge, investigation or claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment-related matter arising under applicable Laws.

(d) Section 4.17(d) of the Disclosure Schedules sets forth a true and complete list of the independent contractors, consultants, and temporary employees of Seller or an Affiliate of Seller with respect to the Business, including the 2018 and 2019 fees paid to each such independent contractor, consultant, and temporary employee. Except as set forth in Section 4.17(d) of the Disclosure Schedules, all independent contractors, consultants, and temporary employees utilized by Seller or any Affiliate of Seller in the operation of the Business are and have been properly characterized as independent contractors, consultants, and temporary employees. Except as set forth in Section 4.17(d) of the Disclosure Schedules, during the past five (5) years neither Seller nor any Affiliate of Seller has treated an independent contractor, consultant, or temporary employee engaged to provide services to the Business as an employee of Seller or an Affiliate of Seller.

(e) Neither Seller nor an Affiliate of Seller has taken any action within the last five (5) years that could reasonably be expected to constitute a “plant closing” or “mass layoff” within the meaning of, and subject to, WARN or any applicable similar state or local Law, or otherwise triggered any similar notice requirement or liability under any applicable Law.

(f) Seller has paid in full (i) to all current or former employees of the Business, any wages, salaries, commissions, bonuses, compensation, overtime, cash outs of accrued and unused vacation, paid time off, or other leave and severance, and any other amounts due upon termination of employment that are due and payable; and (ii) to all current and former independent contractors, consultants, and temporary employees related to the Business, any fees for services that are due and payable.

(g) Section 4.17(g) of the Disclosure Schedules lists all employees, independent contractors, consultants, and temporary employees related to the Business who are covered by any written confidentiality, intellectual property assignment, non-competition, or non-solicitation agreement with Seller or an Affiliate of Seller, and Seller has provided or made available to the Buyer the current and complete copies of each such agreement. Neither Seller nor any Affiliate of Seller, as applicable, have sought to enforce any confidentiality, intellectual property assignment, non-competition, or non-solicitation agreement against any current or former Seller Employee in the past five (5) years.

Section 4.18 Real Property.

(a) Owned Real Property. Except as set forth in Section 4.18(a) of the Disclosure Schedules, Seller does not own and has never owned any Real Property nor is Seller party to any agreement to purchase or sell any Real Property used in, held for use in or necessary for the operation of the Business.

(b) Leased Real Property.

(i) Section 4.18(b)(i) of the Disclosure Schedules sets forth a complete and accurate list and description of all parcels of Real Property leased, subleased, licensed, used or otherwise occupied by Seller and used in, held for use in or necessary for the operation of the Business (together with all fixtures and improvements thereon, the “Leased Real Property”), including the names of the lessor and lessee, the date of the applicable Lease, the dates of any amendments thereto and the address of each parcel of Leased Real Property. Seller is the owner and holder of a valid leasehold interest in each such Leased Real Property and has the right to occupy and use each such Leased Real Property in accordance with the terms of the applicable lease. Seller has made available to Buyer a true, correct and complete copy of each Lease with respect to each such Leased Real Property. With respect to each of the Leases, (i) such Lease is legal, valid, binding, enforceable and in full force and effect, (ii) neither Seller nor to Seller’s Knowledge any other party to the Lease is in material breach or material default under such Lease (other than with respect to the Agreed Obligations), and no event has occurred or circumstance exists which, with or without notice, lapse of time or both, would constitute a breach or default under such Lease, (iii) Seller’s possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed there are no disputes with respect to such Lease, and (iv) there are no Encumbrances on the estate created by such Lease other than Permitted Encumbrances. Seller has not assigned, pledged, mortgaged, hypothecated or otherwise transferred any Lease or any interest therein nor has Seller subleased, licensed or otherwise granted any Person a right to use or occupy such Leased Real Property or any portion thereof. Section 4.18(b)(i) of the Disclosure Schedules includes a true, correct, and complete description of the Agreed Obligations, in each case as of 11:59 p.m. New York time on the date immediately preceding the date of this Agreement.

(ii) The Leased Real Property is in good operating condition and repair and is suitable for the operation of the Business as presently conducted therein. Neither the operation of Seller on the Leased Real Property nor, to Seller’s Knowledge, such Leased Real Property, violates any Law relating to such property or operations thereon, except for such violation that, individually or in the aggregate, would not reasonably be expected to materially impair the use and operation of the Leased Real Property as currently operated. All certificates of occupancy and other material Permits or approvals legally required with respect to the occupancy and use of the Leased Real Property have been obtained and are currently in effect. Seller has not received any written notice that there is any condemnation or appropriation or similar proceeding pending and, to Seller’s Knowledge, none is threatened against any Leased Real Property or any portion thereof or the improvements thereon.

Section 4.19 Product Liability and Warranty; Manufacturing.

(a) To Seller’s Knowledge since April 1, 2016, all of the products manufactured, sold, leased and delivered by Seller in connection with the Business have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and Seller does not have any outstanding and unperformed material liability for replacement or repair thereof or other damages in connection therewith, subject only to any reserve for product warranty claims set forth in the Financial Statements, as adjusted for operations and transactions through the Closing Date in accordance with the past practice of the Business.

(b) With respect to any product or service manufactured, sold, leased or delivered by Seller since April 1, 2016, Seller has not received any written notice or, to the Knowledge of Seller, any oral notice, of any Action pending or threatened against the Business or Seller with respect to the quality or performance of such products or services (which would include any claims relating to any alleged defects, deficiencies, non-conformance or negligence with respect to any such products or services). Seller has heretofore delivered to Buyer true and correct copies of all written warranties currently in effect covering the respective products of the Business.

(c) To the Knowledge of Seller, since April 1, 2016, all manufacturing, including testing, by Seller has been conducted in all material respects in compliance with industry standard good manufacturing practices and good laboratory practices.

Section 4.20 Environmental Matters.

(a) Seller is, and has been, in material compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with or application for all Permits required under applicable Environmental Laws (“Environmental Permits”) for the operation of the Business as currently conducted, and Seller has no knowledge that any such Environmental Permit will not be re-issued on substantially the same terms as currently in effect. Any such Environmental Permits that require approval by any Governmental Authority to be transferred to Buyer are listed in Section 4.20 of the Disclosure Schedule;

(b) Except as would not have a Material Adverse Effect, Seller has not disposed of, released, or discharged any Hazardous Materials on, at, under, in or from any Real Property currently or, to the Knowledge of Seller, formerly owned, leased or operated by it or any of its Affiliates or predecessors or at any other location that is (i) currently subject to any investigation, remediation or monitoring or (ii) reasonably likely to result in any Liability to Seller, in either case of (i) or (ii) under any applicable Environmental Laws;

(c) To Seller’s Knowledge, Seller has not (i) produced, processed, manufactured, generated, transported, treated, handled, used or stored any Hazardous Materials, except in material compliance with Environmental Laws, or (ii) exposed any employee or any third party to any Hazardous Materials under circumstances reasonably expected to give rise to any material Liability under any Environmental Law;

(d) Seller has not received written notice of and there is no Action pending, or to the Knowledge of Seller, threatened against Seller, alleging any Liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law. Seller is not subject to any Governmental Order, settlement agreement or other written agreement by or with any Governmental Authority or third party imposing any Liability with respect to any of the foregoing;

(e) Seller has not assumed or retained any Liabilities under any applicable Environmental Laws of any other Person, including in any acquisition or divestiture of any property or business; and

(f) Seller has provided copies of all environmental audits, assessments, investigation reports prepared by or on behalf of Seller and copies of material correspondences with Governmental Authorities relating to compliance with Environmental Laws or the environmental condition of the property.

Section 4.21 Material Contracts.

(a) Section 4.21(a) of the Disclosure Schedule sets forth a complete and accurate list of each of the following Contracts (x) by which any of the Purchased Assets are bound or affected or (y) to which Seller is a party or by which it is bound in connection with the Business or the Purchased Assets (such Contracts, together with all Leases and Intellectual Property Agreements set forth in Section 2.01(b) of the Disclosure Schedules, being the “Material Contracts”):

(i) all Contracts involving aggregate consideration in excess of $50,000 and which, in each case, cannot be cancelled without penalty or without more than ninety (90) days’ notice;

(ii) all Contracts involving aggregate payments or receipts in excess of $50,000 that require Seller to purchase or sell a stated portion of the requirements or outputs of the Business or that contain “take or pay” provisions;

(iii) all Contracts that provide for the indemnification of any Person or the assumption of any Tax, environmental or other Liability of any Person;

(iv) all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any Real Property (whether by merger, sale of stock, sale of assets or otherwise), in each case involving amounts in excess of $50,000;

(v) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts;

(vi) all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) and which are not cancellable without material penalty or without more than ninety (90) days’ notice;

(vii) any staffing, temporary labor or similar Contracts for the provision of temporary employee services;

(viii) except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees);

(ix) all Contracts with any Governmental Authority;

(x) all Contracts that limit or purport to limit the ability of Seller to compete in any line of business or with any Person or in any geographic area or during any period of time;

(xi) all joint venture, partnership or similar Contracts;

(xii) all Contracts for the sale of any of the Purchased Assets or for the grant to any Person of any option, right of first refusal or preferential or similar right to purchase any of the Purchased Assets;

(xiii) all powers of attorney with respect to the Business or any Purchased Asset;

(xiv) all collective bargaining agreements or Contracts with any union or labor organization; and

(xv) all other Contracts that are material to the Purchased Assets or the operation of the Business and not previously disclosed pursuant to this Section 4.21(a).

(b) Each Material Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. None of Seller or, to Seller’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer. There are no material disputes pending or threatened under any Contract included in the Purchased Assets.

Section 4.22 Customer and Suppliers.

(a) Section 4.22(a) of the Disclosure Schedules sets forth a true and complete list of (i) the top ten (10) customers and distributors of the Business (based on dollar amount of sales to such customers and distributors) for the twelve (12) month periods ended March 31, 2018 and March 31, 2019, and (ii) the amount for which each such customer or distributor was invoiced by Seller during such period. Seller has not received any written notice and to Seller’s Knowledge there is no reason to believe that any of such customers or distributors (A) has, during the last 12 months, ceased or substantially reduced, or will cease or substantially reduce, use of products or services of the Business or (B) has, during the last 12 months, sought or is seeking, to reduce the price it will pay for the services of the Business. To Seller’s Knowledge, none of such customers or distributors has otherwise threatened in writing to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Documents.

(b) Section 4.22(b) of the Disclosure Schedules sets forth a true and complete list of (i) the top ten (10) suppliers of the Business (based on dollar amount of purchases made by Seller) for the twelve (12) month periods ended March 31, 2018 and March 31, 2019, and (ii) the amount for which Seller was invoiced by such supplier during such period. Seller has not received any written notice and to Seller’s Knowledge there is no reason to believe that within the last 12 months there has been any material adverse change in the price of such supplies or services provided by any such supplier, or that any such supplier will not sell supplies or services to Buyer at any time after the Closing Date on terms and conditions substantially the same as those used in its current sales to

Seller, subject to general and customary price increases. To Seller’s Knowledge, no such supplier has otherwise threatened in writing to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Documents.

Section 4.23 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all insurance policies of Seller are in full force and effect and provide insurance in such amounts and against such risks as Seller reasonably has determined to be prudent, taking into account the industries in which Seller operates, and as is sufficient to comply with applicable Law. All premiums due with respect to all such insurance policies have been paid or adequately accrued for. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Seller is not in breach or default, and Seller has not taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) no insurer of any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation; and (ii) no notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.

Section 4.24 Proxy Statement. None of the information included or incorporated by reference in the letter to the stockholders, notice of meeting, proxy statement, and forms of proxy (collectively, the “Seller Proxy Statement”), to be filed with the SEC in connection with this Agreement, will, at the date it is first mailed to Seller’s stockholders or at the time of the Seller Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Seller with respect to statements made or incorporated by reference therein based on information supplied by Buyer expressly for inclusion or incorporation by reference in the Seller Proxy Statement. The Seller Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 4.25 Anti-Corruption Matters. Since April 1, 2016, none of Seller or any director, officer, employee or agent of Seller has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to an act by any Governmental Authority, (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery or similar matters. Since January 1, 2016, Seller has not disclosed to any Governmental Authority that it violated or may have violated any Law relating to anti-corruption, bribery or similar matters. No Governmental Authority is investigating, examining or reviewing Seller’s compliance with any applicable provisions of any Law relating to anti-corruption, bribery or similar matters.

Section 4.26 No Liquidation, Winding-Up; Creditors.

(a) In the three (3) years immediately prior to the date of this Agreement, no Governmental Order has been made or petition presented, or resolution passed for the winding-up or liquidation of Seller, and there is not outstanding (i) any petition or Governmental Order for the winding-up or administration of Seller, (ii) any appointment of a receiver over the whole or part of the undertaking of assets of Seller, (iii) any assignment by Seller for the benefit of its creditors, (iv) any distress or execution or other process levied in respect of Seller which remains undischarged or (v) any unfulfilled or unsatisfied Order against Seller. Seller has not been deemed unable to pay its debts within the meaning of applicable Law. The operations of Seller have not been terminated. There are no current or past creditors of Seller to whom any applicable Law requires the delivery of notice or from whom any form of consent is required in conjunction with this Agreement, any Ancillary Document to which Seller is a party or any of the transactions contemplated hereby or thereby to which Seller is a party.

(b) Seller is not entering into the Agreement with the actual intent to hinder, delay or defraud either present or future creditors, nor would the consummation of the transactions contemplated by this Agreement be reasonably expected to give rise to a claim of “fraudulent conveyance” or similar creditors’ claims. As of the Closing Date, Seller will pay or make adequate provision for the satisfaction in full of any Excluded Liabilities of Seller under this Agreement. After giving effect to the transactions contemplated by this Agreement, Seller shall not have, as of such time, an unreasonably small amount of capital for the operation of the businesses in which it is proposed to be engaged following such time. and shall be able to pay its Liabilities as they mature.

Section 4.27 Related Person Transactions. Except as set forth in the Seller SEC Documents, there are, and since April 1, 2016, there have been, no Contracts, transactions, arrangements or understandings between Seller, on the one hand, and any Affiliate (including any director, officer or employee) thereof or any holder of 5% or more of the shares of common stock of Seller, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in Seller’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

Section 4.28 Brokers. Except for Mirus Capital Advisors (the “Seller Financial Advisor”), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Seller.

Section 4.29 NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS ARTICLE IV (WHICH INCLUDES THE DISCLOSURE SCHEDULES), NEITHER SELLER NOR ANY OTHER PERSON HAS MADE OR MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WRITTEN OR ORAL. SELLER HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATION OR WARRANTY, WHETHER BY SELLER OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO BUYER OR ANY OTHER PERSON OF ANY DOCUMENTATION OR OTHER WRITTEN OR ORAL INFORMATION BY SELLER OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON, AND EXCEPT IN THE CASE OF FRAUD, NEITHER SELLER NOR ANY OTHER PERSON SHALL HAVE OR BE SUBJECT TO ANY LIABILITY RESULTING FROM SUCH DELIVERY OR DISCLOSURE, OR BUYER’S USE OF ANY SUCH DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS, BUSINESS PLANS OR OTHER MATERIALS MADE AVAILABLE TO BUYER IN CERTAIN “DATA ROOMS,” OR MANAGEMENT PRESENTATIONS IN CONNECTION WITH THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS).

ARTICLE V
Representations and Warranties of Buyer

Buyer hereby represents and warrants to Seller that the statements contained in this ARTICLE V are true and correct as of the date hereof.

Section 5.01 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

Section 5.02 Authority of Buyer. Buyer has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any Ancillary Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. When each Ancillary Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms.

Section 5.03 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Buyer, (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer or (c) require the consent, notice or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Ancillary Documents, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby on a timely basis.

Section 5.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Buyer.

Section 5.05 Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

Section 5.06 Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

Section 5.07 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Business and the Purchased Assets. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in ARTICLE IV of this Agreement (including related portions of the Disclosure Schedules); and (b) neither Seller nor any other Person has made any representation or warranty as to Seller, the Business, the Purchased Assets or this Agreement, except as expressly set forth in ARTICLE IV of this Agreement (including the related portions of the Disclosure Schedules.

ARTICLE VI
Covenants

Section 6.01 Conduct of Business of Seller. During the period from the date of this Agreement until the earlier to occur of the Closing or the termination of this Agreement in accordance with the terms set forth in ARTICLE VIII (the “Interim Period”), Seller shall, except as expressly contemplated by this Agreement or as required by applicable Law or with the prior written consent of Buyer, conduct its business in the ordinary course of business consistent with past practice, and, to the extent consistent therewith, Seller shall use its commercially reasonable efforts to preserve substantially intact its business organization, keep available the services of its current officers and employees, and preserve its present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Closing Date, Seller shall not, without the prior written consent of Buyer:

(a) amend or propose to amend its Charter Documents;

(b) acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances or capital contributions to or investments in any Person;

(c) transfer, license, sell, lease or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber or otherwise subject to any Encumbrance (other than a Permitted Encumbrance), any Purchased Assets; provided that the foregoing shall not prohibit Seller from transferring, selling, leasing or disposing of obsolete equipment or assets being replaced, in each case in the ordinary course of business consistent with past practice;

(d) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances, in each case in excess of $50,000 and affecting the Business or the Purchased Assets, except for any indebtedness that is an Excluded Liability; provided, however, no such indebtedness, guaranty or other obligation shall be secured by any interest of any kind in the Purchased Assets;

(e) enter into any Material Contract;

(f) amend, waive, modify in any material respect or in a manner adverse to the Business or the Purchased Assets or consent to the termination of any Assumed Contract, or amend, waive, modify in any material respect or in a manner adverse to the Business or the Purchased Assets or consent to the termination of any of Seller’s rights;

(g) authorize or make any commitment with respect to any single capital expenditure for the Business that is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $150,000 for the Business taken as a whole;

(h) except as may be required by applicable Law or under any Seller Employee Plan or Material Contract: (i) enter into or increase the compensation, severance or benefits under any agreement with any Seller Employee; (ii) accelerate, make or grant, or permit any of their respective Affiliates to accelerate, make or grant, any bonus (other than bonuses payable to employees of Seller which shall not exceed $150,000 in the aggregate), severance or other compensation or modify the rate or terms of compensation, severance or benefits of any Seller Employee or any independent contractor or consultant of the Business; (iii) enter into, amend or terminate any Seller Employee Plan that will have an impact on the Business; or (iv) enter into, amend or terminate any collective bargaining agreement;

(i) enter into any Contract with any Person contemplated by Section 4.27 in connection with or affecting the Business or the Purchased Assets;

(j) make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;

(k) institute, settle, or compromise any Action involving the payment of monetary damages by Seller of any amount exceeding $50,000 in the aggregate, other than (i) any Action brought against Buyer arising out of a breach or alleged breach of this Agreement by Buyer and (ii) the settlement of claims, liabilities or obligations fully reserved against on the Balance Sheet; provided that Seller shall not settle or agree to settle any Action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive or reputational impact on the Business or the Purchased Assets;

(l) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $50,000 relating to the Business or the Purchased Assets, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of Liabilities reflected or reserved against on the Balance Sheet or subsequently incurred in the ordinary course of business consistent with past practice;

(m) (i) settle or compromise any material Tax claim, audit or assessment for an amount materially in excess of the amount reserved or accrued on the Balance Sheet (or most recent consolidated balance sheet included in the Seller SEC Documents), (ii) make or change any material Tax election, change any annual Tax accounting period, or adopt or change any method of Tax accounting, (iii) amend any material Tax Returns or file claims for material Tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to Seller;

(n) enter into any agreement, agreement in principle, letter of intent, memorandum of understanding or similar Contract with respect to any joint venture, strategic partnership or alliance;

(o) except in connection with actions permitted by Section 6.03 hereof, take any action to exempt any Person from, or make any acquisition of securities of Seller by any Person not subject to, any state takeover statute or similar statute or regulation that applies to Seller with respect to a Takeover Proposal or otherwise, except for Buyer or any of its Subsidiaries or Affiliates, or the transactions contemplated by this Agreement;

(p) abandon, allow to lapse, sell, assign, transfer, grant any security interest in, otherwise encumber or dispose of any Seller IP, or grant any right or license to any Seller IP;

(q) accelerate the collection of or discount any Accounts Receivable, delay the payment of Liabilities that would become Assumed Liabilities or defer expenses, reduce Inventories or otherwise increase cash on hand in connection with the Business, except in the ordinary course of business consistent with past practice;

(r) terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy; or

(s) announce an intention, enter into any formal or informal agreement, or otherwise make a commitment to do any of the foregoing.

Section 6.02 Access to Information. During the Interim Period, Seller shall afford to Buyer reasonable access, during normal business hours and upon reasonable advance notice to Seller and in a manner as shall not unreasonably interfere with the business or operations of Seller, to the officers, employees, accountants, agents, properties, offices, and other facilities and to all books, records, contracts, and other assets of Seller, and Seller shall furnish promptly to Buyer such other information concerning the Business and the Purchased Assets as Buyer may reasonably request from time to time. Notwithstanding anything to the contrary in this Agreement, Seller shall not be required to provide access to or disclose any information to Buyer if such access or disclosure would, in Seller’s sole discretion: (x) jeopardize any attorney-client or other privilege; or (y) contravene any applicable Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement. Buyer shall, and shall cause its Representatives to, abide by the terms of the Confidentiality Agreement with respect to any access or information provided pursuant to this Section 6.02.

Section 6.03 No Solicitation.

(a) During the Interim Period, Seller shall not, and shall not authorize or permit its directors, officers, employees, investment bankers, attorneys, accountants, consultants, other agents or advisors (with respect to any Person, the foregoing Persons are referred to herein as such Person’s “Representatives”) to, directly or indirectly, solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, or, subject to Section 6.03(b): (i) other than clarifying the terms of the Takeover Proposal in accordance with this Section 6.03(a) or to disclose to such Person the existence of this Section 6.03(a), conduct or engage in any discussions or negotiations with, disclose any non-public information relating to Seller, afford access to the business, properties, assets, books, or records of Seller, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party that is seeking to make, or has made, any Takeover Proposal; (ii) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Seller; or (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract relating to any Takeover Proposal (each, an “Alternative Acquisition Agreement”). Except as expressly permitted by this Section 6.03, the Seller Board shall not effect an Adverse Recommendation Change. Seller shall cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its Representatives to continue, any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Takeover Proposal and shall use its commercially reasonable efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of Seller that was furnished by or on behalf of Seller to return or destroy (and confirm destruction of) all such information.

(b) Notwithstanding anything in Section 6.03(a) to the contrary, prior to the receipt of the Requisite Seller Vote, the Seller Board, directly or indirectly through any Representative, may, subject to Section 6.03(c): (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that the Seller Board believes in good faith, after consultation with outside legal counsel and the Seller Financial Advisor, constitutes or is reasonably expected to lead to a Superior Proposal; (ii) following receipt of and on account of a Superior Proposal, make an Adverse Recommendation Change; and/or (iii) take any action that any court of competent jurisdiction orders Seller to take (which order remains unstayed), but in each case referred to in the foregoing clauses (i) through (iii), only if the Seller Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would cause the Seller Board to be inconsistent with its fiduciary duties under applicable Law. Nothing contained herein shall prevent the Seller Board from (x) disclosing to Seller’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or (y) making any “stop, look and listen” communication to Seller’s stockholders pursuant to Rule 14d-9(f) under the Exchange Act with regard to a Takeover Proposal, if Seller determines, after consultation with outside legal counsel, that failure to disclose such position would reasonably be expected to constitute a violation of applicable Law.

(c) The Seller Board shall not take any of the actions referred to in clauses (i) through (iii) of Section 6.03(b) unless Seller shall have delivered to Buyer a prior written notice advising Buyer that it intends to take such action. Seller shall notify Buyer promptly (but in no event later than twenty-four (24) hours) after it obtains Knowledge of the receipt by Seller (or any of its Representatives) of any Takeover Proposal, any inquiry that could reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to Seller or for access to the business, properties, assets, books or records of Seller by any third party. In such notice, Seller shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request. Seller shall keep Buyer fully informed, on a current basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof. Seller shall provide Buyer with at least forty-eight (48) hours’ prior notice of any meeting of the Seller Board (or such lesser notice as is provided to the members of the Seller Board) at which the Seller Board is reasonably expected to consider any Takeover Proposal. Seller shall promptly provide Buyer with a list of any non-public information concerning Seller’s business, present or future performance, financial condition or results of operations, provided to any third party, and, to the extent such information has not been previously provided to Buyer, copies of such information.

(d) Notwithstanding the foregoing, at any time prior to the receipt of the Requisite Seller Vote, the Seller Board may effect an Adverse Recommendation Change or enter into (or permit any Affiliate to enter into) an Alternative Acquisition Agreement, if: (i) Seller promptly notifies Buyer, in writing, at least five (5) Business Days (the “Superior Proposal Notice Period”) before making an Adverse Recommendation Change or entering into an Alternative Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal, which notice shall state expressly that Seller has received a Takeover Proposal that the Seller Board intends to declare a Superior Proposal and that the Seller Board intends to effect an Adverse Recommendation Change and/or Seller intends to enter into an Alternative Acquisition Agreement; (ii) Seller attaches to such notice the most current version of the proposed agreement (which version shall be updated on a prompt basis) and the identity of the third party making such Superior Proposal; (iii) Seller shall, and shall cause its Representatives to, during the Superior Proposal Notice Period, negotiate with Buyer in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Buyer, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including any revision in price, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least three (3) Business Days remain in the Superior Proposal Notice Period subsequent to the time Seller notifies Buyer of any such material revision (it being understood that there may be multiple extensions)); and (iv) the Seller Board determines in good faith, after consulting with outside legal counsel and its Seller Financial Advisor, that such Takeover Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by Buyer during the Superior Proposal Notice Period in the terms and conditions of this Agreement.

(e) Notwithstanding anything to the contrary in the foregoing, in response to an Intervening Event that has occurred after the date of this Agreement but prior to the receipt of the Requisite Seller Vote, the Seller Board may effect an Adverse Recommendation Change, if: (i) prior to effecting the Adverse Recommendation Change, Seller promptly notifies Buyer, in writing, at least five (5) Business Days (the “Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute an Adverse Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action; (ii) Seller shall, and shall cause its Representatives to, during the Intervening Event Notice Period, negotiate with Buyer in good faith to make such adjustments in the terms and conditions of this Agreement so that the underlying facts giving rise to, and the reasons for taking such action, ceases to constitute an Intervening Event, if Buyer, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Intervening Event Notice Period, there is any material development in an Intervening Event, the Intervening Event Notice Period shall be extended, if applicable, to ensure that at least three (3) Business Days remain in the Intervening Event Notice Period subsequent to the time Seller notifies Buyer of any such material development (it being understood that there may be multiple extensions)); and (iii) the Seller Board determines in good faith, after consulting with outside legal counsel and its Seller Financial Advisor, that the failure to effect such Adverse Recommendation Change, after taking into account any adjustments made by Buyer during the Intervening Event Notice Period, would continue to be inconsistent with its fiduciary duties under applicable Law. Seller acknowledges and hereby agrees that any Adverse Recommendation Change effected (or proposed to be effected) in response to or in connection with any Takeover Proposal may be made solely and exclusively pursuant to Section 6.03(d) only, and may not be made pursuant to this Section 6.03(e), and any Adverse Recommendation Change may only be made pursuant to this Section 6.03 and no other provisions of this Agreement.

Section 6.04 Stockholders Meeting; Preparation of Proxy Materials.

(a) Seller shall take all action necessary to duly call, give notice of, convene, and hold the Seller Stockholders Meeting as soon as reasonably practicable after the date of this Agreement, and, in connection therewith, Seller shall mail the Seller Proxy Statement to the holders of Seller’s common stock in advance of such meeting. Except to the extent that the Seller Board shall have effected an Adverse Recommendation Change as permitted by Section 6.03 hereof, the Seller Proxy Statement shall include the Seller Board Recommendation. Subject to Section 6.03 hereof, Seller shall use reasonable best efforts to: (i) solicit the Requisite Seller Vote to effectuate this Agreement; and (ii) take all other actions necessary or advisable to secure the vote or consent of the holders of Seller’s common stock required by applicable Law to obtain such approval. Seller shall not submit any other proposals for approval at the Seller Stockholders Meeting without the prior written consent of Buyer. Once the Seller Stockholders Meeting has been called and noticed, Seller shall not postpone or adjourn the Seller Stockholders Meeting without the consent of Buyer (other than (x) in order to obtain a quorum of its stockholders or (y) to allow reasonable additional time after the filing and mailing of any supplemental or amended disclosures to the Seller Proxy Statement for compliance with applicable legal requirements). If the Seller Board makes an Adverse Recommendation Change, such Adverse Recommendation Change shall not alter the obligation of Seller to submit the adoption of this Agreement to the holders of Seller’s common stock at the Seller Stockholders Meeting to consider and vote upon, unless this Agreement shall have been terminated in accordance with its terms prior to the Seller Stockholders Meeting.

(b) In connection with the Seller Stockholders Meeting, as soon as reasonably practicable following the date of this Agreement, Seller shall prepare and file the Seller Proxy Statement with the SEC. Buyer and Seller shall cooperate and consult with each other in the preparation of the Seller Proxy Statement. Without limiting the generality of the foregoing, Buyer shall furnish Seller the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Seller Proxy Statement. Seller shall not file the Seller Proxy Statement, or any amendment or supplement thereto, without providing Buyer a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by Seller). Seller shall use its reasonable best efforts to cause the Seller Proxy Statement at the date that it (and any amendment or supplement thereto) is first published, sent or given to the stockholders of Seller and at the time of the Seller Stockholders Meeting, to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Seller shall use its reasonable best efforts to resolve, and each party hereto agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Seller Proxy Statement as promptly as practicable after receipt thereof and to cause the Seller Proxy Statement in definitive form to be cleared by the SEC and mailed to Seller’s stockholders as promptly as reasonably practicable following filing with the SEC. Seller agrees to consult with Buyer prior to responding to SEC comments with respect to any preliminary Seller Proxy Statement. Each of Buyer and Seller agree to correct any information provided by it for use in the Seller Proxy Statement that shall have become false or misleading and Seller shall promptly prepare and mail to its stockholders an amendment or supplement setting forth such correction. Seller shall as soon as reasonably practicable (i) notify Buyer of the receipt of any comments from the SEC with respect to the Seller Proxy Statement and any request by the SEC for any amendment to the Seller Proxy Statement or for additional information and (ii) provide Buyer with copies of all written correspondence between Seller and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Seller Proxy Statement.

Section 6.05 Notices of Certain Events; Stockholder Litigation; No Effect on Disclosure Schedules.

(a) During the Interim Period, Seller shall notify Buyer, and Buyer shall notify Seller, promptly of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement and (iii) any event, change, or effect between the date of this Agreement and the Closing which causes or is reasonably likely to cause the failure of the conditions set forth in Section 7.02 (in the case of Seller) or Section 7.03 (in the case of Buyer), to be satisfied.

(b) Seller shall promptly advise Buyer in writing after becoming aware of any Action commenced, or to Seller’s Knowledge threatened, after the date hereof against Seller or any of its directors by any stockholder of Seller (on their own behalf or on behalf of Seller) relating to this Agreement or the transactions contemplated hereby and shall keep Buyer reasonably informed regarding any such Action. Seller shall give Buyer the opportunity to consult with Seller regarding the defense or settlement of any such stockholder litigation and shall consider Buyer’s views with respect to such stockholder litigation and shall not settle any such stockholder litigation without the prior written consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned).

(c) In no event shall (i) the delivery of any notice by a party hereto pursuant to this Section 6.05 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants, or agreements of the parties or the conditions to the obligations of the parties under this Agreement or (ii) disclosure by Seller or Buyer be deemed to amend or supplement the Disclosure Schedules or constitute an exception to any representation or warranty.

Section 6.06 Commercially Reasonable Efforts. On the terms and subject to the conditions set forth in this Agreement, each of Buyer and Seller shall use its respective commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable Laws to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Ancillary Documents, including using commercially reasonable efforts to cause the conditions to Closing set forth in ARTICLE VII to be satisfied as soon as practicable after the date hereof. Seller shall use its commercially reasonable efforts to obtain in writing as promptly as practicable all Seller Required Consents.

Section 6.07 Employment Matters.

(a) Buyer shall make offers of “at will” employment to any active Seller Employee on or after the Closing Date. Such offers of employment shall include (i) at least the same base salary or hourly wage rate, as applicable, as such Seller Employees received immediately prior to the Closing Date; and (ii) employee benefits (excluding equity, phantom equity, retention bonuses, change in control bonuses, deferred compensation plans or arrangements, defined benefit pension plans, retiree medical insurance benefits, and/or retiree life insurance benefits) that are substantially similar in the aggregate to those employee benefits (excluding equity, phantom equity, retention bonuses, change in control bonuses, deferred compensation plans or arrangements, defined benefit pension plans, retiree medical insurance benefits, and/or retiree life insurance benefits) that are offered to similarly situated employees of Buyer. Seller shall immediately terminate the employment of any Seller Employee who is offered employment with Buyer, and upon such Seller Employees’ acceptance of the offer of employment with Buyer, such Seller Employee shall be deemed a Continuing Employee. Seller shall remain responsible for any Liabilities related to any Seller Employee who does not become a Continuing Employee, including any Seller Employee who does not accept Buyer’s offer of employment.

(b) Seller shall be responsible for the payment to all current and former Seller Employees, including the Continuing Employees, and any current or former independent contractors, temporary employees, or consultants, all salaries, wages, fees, and benefits due or accrued for periods prior to the Closing Date, irrespective of whether such amounts are payable prior to, on or after the Closing Date. Seller shall be responsible for the payment of any transaction bonus, change in control bonus, retention bonus, severance, or other payments that are payable to current or former Seller Employees, including for the Continuing Employees, or current or former independent contractors in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, Seller shall pay at the Closing or immediately thereafter all bonuses or target bonuses and commissions that are related to the period prior to the Closing, including any target bonuses or commissions related to the period from the beginning of the current performance period through the Closing Date, for all Continuing Employees.

(c) Seller shall remain solely responsible for all Liabilities under the Seller Employee Plans, including all claims for medical, dental, life, health, accident, or disability benefits that are brought by any current or former Seller Employee, or the beneficiaries thereof, including any of the Continuing Employees, which claims relate to events occurring prior to, on, or in the case of Seller Employees other than the Continuing Employees after the Closing Date. Seller shall pay, or cause to be paid, all such amounts to the appropriate persons as and when due. Seller also shall remain solely responsible for all workers’ compensation claims of any current or former Seller Employees, including for the Continuing Employees as it relates to events that occur prior to the Closing Date. Seller shall remain responsible for any Liabilities under COBRA with respect to any Seller Employee who was a participant in a Seller Employee Plan, irrespective of when such Liabilities arise under COBRA.

(d) If Seller or an Affiliate of Seller must make a payment to a Continuing Employee with respect to his or her unused vacation, personal days, or sick days related to the pre-Closing period, then Seller shall be responsible for any such payment and Buyer shall not be required to honor such unused vacation, personal days, or sick days.

(e) Seller shall provide the Buyer with a schedule which shall, as of the Closing Date, set forth a list of each former employee of the Business whose employment was involuntarily terminated within the ninety (90) day period immediately preceding the Closing Date. Seller shall be responsible for, and shall assume all Liabilities in connection with, compliance with WARN and any similar state or local Law in connection with any Seller Employee for terminations that occur prior to or on the Closing. Buyer shall assume responsibility for compliance with WARN and any similar state of local law in connection with the termination of any Continuing Employee that takes place after the Closing Date.

(f) Seller shall assign to Buyer all confidentiality, intellectual property assignment, non-competition, non-solicitation, and non-disparagement agreements with Seller and any Continuing Employee on the Closing Date.

Section 6.08 Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by Seller and Buyer. Thereafter, Buyer and Seller agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of Seller and Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or other Governmental Authority to which the relevant party is subject or submits, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 6.08 shall not apply to any release or announcement made or proposed to be made in connection with and related to an Adverse Recommendation Change or in compliance with Section 6.03.

Section 6.09 Anti-Takeover Statutes. If any “control share acquisition,” “fair price,” “moratorium,” or other anti-takeover Law becomes or is deemed to be applicable to Seller or Buyer or any other transaction contemplated by this Agreement, then each of Seller and the Seller Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.

Section 6.10 Confidentiality.

(a) Buyer acknowledges and agrees that the Confidentiality Agreement remains in full force and effect and, in addition, covenants and agrees to keep confidential, in accordance with the provisions of the Confidentiality Agreement, information provided to Buyer pursuant to this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement and the provisions of this Section 6.10 shall nonetheless continue in full force and effect.

(b) From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Business, except to the extent that Seller can show that such information (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates or their respective Representatives, or (b) is lawfully acquired by Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources that are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, then Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information that Seller is advised by its counsel in writing it is legally required to be disclosed; provided that Seller shall use commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 6.11 Change of Name. Promptly following the Closing, Seller shall file the necessary documentation in its jurisdiction of incorporation and any jurisdiction where it is registered to do business to amend its Charter Documents to change its name to “EKIMAS Corporation”. From and after the Closing Date, except (a) as permitted by this Section 6.11, (b) in connection with Seller’s performance of the transactions contemplated by this Agreement and the Ancillary Documents and (c) in connection with its ordinary course corporate filings and the preparation of its Tax Returns, Seller shall not conduct business under the name “AdvanSource Biomaterials Corporation,” “ASB” or any name similar thereto in any jurisdiction, and Seller shall execute any documentation necessary for Buyer or any of its Affiliates to use any such names or any name similar thereto.

Section 6.12 Release of Encumbrances. Prior to the Closing, Seller shall take any and all actions necessary to release any and all Encumbrances on the Purchased Assets. Without in any way limiting the foregoing, Seller shall have delivered to Buyer evidence of the execution of UCC-3 termination statements, releases of any security interests in any intellectual property rights and other agreements, filings and notices as necessary or reasonably requested to release all Encumbrances of record on the Purchased Assets, in form and substance reasonably satisfactory to Buyer.

Section 6.13 Bulk Sales. Buyer and Seller each hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

Section 6.14 Further Assurances; Wrong Pockets.

(a) Seller shall, and shall cause its Affiliates to, execute and deliver such further instruments of conveyance and transfer and take such additional action as Buyer may reasonably request to effect, consummate, confirm or evidence the sale and transfer to Buyer of the Purchased Assets and the other transactions contemplated by this Agreement. Buyer shall, and shall cause its Affiliates to, execute and deliver such further instruments of assumption and take such additional action as Seller may reasonably request to effect, consummate, confirm or evidence the transactions contemplated hereby, including the assumption by Buyer of the Assumed Liabilities.

(b) Without limiting the generality of the foregoing, if at any time following the Closing it becomes apparent that any Purchased Asset (including any Contract) that should have been transferred to Buyer pursuant to this Agreement was not so transferred, or any Excluded Asset was inadvertently transferred to Buyer, then Seller shall, or Buyer shall, and shall cause its Affiliates to, as applicable, in each case as promptly as practicable, (i) transfer all rights, title and interest in (A) such Purchased Asset to Buyer or as Buyer may direct, or (B) such Excluded Asset to Seller or as Seller may direct, as applicable, in each case for no additional consideration, and (ii) hold its right, title and interest in and to such Purchased Asset or Excluded Asset, as applicable, in trust for the applicable transferee until such time as such transfer is completed.

Section 6.15 Supplement to Disclosure Schedules. From time to time prior to the Closing, Seller shall promptly supplement or amend the Disclosure Schedules hereto with respect to any matter hereafter arising or of which it becomes aware after the date hereof, which, if existing or occurring at the date of this Agreement, would constitute a material breach of any representation and warranty of Seller in this Agreement (each a “Schedule Supplement”). Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 7.02(a) have been satisfied.

Section 6.16 Accounts Receivable. From and after the Closing, if Seller or any of its Affiliates receives or collects any funds relating to the Business and any post-Closing period or business activity, then Seller or its Affiliate shall remit such funds to Buyer within ten (10) Business Days after its receipt thereof. From and after the Closing, if Buyer or any of its Affiliates receives or collects any funds relating to any Excluded Asset, then Buyer or its Affiliate, as the case may be, shall remit any such funds to Seller within ten (10) Business Days after its receipt thereof.

Section 6.17 Agreed Obligations. Seller shall deliver to Buyer no later than two (2) Business Days prior to the Closing Date a true and correct payoff letter from the Landlord containing the calculation of the Agreed Obligations.

ARTICLE VII
Conditions to Closing

Section 7.01 Conditions to Obligations of Both Parties. The obligations of each party hereto to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions any of which may, to the extent permitted by applicable Law, be waived in writing by either party in its sole discretion (provided that such waiver shall only be effective as to the obligations of such party):

(a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of (i) preventing the performance of this Agreement or the consummation of any of the transactions contemplated hereby or declaring unlawful any of the transactions contemplated hereby, (ii) causing any of the transactions contemplated hereby to be rescinded following consummation or (iii) affecting adversely the right of Buyer to own the Purchased Assets following consummation of the transactions contemplated hereby.

(b) No Action shall be pending before any Governmental Authority pursuant to which an unfavorable Governmental Order in respect thereof would (i) prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby or declare unlawful any of the transactions contemplated hereby, (ii) cause any of the transactions contemplated hereby to be rescinded following consummation or (iii) affect adversely the right of Buyer to own the Purchased Assets.

(c) The Requisite Seller Vote shall have been obtained.

Section 7.02 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a) Other than the representations and warranties of Seller contained in Section 4.01, Section 4.02, Section 4.03, Section 4.05 and Section 4.28, the representations and warranties of Seller contained in this Agreement, the Ancillary Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) when made and as of immediately prior to the Closing, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The representations and warranties of Seller contained Section 4.01, Section 4.02, Section 4.03, Section 4.05 and Section 4.28 shall be true and correct in all respects when made and as of immediately prior to the Closing, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date).

(b) Seller shall have performed and complied in all material respects with all covenants and obligations required by this Agreement and each of the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date.

(c) Buyer shall have received the Seller Required Consents set forth in Section 7.02(c) of the Disclosure Schedules (the “Closing Consents”), each of which shall not be subject to the satisfaction of any condition that has not been satisfied or waived, shall be in full force and effect and shall be evidenced by documentation in form and substance reasonably satisfactory to Buyer.

(d) From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

(e) Seller shall have delivered to Buyer duly executed counterparts to the Ancillary Documents and such other documents and deliveries set forth in Section 3.02(a).

(f) Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied (the “Seller Closing Certificate”).

(g) Buyer shall have received a certificate of the Secretary (or equivalent officer) of Seller certifying (i) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby and (ii) the names and signatures of the officers of Seller authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder.

(h) Buyer shall have received a certificate pursuant to Treasury Regulations Section 1.1445-2(b) (the “FIRPTA Certificate”) that Seller is not a foreign person within the meaning of Section 1445 and 897 of the Code duly executed by Seller.

(i) Seller shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 7.03 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Buyer contained in this Agreement, the Ancillary Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) when made and as of immediately prior to the Closing, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to be, individually or in the aggregate materially adverse to the ability of Buyer to consummate the transactions contemplated hereby on a timely basis.

(b) Buyer shall have performed and complied in all material respects with all covenants and obligations required by this Agreement and each of the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date.

(c) Buyer shall have delivered to Seller duly executed counterparts to the Ancillary Documents and such other documents and deliveries set forth in Section 3.02(b).

(d) Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied (the “Buyer Closing Certificate”).

(e) Seller shall have received a certificate of the Secretary (or equivalent officer) of Buyer certifying (i) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby and (ii) the names and signatures of the officers of Buyer authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder.

(f) Buyer shall have delivered to Seller such other documents or instruments as Seller reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

ARTICLE VIII
Termination

Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Seller and Buyer;

(b) by Buyer or Seller by written notice to the other party in the event that:

(i) there shall be any Law that makes consummation of this Agreement illegal or otherwise prohibited,

(ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining this Agreement, and such Governmental Order shall have become final and non-appealable,

(iii) the Closing shall not have occurred by March 31, 2020 (the “Outside Date”); provided that the right to terminate this Agreement pursuant to this Section 8.01(b)(iii) shall not be available to any party whose failure to perform or comply with any of the covenants, agreements or conditions herein has been the primary cause of, or the primary factor that resulted in, the failure of the Closing to be consummated by the Outside Date, or

(iv) if the Requisite Seller Vote shall not have been obtained at the Seller Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote to approve the transactions contemplated by this Agreement was taken; provided that Seller shall not be permitted to terminate this Agreement pursuant to this Section 8.01(b)(iv) if the failure to obtain such Requisite Seller Vote is proximately caused by any action or failure to act of Seller that constitutes a breach of this Agreement;

(c) by Buyer by written notice to Seller if Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure has not been cured by Seller within fifteen (15) Business Days of Seller’s receipt of written notice of such breach from Buyer;

(d) by Seller by written notice to Buyer if Seller is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure has not been cured by Buyer within fifteen (15) Business Days of Buyer’s receipt of written notice of such breach from Seller;

(e) by Buyer by written notice to Seller, if at any time the Seller Board (or a committee thereof) has effected an Adverse Recommendation Change; or

(f) by Seller by written notice to Buyer, at any time prior to receiving the Requisite Seller Vote, if (i) (x) Seller has received a Superior Proposal and the Seller Board authorized Seller to enter into an Alternative Acquisition Agreement to consummate a transaction contemplated by that Superior Proposal or (y) the Seller Board made an Adverse Recommendation Change as a result of an Intervening Event; and (ii) Seller has complied in all material respects with Section 6.03 with respect to such Superior Proposal.

Section 8.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this ARTICLE VIII, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a) as set forth in Section 6.09, Section 6.10, this ARTICLE VIII and ARTICLE IX; and

(b) that nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof.

ARTICLE IX
Miscellaneous

Section 9.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 9.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient (provided, that if given by e-mail, such notice, request, consent, claim, demand, waiver or other communication shall be followed up within one (1) Business Day of dispatch pursuant to one of the other methods described herein and provided further that such confirmatory dispatch shall not be deemed the date of transmission) or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

(a) If to Buyer, to:

Mitsubishi Chemical Performance Polymers, Inc. 2001 Hood Road Greer, SC 29650 Attention: President
with a copy (which shall not constitute notice) to:
Mitsubishi Chemical Holdings America, Inc. 655 Third Avenue New York, NY 10017 Attention: General Counsel
and
Winston & Strawn LLP 200 Park Avenue New York, NY 10166 Attention: Jared Manes Email: Jmanes@winston.com Telephone No.: (212) 294-6736

(b) If to Seller, to:

AdvanSource Biomaterials Corporation 229 Andover Street Wilmington, MA 01887 Attention: Michael F. Adams Email: Madams@advbiomaterials.com Telephone No.: (978) 657-0075 with a copy (which shall not constitute notice) to:
Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 Attention: Barry Grossman, Esq. Email: Bigrossman@egsllp.com Telephone No.: (212) 370-1300

Section 9.03 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document mean such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute mean such statute as amended from time to time and include any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 9.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 9.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that this Agreement be consummated as originally contemplated to the greatest extent possible.

Section 9.06 Entire Agreement. This Agreement and the Ancillary Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 9.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided that prior to the Closing Date, Buyer may, without the prior written consent of Seller, assign all or any portion of its rights under this Agreement to one or more of its Affiliates. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 9.08 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 9.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b) Each of the parties hereto irrevocably agrees that any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Action, in the Superior Court of the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Action in the manner provided in Section 9.02 or in such other manner as may be permitted by applicable Laws, shall be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it shall not bring any Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 9.10(b); (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper, or (C) this Agreement or the subject matter hereof may not be enforced in or by such courts.

(c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE ANCILLARY DOCUMENTS. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF AN ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10(C).

Section 9.11 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12 Non-Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Closing. This Section 9.12 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

Section 9.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by means of facsimile or portable document format (“.PDF”) signature and such signature shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ADVANSOURCE BIOMATERIALS CORPORATION
By:	/s/ Michael Adams
Name:	Michael Adams
Title:	President and CEO
MITSUBISHI CHEMICAL PERFORMANCE POLYMERS, INC.
By:	/s/ Steve Gregory
Name:	Steve Gregory
Title:	President

[Signature page to Asset Purchase Agreement]

Annex B

November 21, 2019

The Board of Directors of AdvanSource Biomaterials Corporation

c/o William O’Neill, Chair

and

AdvanSource Biomaterials Corporation

Michael Adams, President and CEO

229 Andover Street

Wilmington, MA 01887

Members of the Board:

You have requested that we render our opinion as to the fairness, from a financial point of view, to AdvanSource Biomaterials Corporation of Wilmington, Massachusetts (the “Company”, or “Seller”) of the consideration to be paid to the Company pursuant to the terms of the draft Asset Purchase Agreement, dated as of November 17, 2019 (the “Draft Agreement”), to be entered into by the Company and Mitsubishi Chemical Performance Polymers, Inc., a Delaware corporation (“Buyer”). We understand that the Draft Agreement provides for the “Transaction”, consisting of, among other things, the sale of substantially all of the assets of the Company to Buyer subject to the terms and conditions set forth therein, and in consideration of the sale, transfer, conveyance and delivery of purchased assets to Buyer and the assumption by Buyer of assumed liabilities, Buyer shall pay to Seller a total amount equal to $7,250,000 (the “Purchase Price”).

In connection with our review of the Transaction and the preparation of our opinion herein, we have, among other things:

•        reviewed the financial terms and conditions of the Transaction as documented in the Draft Agreement;

•        reviewed a draft dated November 14, 2019 of the disclosure schedules to the Draft Agreement;

•        reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including the annual reports on Form 10-K filed by the Company for the fiscal years ended March 31, 2017, 2018, and 2019 and the quarterly reports on Form 10-Q filed by the Company for each of the three month periods ended June 30, 2019 and September 30, 2019;

•        reviewed certain historical financial and operating data relating to the Company prepared and furnished to us by the management of the Company;

•        reviewed certain non-public projected financial and operating data relating to the Company prepared and furnished to us by the management of the Company;

•        discussed the past and current operations, the past and current financial conditions, and the financial projections and prospects of the Company with its management, including their views on the risks and uncertainties of achieving such projections;

•        visited certain business offices of the Company;

•        observed the reported prices and the historical trading activity of the Company’s common stock and the Company’s implied enterprise value and multiples;

Mirus Securities, Inc.    200 Summit Drive, 4th Floor    Burlington, MA 01803    781.418.5900    www.merger.com

The Board of Directors

AdvanSource Biomaterials Corporation

November 21, 2019

•        compared the financial performance of the Company and its trading multiples with those of certain other publicly traded companies that we deemed relevant;

•        compared the financial performance of the Company and its valuation multiples relating to the Transaction with those, to the extent publicly available, of certain other business combinations that we deemed relevant; and

•        performed other such analyses and considered such other factors as we deemed appropriate.

With your consent, we have assumed and relied upon the accuracy and completeness of all information that was publicly available or was supplied or otherwise made available to us by the Company or any other party, and we have undertaken no duty or responsibility to verify independently any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and we have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. We have assumed that the final terms of the Asset Purchase Agreement, when executed by the parties thereto, will conform to the Draft Agreement reviewed by us in all respects material to our analyses and this opinion. We have assumed, in all respects material to our analyses, that the representations and warranties of each party contained in the Draft Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the definitive agreement in all material respects and that all conditions to the consummation of the Transaction will be satisfied without material waiver or modification thereof. We have assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Transaction or materially reduce the benefits of the Transaction to the Company.

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of November 20, 2019 and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.

Our opinion is limited to the fairness, from a financial point of view, of the Transaction to the Company. We express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any class of securities, creditors or other constituencies of the Company. We express no opinion as to the underlying business decision to support the Transaction, the likelihood of consummation of the Transaction, the structure or tax consequences of the Transaction or the availability or advisability of any alternatives to the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed Transaction, or any class of such persons, relative to the Purchase Price or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company’s common stock will trade at any future time.

In conducting our review and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (i) historical and projected revenues, operating earnings, net income and capitalization of the Company and certain other publicly held companies engaged in businesses we believe to be comparable to the Company; (ii) the current and projected financial position and results of operations of the Company; (iii) financial and operating information concerning selected business combinations which we deemed comparable in whole or in part; and (iv) the general condition of the securities markets. In addition, we observed the historical market prices and trading activity of the Company’s common stock. The delivery of this opinion was approved by our fairness opinion committee.

The Board of Directors

AdvanSource Biomaterials Corporation

November 21, 2019

In arriving at this opinion, we did not attribute any particular weight to any analysis or factor considered by us, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, we believe that our analyses must be considered as a whole and that selecting portions of our analyses, without considering all our analyses, would create an incomplete view of the process underlying this opinion.

Mirus Securities, Inc. (“Mirus”), a Financial Industry Regulatory Authority (“FINRA”) member, is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with mergers and acquisitions, private placements and similar transactions. Mirus has acted as financial advisor to the Company with respect to the proposed Transaction and will receive compensation for our advisory services, a significant portion of which is contingent upon the successful completion of the Transaction. Mirus’s affiliate Mirus Capital Advisors, Inc. received non-contingent compensation in the form of warrants on the Company’s common stock, pursuant to the Warrant Agreement Amendment executed July 23, 2015. Mirus also received a non-contingent fee upon its engagement to provide a fairness opinion and became entitled to receive an additional fee upon notification that we were prepared to deliver our fairness opinion. In addition, the Company has agreed to reimburse Mirus for its reasonable and documented out-of-pocket expenses (including attorneys’ fees, expenses and disbursements) incurred in connection with, and to indemnify Mirus and related persons against certain liabilities arising out of, its engagement, including liabilities arising under Federal securities laws. Mirus may provide financial or other services to the Company in the future and in connection with any such services Mirus may receive compensation.

Other than with respect to the Transaction, there are no material relationships that existed during the two years prior to the date of this opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Mirus and any party to the Transaction.

It is understood that this opinion letter is for the information of the Board of Directors of the Company in evaluating the Transaction and does not constitute a recommendation to any security holder of the Company as to how such security holder should vote or act on any matter relating to the Transaction. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Mirus to any such party. Unless required by law, this opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, which will not be unreasonably withheld.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Transaction is fair, from a financial point of view, to the Company.

Very truly yours,

MIRUS SECURITIES, INC.

Annex C

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of November 25, 2019 by and between Mitsubishi Chemical Performance Polymers, Inc., a Delaware corporation (“Buyer”) and the undersigned stockholder (the “Stockholder”) of AdvanSource Biomaterials Corporation, a Delaware corporation (“Seller”). Capitalized terms that are used but not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement (defined below).

RECITALS

WHEREAS, as an inducement for Buyer to enter into that certain Asset Purchase Agreement of even date herewith, by and between Buyer and Seller (as it may be amended from time to time by the parties thereto, the “Purchase Agreement”), which provides for the transfer to Buyer or its designee all of the Purchased Assets in exchange for the consideration set forth in the Purchase Agreement in accordance with its terms (the “Purchase”), Buyer has requested that Stockholder execute and deliver this Agreement;

WHEREAS, as of the date hereof, Stockholder is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of the number of shares of Seller’s common stock and other securities convertible into, or exercisable or exchangeable for, shares of Seller’s common stock, all as set forth on the signature page of this Agreement (collectively, the “Shares”); and

WHEREAS, as a condition and inducement for Buyer to enter into the Purchase Agreement, Stockholder and Buyer are entering into this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Agreement to Vote Shares.

(a) Until the Expiration Date (defined below), at the Seller Stockholders Meeting and at every other stockholder meeting of Seller called to consider the adoption of the Purchase Agreement, and at every postponement or adjournment thereof, and on every action or approval by written consent of Seller’s stockholders with respect to any of the following, Stockholder shall vote all outstanding Shares and any outstanding New Shares (defined below):

(i) in favor of the adoption of the Purchase Agreement and approval of the Purchase and any action reasonably required in furtherance of the foregoing, including any proposal to adjourn or postpone any meeting of the stockholders of Seller at which the adoption of the Purchase Agreement and approval of the Purchase is submitted for the consideration and vote of the stockholders of Seller to a later date if there are not proxies representing a sufficient number of shares of Seller common stock to approve such matters on the date on which the meeting is held;

(ii) against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Seller contained in the Purchase Agreement such that a condition to Closing would not be satisfied, or of any Stockholder contained in this Agreement;

(iii) against any Takeover Proposal made by any Person (other than Buyer) and any Alternative Acquisition Agreement proposed by any Person;

(iv) against any change in the Seller Board, including the individuals who serve as members of the Seller Board or the number of seats that make up the Seller Board;

(v) against any action with respect to the conversion of any of Seller’s common stock that may adversely affect or otherwise impair such Stockholder’s ability to perform its obligation under this Agreement; and

(vi) against any other action, agreement or transaction involving Seller that is intended, or would reasonably be expected, to impede, materially interfere with, materially delay, materially postpone,

materially and adversely affect or prevent the consummation of the Purchase or the other material transactions contemplated by the Purchase Agreement or this Agreement or the performance by Seller of its obligations under the Purchase Agreement or by any Stockholder of its obligations under this Agreement, including (x) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Seller (other than the Buyer’s acquisition of the Purchased Assets), (y) a sale, lease or transfer of a material amount of assets of Seller or any reorganization, recapitalization or liquidation of Seller or (z) any change in the present capitalization of Seller or any amendment or other change to its certificate of incorporation or bylaws.

(b) Prior to the Expiration Date, Stockholder shall not enter into any agreement or legally binding understanding with any person to vote or give instructions in any manner inconsistent with this Section 1.

2. New Shares. Stockholder agrees that any shares of Seller’s common stock that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date, including, without limitation, shares issued or issuable upon the conversion, exercise or exchange, as the case may be, of all securities held by Stockholder that are convertible into, or exercisable or exchangeable for, shares of Seller common stock (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

3. Transfer and Encumbrance; No Inconsistent Action.

(a) Other than pursuant to this Agreement, Stockholder agrees, during the period beginning on the date hereof and ending on the Expiration Date, not to sell, transfer, exchange, pledge or otherwise dispose of or encumber (collectively, “Transfer”), any Shares or any New Shares, or to discuss, negotiate, or make any offer or agreement relating thereto, other than to or with Buyer, in each case without the prior written consent of Buyer. Stockholder acknowledges that the intent of the foregoing sentence is to ensure that the Shares and any New Shares are voted in accordance with the terms hereof.

(b) Section 3(a) shall not prohibit a Transfer of Shares by Stockholder (i) to any family member or trust for the benefit of any family member, (ii) to any Affiliate of Stockholder, or (iii) to any person or entity if and to the extent required by any non-consensual Governmental Order, by divorce decree or by will, intestacy or other similar applicable Law, so long as in the case of the foregoing clauses (i), (ii) and (iii), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement.

(c) Stockholder shall not:

(i) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares or New Shares;

(ii) seek to influence any Person with respect to the voting of any of the Company’s common stock in connection with the Buyer’s acquisition of the Purchased Assets or any other transaction, other than to recommend that the stockholders of Seller vote in favor of approval of the Purchase Agreement; or

(iii) take or permit any other action that would be expected to adversely affect such Stockholder’s ability to perform its obligations hereunder.

4. No Class Claims. Stockholder hereby agrees not to commence or participate in, and use reasonable best efforts to, if requested by Buyer, take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against Buyer, Seller or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Purchase Agreement or the consummation of the Purchase, including any claim (a) challenging the validity, or seeking to enjoin the operation, of any provision of this Agreement or the Purchase Agreement or (b) alleging a breach of any fiduciary duty of the Seller Board in connection with the Purchase Agreement or the transactions contemplated thereby.

5. Share Legends. If so requested by Buyer, and to the extent the Shares or New Shares are represented by certificates, Stockholder agrees that the Shares and any New Shares shall bear a legend stating that they are subject to this Agreement. Subject to the terms of Section 1 hereof, Stockholder agrees that Stockholder will not Transfer certificated Shares or any certificated New Shares without first having the aforementioned legend affixed to the certificates representing the Shares or any New Shares. Stockholder shall instruct Seller to affix a legend to any certificates representing the Shares (upon a request for the Transfer of such Shares) and any New Shares (upon issuance) stating that such Shares or New Shares are subject to this Agreement. Stockholder shall cause Seller to further agree to make a notation on its records and give instructions to its transfer agent(s) for the Shares and any New Shares in order to implement the restrictions set forth in this Agreement.

6. Representations and Warranties of Stockholder. Stockholder hereby represents, warrants and covenants to Buyer as follows:

(a) If such Stockholder is not an individual, the execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby are within the powers of such Stockholder and have been duly authorized by all necessary action. If such Stockholder is an individual, he or she has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. Such Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Buyer, this Agreement constitutes such Stockholder’s legal, valid and binding obligation, enforceable against it in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar legal requirements affecting creditors’ rights generally and by general principles of equity. If such Stockholder is married and any of the Shares or New Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, valid, binding and enforceable, this Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery by Buyer, constitutes the legal, valid and binding obligation of, such Stockholder’s spouse, enforceable in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar legal requirements affecting creditors’ rights generally and by general principles of equity.

(b) The Shares are and the New Shares will be beneficially owned (as defined in Rule 13d-3 promulgated under the Exchange Act) or owned of record by such Stockholder and/or one or more of such stockholder’s Affiliates. Such Stockholder has and will have good and valid title to such Shares and New Shares, free and clear of any Encumbrances other than pursuant to this Agreement. As of the date hereof, such Stockholder’s Shares (and the applicable portion of the New Shares) constitute all of the shares of Seller common stock beneficially owned or owned of record by such Stockholder and such Affiliates. Except as provided for herein, such Stockholder and certain Affiliates of such Stockholder collectively have sole voting power (including the right to control such vote as contemplated herein), sole power of disposition (except with respect to Shares underlying restricted stock awards issued to directors of Seller), sole power to issue instructions with respect to the matters set forth in herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Shares and New Shares.

(c) The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of its obligations under this Agreement will not, (i) if such Stockholder is not an individual, violate the certificate of formation, agreement of limited partnership, certificate of incorporation or similar organizational documents of such Stockholder, (ii) conflict with or violate any law, ordinance or regulation of any Governmental Authority applicable to such Stockholder or by which any of its assets or properties is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on the properties or assets of such Stockholder pursuant to, any Contract, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder and/or any of its assets or properties is bound, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d) The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than the filings of any reports with the SEC.

(e) As of the date hereof, there is no Action pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder and/or any of its Affiliates before or by any Governmental Authority that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) With respect to its equity ownership in Seller, Stockholder has full voting power, full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement. None of Stockholder’s Shares are subject to any Stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to voting.

(g) No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Buyer or Seller in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder (other than as an officer or director of Seller).

(h) Such Stockholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon the execution and delivery of this Agreement by Stockholder and the representations, warranties and covenants of Stockholder contained herein. Such Stockholder understands and acknowledges that the Purchase Agreement governs the terms of the Purchase and the other transactions contemplated thereby.

7. Representations and Warranties of Buyer. Buyer hereby represents, warrants and covenants to Stockholder as follows:

(a) Buyer is a duly organized and validly existing corporation in good standing under the Laws of the jurisdiction of its organization.

(b) Buyer has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated thereby. This Agreement has been duly executed and delivered by Buyer and, assuming due authorization, execution and delivery by Stockholder, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

8. Stockholder Capacity. Stockholder is signing and entering into this Agreement solely in his, her or its capacity as a beneficial owner of the Shares and New Shares, if any. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall (a) limit or affect in any way any actions that may hereafter be taken by Stockholder in his, her or its capacity as an officer or director of Seller, including in exercising rights under the Purchase Agreement (including by voting to withdraw, amend or modify, or publicly propose or resolve to withdraw, amend or modify, in a manner adverse to Buyer, the recommendation of the Seller Board that Seller’s stockholders vote in favor of the adoption of the Purchase Agreement in accordance with the terms of the Purchase Agreement), and no such actions or omissions shall be deemed a breach of this Agreement, or (b) be construed to prohibit, limit or restrict Stockholder from exercising his, her or its fiduciary duties as an officer or director to Seller.

9. Consents and Waivers. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Purchase under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have.

10. Documentation and Information.

(a) Except as required by applicable Law, Stockholder shall not make any public announcement regarding this Agreement, the Purchase Agreement or the transactions contemplated hereby or thereby without the prior written consent of Buyer (which consent may be withheld in Buyer’s sole discretion); provided that Stockholder may disclose the terms of this Agreement and file a copy hereof in a Schedule 13D filed with the SEC. Stockholder hereby consents to the disclosure in the Seller Proxy Statement and, if required by applicable Law or the SEC or any other securities authorities, any other documents or communications provided by Buyer or Stockholder to any Governmental Entity or to the Stockholders of the Company, of such Stockholder’s identity and beneficial ownership of the Seller’s common stock and the nature of such Stockholder’s commitments under this Agreement and a copy of this Agreement.

(b) Stockholder agrees to promptly give Buyer any information that is in its possession that Buyer may reasonably request for the preparation of any such disclosure documents and promptly notify Buyer of any required corrections with respect to any written information supplied by it, if Stockholder shall become aware that any such information shall have become false or misleading in any material respect.

11. Cessation of Ongoing Discussion and Negotiations. Stockholder shall, and shall cause each of its Representatives to, (a) immediately cease and cause to be terminated all existing discussions and negotiations with any Person or such Person’s Representatives (other than Buyer and any of its Affiliates or any of Buyer or its Affiliates’ respective Representatives) regarding any Takeover Proposal and (b) not terminate, amend, release or modify any provision of any standstill agreement (including any standstill provisions contained in any confidentiality or other agreement) to which it or any of its Affiliates or Representatives is a party.

12. Termination. This Agreement shall automatically terminate and shall have no further force or effect as of the earliest to occur of (a) the Closing, (b) the date the Seller Board makes an Adverse Recommendation Change in accordance with Section 6.03 of the Purchase Agreement, (c) the date the Purchase Agreement shall have been validly terminated pursuant to Article IX thereof, and (d) the mutual consent of Buyer and Stockholder (the earliest to occur of clauses (a), (b), (c) and (cd) of this Section 12, the “Expiration Date”); provided, however, that notwithstanding the foregoing, the provisions in Section 14 hereof shall survive in full force and effect following the termination of this Agreement.

13. No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between Stockholder and Buyer, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto or among any other stockholders of Seller entering into voting agreements with Buyer. Nothing contained in this Agreement shall be deemed to vest in Buyer any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

14. Miscellaneous.

(a) Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (1) when delivered by hand (with written confirmation of receipt), (2) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (3) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient (provided, that if given by e-mail, such notice, request, consent, claim, demand, waiver or other communication shall be followed up within one (1) Business Day of dispatch pursuant to one of the other methods described herein and provided further that such confirmatory dispatch shall not be deemed the date of transmission) or (4) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14(a):

(i) if to Buyer, to:

Mitsubishi Chemical Performance Polymers, Inc.

2001 Hood Road

Greer, SC 29650

Attention: President

with a copy (which shall not constitute notice) to:

Mitsubishi Chemical Holdings America, Inc.

655 Third Avenue

New York, NY 10017

Attention: General Counsel

and

Winston& Strawn LLP

200 Park Avenue

New York, NY 10166

Attention: Jared Manes

Email: JManes@winston.com

Telephone No.: (212) 294-6736

(ii) If to Stockholder, to the address set forth on the signature page hereto.

(b) Certain Interpretations.

(i) The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(ii) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings, representations and conditions, both written and oral, among the parties hereto with respect to the subject matter hereof, and (ii) are not intended to confer upon any other person any rights or remedies hereunder.

(d) Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Buyer may assign the rights and delegate its obligations hereunder to any wholly owned direct or indirect Subsidiary of Buyer so long as Buyer remains obligated to perform those obligations required to be performed by Buyer hereunder.

(e) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by all of the parties hereto.

(f) Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.

(g) Further Assurances. Each party hereto shall perform such further acts and execute such further documents as may reasonably be required to carry out the provisions of this Agreement. Stockholder agrees to notify Buyer promptly in writing of the number and description of Shares or New Shares acquired after the date hereof that is not listed on the signature page below.

(h) Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(i) Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

(j) Fees and Expenses. Except as otherwise provided in the Purchase Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses. If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements from the opposing party or parties in such action or other preceding (in addition to any other relief to which the prevailing party may be entitled).

(k) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). EACH PARTY HERETO hereby irrevocably and unconditionally agrees to be subject to, and hereby consents and submits to, the jurisdiction of the courts of the State of Delaware and agrees that any action involving any equitable or other claim shall be brought exclusively in the Delaware Court of Chancery. In the event that the Delaware Court of

Chancery does not accept OR DOES NOT HAVE jurisdiction over any such action, EACH PARTY HERETO hereby irrevocably and unconditionally agrees that any such action then shall be brought exclusively in the United States District Court for the District of Delaware.

(l) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(m) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by means of facsimile or portable document format (“.PDF”) signature and such signature shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(n) Purchase Agreement. Buyer acknowledges that Stockholder has been induced to enter into this Agreement based on the terms and conditions of the Purchase Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

Buyer:
Mitsubishi Chemical Performance Polymers, Inc.
By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

Stockholder:
By:
(Signature)
Name:
(Print Name)
Title:
(If Applicable)
Address:

Company Stock Beneficially Owned:
Shares:
Common Stock issuable upon the exercise of outstanding options, warrants or other rights:

[Signature Page to Voting and Support Agreement]

Annex D

[Date]

EMPLOYEE OFFER LETTER

[Name]

[Address]

[Address]

Dear [Name],

We are pleased to offer you the position of [Title] for Mitsubishi Chemical Performance Polymers (herein referred to “MCPP” or the “Company”). This position will be located in [City, State] reporting to [Name, Manager’s Title]. Your annual base salary will be $XXXXX.XX per year payable $XXXX.XX biweekly [change appropriately], less applicable withholdings for taxes. You will be considered an exempt [or nonexempt] employee; therefore, any hours worked above 40 hours in a week “will not [or will] be paid overtime. Your anticipated start date will be [Date] or sooner (based on completion of the background process).

Bonus: (remove if not applicable) You will be eligible to participate in the bonus plan. Your target award is XX% of your base salary. The bonus award will be prorated for the first year and is paid out the following year. Bonus payments are contingent on your individual performance and the performance of the Company and your continued employment through the bonus payment date. Any bonus payments shall be less applicable withholdings for taxes.

Company Vehicle (remove if not applicable): The Company will provide you with a company paid vehicle including maintenance and fuel used for business purposes.

Benefits: You will be eligible to participate in the benefit plans listed below on your first day of employment and following enrollment. A copy of the benefit enrollment guide will be provided with this offer to give you an understanding of our benefit programs. Please thoroughly read the enrollment guide and contact us with any questions. Employees contribute bi-weekly through payroll deduction a portion of the monthly cost of certain benefits. Employee contribution amounts are based on enrollment and benefit selections and can be found on the premium contribution sheet enclosed with this offer.

•        Health Coverage: This benefit is offered through Aetna and employees may select between two plans that are offered. Employees pay a portion of the monthly premium for this coverage.

•        Dental Coverage: This benefit is offered through Aetna and employees may select between two plans that are offered. Employees pay 100% of the monthly premium for this coverage.

•        Vision Coverage: This benefit is offered through EyeMed. Employees pay 100% of the monthly premium for this coverage.

•        Life Insurance/AD&D: This benefit is offered through Mutual of Omaha and a description of coverage may be found in the enclosed benefit enrollment guide. At present, employees do not contribute to the cost of this benefit.

www.mcpp-global.com

Bellevue Plant - 350 North Buckeye Street, Bellevue, Ohio 44811, Tel (419) 483-2931

Greer Plant - 2001 Hood Road, P.O.Box 1400, Greer, South Carolina 29652, Tel (864) 879-5761

Warren Plant - 24060 Hoover Road, Warren, Michigan 48089, Tel (866) 955-1660

HRF 0002 REVISION: 1 rEVISION DATE: 9/19/18

•        Short-Term Disability: This benefit is offered through Mutual of Omaha and a description of coverage may be found in the enclosed benefit enrollment guide. At present, employees do not contribute to the cost of this benefit.

•        Long Term Disability: This benefit is offered through Mutual of Omaha and a description of coverage may be found in the enclosed benefit enrollment guide. At present, employees do not contribute to the cost of this benefit.

•        Employee Voluntary Plans: You are eligible and may enroll, through payroll deduction additional life insurance for you and your eligible dependents, legal and identification shield and a flexible spending plan.

•        401(k) Plan — You are eligible to participate in the 401(k) plan immediately. The Company will match 50% of the first 6% of your base pay that you contribute. The matched portion will fully vest after 3 years of employment with the company. Prudential is the record-keeper.

•        Vacation: The vacation year is January 1 through December 31 and you are eligible for [XX]weeks of vacation effective January 1, 20XX. Vacation time for 20XX will be pro-rated based on your actual start date and you are eligible for XX days/weeks in 20XX. All remaining vacation time offered will be in accordance with the Company Vacation Policy.

•        Personal Days: You are eligible for 40 hours of personal time each calendar year. Personal time will be pro-rated based on your actual start date and you are eligible for XX hours in 20XX.

The benefits outlined above are subject to change at Company discretion.

This offer is contingent upon your successful completion of the following:

•        Completion of the Company’s employment application;

•        Execution of the employment agreement enclosed herein;

•        Completion of the I-9 form along with documentation that will show you are legally authorized to work in the United States as required by the US Department of Homeland Security;

•        Post-offer/Pre-employment drug screen and physical; and

•        Successful completion of the Company’s background process including, employment verification and criminal background check.

At-will: We are an at-will employer and your employment is on an at-will basis for an indefinite term. No provision of this offer of employment shall be deemed to create any expressed or implied contract of employment between the company and you for any particular or definite period of time. Either you or the company may discontinue your employment at any time, for any reason, with or without cause, and with or without notice. Your at-will employment status may only be modified with a written, signed agreement from the President of MCPP.

If the details listed in this offer meet with your expectations, please accept our offer of employment and sign one copy of this Letter of Offer and return it to the attention of [HR Name, Title] no later than [Date].

www.mcpp-global.com

Bellevue Plant - 350 North Buckeye Street, Bellevue, Ohio 44811, Tel (419) 483-2931

Greer Plant - 2001 Hood Road, P.O.Box 1400, Greer, South Carolina 29652, Tel (864) 879-5761

Warren Plant - 24060 Hoover Road, Warren, Michigan 48089, Tel (866) 955-1660

HRF 0002 REVISION: 1 rEVISION DATE: 9/19/18

[Name], perhaps the most important consideration in making your career decision is the opportunity for personal development in a challenging and stimulating business environment. Based upon your qualifications and past accomplishments, we are convinced that you have the potential to make substantial contributions to the Company. We also believe the Company can furnish a rewarding opportunity for you.

We look forward to a positive response to this Letter of Offer and if you have any questions, please do not hesitate to contact me.

Sincerely,

HR Name

Title

I understand and accept this offer extended to me. I also understand that shall I not respond to this offer by [Date] the offer shall be considered null & void.

Name	Date

www.mcpp-global.com

Bellevue Plant - 350 North Buckeye Street, Bellevue, Ohio 44811, Tel (419) 483-2931

Greer Plant - 2001 Hood Road, P.O.Box 1400, Greer, South Carolina 29652, Tel (864) 879-5761

Warren Plant - 24060 Hoover Road, Warren, Michigan 48089, Tel (866) 955-1660

HRF 0002 REVISION: 1 rEVISION DATE: 9/19/18

NEW EMPLOYEES

EMPLOYMENT AGREEMENT

I understand that Mitsubishi Chemical Performance Polymers (“MCPP”) and its affiliates (collectively, the “Company”) have developed and use valuable confidential information and trade secrets in their businesses that are vital to the success of the Company. I also understand that, during my employment, I will have access to certain of this confidential information in the performance of my duties. If this information were obtained by a competitor, became public or otherwise did not remain confidential, the Company’s interests and competitive position would be harmed. In consideration of the Company’s agreement to provide me with access to this confidential information, and in consideration of my employment with MCPP, I agree to the following terms and conditions of this Employment Agreement (“Agreement”) as set forth below:

1. Confidentiality of Information. I will not use or disclose any Company Confidential Information (as defined below), either during or after my employment with MCPP, that I had access to, learned or generated during my employment, except as required to perform my work for the Company. Nothing in this Agreement will prevent me from (i) disclosing information that is readily available to the public (as shown by written records and other than as a result of a breach or misconduct or violation of company policy or law, keeping in mind that the linkage between Company and certain information readily available to the public, and the combination of publicly known elements, may still be confidential unless expressly disclosed in information readily available to the public) or (ii) responding to lawful subpoenas or court orders, so long as I provide written notice of any such subpoena to MCPP promptly following my receipt thereof and fully cooperate with the Company’s efforts to protect the Confidential Information. I also understand that by law, anyone is permitted to disclose a trade secret in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney if it is solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal (confidentially). In addition, by law, anyone who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to their attorney and can use the trade secret information in the court proceeding, if they file any document containing the trade secret under seal (confidentially) and do not otherwise disclose the trade secret, except as ordered by a court.

“Proprietary” or “Confidential” information includes, but is not limited to, trade secrets, technical information, such as know-how, secret processes or machines, improvements, combinations, selections, formulas, inventions, and research products, as well as product and material samples; and also business information, such as information about costs, profits, markets, sales, lists of customers, customer identities, preferences, and purchase histories, information regarding the skills and compensation of employees and others working with the Company and any other information that reasonably could be expected to aid a competitor or potential competitor of the Company.

For the avoidance of doubt, this section does not prohibit or restrict me (or my attorney) from responding to any inquiry about this Agreement or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or governmental entity, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation or from disclosing details or from retaining substantive or procedural rights with respect to any claim of discrimination, retaliation, or harassment. I understand and acknowledge that I do not need the prior authorization of the Company to make any such reports or disclosures and that I am not required to notify the Company that I have made such reports or disclosures.

2. Third Party Information. I understand that the Company has received and, in the future will receive confidential information of third parties (“Third Party Information”) that the Company is required to protect as confidential and use only for certain limited purposes. During the term of my employment and thereafter, I will (a) hold Third Party Information in confidence; and (b) not disclose it to anyone (other than Company personnel who need to know such information in connection with their work for the Company); and (c) not use it, except as required by my work for the Company, unless expressly authorized in writing by an officer of the Company.

3. No Improper Use of Information of Prior Employers and Others. During my employment by MCPP, I will not use or disclose any confidential information of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any confidential documents or property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person.

4. Developments

a. Disclosure. I agree to disclose promptly to the Company all intellectual property, including all discoveries, concepts, ideas, inventions, improvements, systems, writings, programs or software (“Intellectual Property”) made, conceived, or created by me or those I supervise, in connection with my employment.

b. Assignment. I assign to the Company all rights, title, and interest in all Intellectual Property made, conceived, or created by me during my period of employment, alone or with others, and whether on Company property or otherwise, that relate to the business or activities of the Company or that are made using the Company’s resources. I understand that I have no right to any royalties or other compensation for the use of any patents, copyrights, or other Intellectual Property covered by this Agreement, unless agreed to in writing by the Company. At the Company’s request, I will cooperate with the Company in doing whatever is appropriate to apply for, obtain, and enforce U.S. and foreign patents on any inventions or other Intellectual Property rights. My obligations to cooperate will continue after my employment ends, provided that I am reasonably compensated for my time.

c. Works Made for Hire. Any writings, graphics, artwork, computer programs, computer software, or other written, printed, or electronic materials I prepare, either alone or with others, in connection with my employment or using Company resources will be owned exclusively by the Company and will be considered “works made for hire” to the extent possible under the copyright laws. I assign all copyrights and other rights, title, and interest in these materials, including the right to modify and adapt the materials, to the Company and will assist the Company in obtaining and maintaining copyright protection of such materials. I will not publish or cause to be published any of these materials without the Company’s prior written approval. This obligation will continue after my employment ends.

5. Return of Company Property. I agree that, immediately upon the end of my employment, or earlier if requested by MCPP, I will deliver to MCPP all Company property that is in my possession, under my control or otherwise provided to me, including but not limited to electronic devices, computers, cell phones, storage media, key card, identification, access badges, books, papers, electronic files, and any other property belonging to the Company or relating to the employees, business, suppliers, and/or customers of the Company without making or retaining any copies.

6. Inspection. I agree that any property situated on the Company’s premises or owned by the Company, including computers, electronic devices, cell phones, disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

7. Restrictive Covenants.

a. Non-Solicitation of Personnel. During my employment with MCPP and for a period of twenty-four (24) months thereafter, I agree that I will not directly or indirectly, without the prior written consent of an officer of MCPP, on behalf of myself or any other third party, solicit for hire, or hire any employee, consultant or contractor of the Company.

b. Non-Solicitation of Customers. During my employment with MCPP and for a period of twelve (12) months thereafter, I agree that I will not directly or indirectly, solicit or attempt to solicit any business similar to the business of the Company from anyone who is or was a customer or prospective customer of the Company at any time during the twelve (12) months prior to my discharge with whom I had meaningful professional contact and/or about whom I obtained Confidential information as an employee or contractor of MCPP.

c. Non-Competition. During my employment with MCPP and for a period of twelve (12) months thereafter, I agree that I will not be employed or engaged in any capacity (including as a director) in any business or activity that is similar to the business or activity of the Company that I was engaged in at any time during the two (2) year period preceding the termination of my employment with the Company in those geographic jurisdictions in which I performed service or had a material presence at any time during the two (2) year period preceding the termination of my employment with the Company. During the twelve (12) month period following the termination of my employment with the Company that this non-competition restriction is applicable, MCPP shall pay a monthly fee to me that is equal to fifty percent (50%) of the highest monthly salary that I earned in the two (2) year period preceding the termination of my employment with the Company, less applicable withholdings. I agree that this consideration is adequate for this non-competition restriction.

          d. Interference. During my employment with MCPP and for a period of twenty-four (24) months thereafter, I will not directly or indirectly disrupt, impair, damage or interfere with the Company’s relationships with its employees, consultants, contractors, customers, vendors, suppliers or anyone else with whom the Company does business.

8. Enforcement. I agree that the Company will be irreparably harmed if I breach my obligations of confidentiality under this Agreement and that the Company would not have an adequate remedy at law in the event of an actual or threatened violation by me of any material obligation of this Agreement. In the event that I breach this Agreement, or in the event that breach appears to be an imminent possibility, the Company will be entitled to all legal and equitable remedies it may have as a result of that breach or anticipated breach. I agree that in addition to any other remedies, the Company is entitled to an injunction preventing further disclosure or use of Confidential or Proprietary Information without bond or proof of damage.

9. Conflict of Interest. I confirm that neither I nor any member of my immediate family is employed by or has, or plans to have, any substantial economic interest in any of Company’s suppliers or customers, and will notify MCPP promptly if this changes. While employed by MCPP, I will not plan, organize, or engage in any business that competes with any current or planned product or service owned, licensed, manufactured or marketed by the Company, or conspire with others to do so. During my employment with MCPP, I will disclose to MCPP any competitive plans I have under consideration or that I intend to act on after I leave MCPP.

10. Employee At-Will. I understand and agree that I am an “employee at-will” and just as I am free to leave my employment with MCPP at any time for any reason, MCPP may terminate my employment at any time, with or without cause or notice, subject to applicable law. I also understand that nothing contained in any policies, rules or handbook, or any representation to the contrary, will in any manner alter this relationship, except by a written employment contract signed by an officer of MCPP

11. Mediation and Arbitration Program. In recognition that differences between the Company and its employees may arise during the employment relationship and as a result of the termination of that relationship, the Company has adopted a mandatory Arbitration and Mediation Program (the “Program”), attached hereto as Exhibit 1, to provide a streamlined and efficient process for resolving such differences as an alternative to litigation in court. I understand that the Program provides for mutual binding mediation and/or arbitration as the exclusive forum for resolving employment claims and that I and the Company enter into the Program as a condition of my employment; provided that, any claim that arises from or relates to the enforceability of the non-competition provision set forth in Section 7(c) will not be subject to mediation or arbitration, but instead can be brought in the state courts of Massachusetts in the county in which I reside at the time the claim arises.

12. Assignment. MCPP is free to assign this Agreement to its successors in interest or affiliates.

13. Controlling Law; Severability. I agree that any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Massachusetts, without regard to the conflict of law provisions thereof (and, as applicable, applied by the arbitrator selected as per the Program, as described in Exhibit 1). I further agree that if one or more of the provisions of this Agreement are held to be illegal or unenforceable under applicable state law, such illegal or unenforceable portion(s) shall be limited or excluded from the Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms.

14. Other Employee Obligations. I agree that this Agreement does not purport to set forth all the terms and conditions of my employment, and that as an employee of MCPP, I have obligations to MCPP, which are not set forth in this Agreement.

15. Consultation with an Attorney. I acknowledge and agree that I have the right to consult with an attorney regarding Section 7(c) of this Agreement, and that I have been provided at least ten (10) business days to consider the terms of this Agreement, including Section 7(c) herein.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND AND ACCEPT THE OBLIGATIONS IT IMPOSES UPON ME WITHOUT RESERVATION. HAVING DONE SO, I AGREE THAT THE RESTRICTIONS ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE LEGITIMATE INTERESTS OF THE COMPANY. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY.

EMPLOYEE	MITSUBISHI CHEMICAL PERFORMANCE POLYMER

Legal Signature	Legal Signature

Name	Name

Date	Title

Date

EXHIBIT 1

MEDIATION & ARBITRATION PROGRAM

In recognition that differences between Mitsubishi Chemical Performance Polymers and its employees may arise during the employment relationship and as a result of the termination of that relationship, the Company has adopted this mandatory Mediation & Arbitration Program (“Program”) to provide a streamlined and efficient arbitration process for resolving such differences as an alternative to litigation in court. This Program provides for mutual binding arbitration as the exclusive forum for resolving employment claims and you and the Company enter into this Program as a condition of your employment. This Program is entered into under the Federal Arbitration Act and shall be interpreted and construed in accordance with the law and procedures developed under that statute.

1. Parties: The Parties to this Program are the undersigned Employee, _____________________________ (“Employee”) and Mitsubishi Chemical Performance Polymenrs, its officers, directors, agents, parents, subsidiaries, and affiliated entities (collectively, “MCPP”). MCPP and Employee are collectively referred to herein as the Parties.

2. Claims Covered by this Program: To the extent permitted by law and subject to the exclusions in Section 3, the Parties mutually agree to the resolution, exclusively by final and binding arbitration, of all claims or controversies that Employee may have against MCPP or MCPP may have against Employee relating to, resulting from, or in any way arising out of Employee’s employment relationship with MCPP and/or the termination of such employment relationship which could be brought in a court of a law (collectively “Claims”). The Claims covered by this Program include, without limitation, claims for breach of any contract or covenant (written or oral, express or implied); tort claims; claims for unlawful discrimination, retaliation and/or harassment; claims for wrongful or constructive termination; claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, the Older Workers’ Benefit Protection Act of 1990, the Americans with Disabilities Act, the Family & Medical Leave Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Fair Labor Standards Act; and any other claims for violation of any federal, state or local law, statute, regulation, ordinance, constitution, or common law.

3. Claims Not Covered Under this Program: This Program does not cover claims Employee may have for workers’ compensation benefits (excluding retaliation claims under workers’ compensation statutes, which are covered), unemployment compensation benefits or any other claims found not subject to mandatory binding arbitration by governing law. Additionally, nothing in this Program precludes Employee from filing a charge or from participating in an administrative investigation of a charge before a state or federal government agency such as the Equal Employment Opportunity Commission, the National Labor Relations Board or similar state agency. However, Employee may seek monetary relief with respect to Claims only through the terms of the Program

4. Phase I - Mediation: If a Claim arises, the Parties will try to resolve the Claim through good faith discussion and negotiation, if possible. If this is not possible, the Parties will try to settle the Claim through mediation in accordance with the employment mediation procedures of the Judicial Arbitration and Mediation Services (“JAMS”) in effect at the time of the mediation. The Parties will cooperate with JAMS and with one another in selecting a mediator from JAMS’ panel of neutrals and in scheduling the mediation proceedings and covenant that they will participate in the mediation in good faith. The mediation shall take place at the closest JAMS’ office to the location where Employee performs or performed work for MCPP or an alternative location mutually agreed to by the Parties.

(a) Initiation. A party may start Phase I by giving the other party notice in writing.

(b) Fees and Expenses. Employee acknowledges that MCPP shall bear the costs for mediation, including the mediator’s fees; provided, however, that the parties shall each bear their own individual attorneys’ fees and costs for mediation.

(c) Attorney Representation. Employee may, but is not required to, be represented by counsel in the mediation.

(d) Mediation Rules. JAMS’ current mediation procedures are available at JAMS’ website at www.jamsadr.com.

(e) Termination of Phase I. Phase I shall end after sixty (60) days, whether or not the Claim has been resolved, unless the Parties have agreed otherwise in writing.

5. Phase II — Arbitration: If a Claim is not resolved in Phase I, either party may choose to proceed to binding arbitration, as provided below.

(a) Phase I default. If a party files a lawsuit relating to a Claim in court in violation of the terms of this Program, the other party may choose to proceed directly to Phase II or to seek an order requiring the party who filed the lawsuit to satisfy the requirements of this Program.

(b) Provider. The provider for Phase II Arbitration shall also be JAMS. The Parties may, however, mutually agree to use an alternative but comparable provider (such as the American Arbitration Association (“AAA”)).

(c) Initiation. A party may start Phase II by filing a Demand for Arbitration (“Demand”) with the office of JAMS located closest to the location where Employee performs or performed work for MCPP or an alternative location mutually agreed to by the Parties and serving the other party with a copy of the Demand.

(d) Applicable Rules. A single arbitrator shall be selected from the JAMS panel and all rules governing the arbitration process, including the method of selecting an arbitrator, shall be conducted pursuant to JAMS’ Employment Arbitration Rules & Procedures (“JAMS’ Rules”). The JAMS’ Rules are available for review on the JAMS website at www.jamsadr.com. Employee may request a copy of the JAMS’ Rules by calling MCPP’s Human Resources Department at (___) ___-____. If there is any discrepancy between JAMS’ Rules (or rules of an alternative provider) and this Program, this Program shall prevail.

(e) Location of Arbitration Hearing. The arbitration shall take place at a mutually convenient location in the county in which Employee performs or performed work for MCPP. If the Parties cannot agree upon a location, then the arbitration will be held at the closest JAMS’ (or alternative provider’s) office to Employee’s work location.

(f) Scope of Authority/Applicable Law. The Arbitrator shall have exclusive authority to resolve any claims covered by this Program. The Arbitrator shall apply the governing state or federal substantive law, as applicable, of the state of New York to all Claims, without reference to conflict of law provisions of any other jurisdiction. The Arbitrator shall have the authority to award the same damages and other relief that a court could award pursuant to applicable law, including the discretion to award monetary and other damages, or no damages, and to fashion such other relief as the Arbitrator deems appropriate. Statutes of limitations shall be applied in accordance with applicable law. The Parties further agree that they shall have the right to bring a dispositive motion in arbitration (e.g. Motion to Dismiss, Motion for Judgment on the Pleadings, Motion for Summary Judgment, etc.) and that any such motion will be decided under the appropriate standards set forth in the Federal Rules of Civil Procedure. The Arbitrator shall not have the authority to add to, amend, or modify this Program, existing law or the at-will employment relationship of the Parties.

(g) Reasonable Discovery. The Parties agree that reasonable discovery is essential to the just resolution of any claims that may be covered by this Program. Accordingly, nothing in this Program or in the Provider Rules shall be interpreted to limit the Parties’ rights to reasonable discovery. Generally, the Parties agree that reasonable discovery means up to three non-expert depositions per side for no more than seven (7) hours each, the deposition of any expert witness designated by the other party, one set of requests for production of documents not to exceed 35 requests, and one set of interrogatories not to exceed 25 requests. In the event the Parties believe this scope of discovery is inadequate, the Parties shall meet and confer and try to reach Program on the scope of discovery. The Arbitrator shall have discretion to resolve any disagreement concerning the scope of discovery and to allow discovery the Arbitrator determines to be reasonably necessary to the just resolution of the dispute considering the streamlined nature and purpose of arbitration. The Arbitrator will issue subpoenas to third parties for such documentary evidence on the reasonable request of a party, if permitted by law.

(h) Written Opinion and Award. The Arbitrator shall issue a written opinion and award within thirty (30) days of the close of the arbitration hearing, which shall be signed and dated, and which shall set forth the reasons for the Arbitrator’s decision, including essential factual findings and conclusions of law. The Arbitrator shall be permitted to award those remedies and damages that are available under federal and New York law, as applicable to the Claims asserted, and that would otherwise be available in a court of law. The Arbitrator’s decision regarding the claims shall be final and binding upon the Parties. The Arbitrator’s award shall be enforceable in any court having proper jurisdiction. The Parties’ appeal rights are governed by the Federal Arbitration Act.

(i) Arbitration Fees and Costs. The party filing a Demand shall pay the initial Provider Case Management Fee. MCPP shall pay all other fees and costs that are unique to the arbitration process, including the Arbitrator’s fees. Employee is not required to, but may contribute a greater portion of filing and administrative fees if Employee so chooses, not to exceed (50%) of such fees.

Each party may, but is not required to, be represented by an attorney or other representative. Except as set forth above, each party shall pay its own costs, expenses and attorneys’ fees. If, however, any party prevails on a statutory claim that affords the prevailing party attorneys’ fees and costs, or if there is a written agreement between the Parties providing for attorneys’ fees and costs, the Arbitrator may award reasonable fees and costs to the prevailing party in accordance with applicable law or such agreement. The arbitration hearing is not required to be stenographically recorded, but may be at the option of a party. The party requesting the arbitration hearing to be stenographically recorded is responsible for paying the costs of the court reporter.

(j) Final and Binding. Employee and MCPP agree that arbitration as provided for in this Program will be the exclusive and binding remedy for any Claim and will be used instead of any court action, and each party expressly waives any right it might have to seek redress in any other forum, except as otherwise expressly provided in this Program. The decision and award of the Arbitrator shall be final and binding on both parties and enforceable by a court as set forth in subsection (h).

6. Waiver of Class Action. Because this Program is intended to resolve the particular dispute as quickly as possible, Employee and MCPP agree that all Claims covered by this Program may be brought and resolved on an individual basis only. As such, the Parties hereby agree to waive any right to bring Claims, or join or participate as a party or member, in any class, collective, or representative actions in any forum, including any court or arbitration proceeding. The Arbitrator may not consolidate more than one individual’s claims, and may not otherwise preside over any form of a class, collective, or representative proceeding. Any consolidation of the Claims of two or more employees or allowing of class or collective action arbitration would be contrary to the intent of this Program.

7. Application for Emergency Injunctive and/or Other Equitable Relief. Claims by MCPP or Employee for emergency injunctive and/or other equitable relief shall be submitted to JAMS (or an alternative provider) for emergency treatment. The Parties agree that the JAMS administrator may select a neutral hearing officer (subject to conflicts) to hear the emergency request only. The hearing officer should be experienced in considering requests for emergency injunctive and/or other equitable relief. The hearing officer shall conform his or her consideration and ruling with the applicable legal standards as if this matter were heard in a court of law in the applicable jurisdiction for such a dispute.

8. Arbitrability. Any dispute concerning the validity or enforceability of this Program or the arbitrability of any particular claim shall be resolved by a court of law. The interpretation and enforceability of this Program shall be governed by the Federal Arbitration Act. In the event it is determined that a dispute between the Parties involves both arbitrable claims and non-arbitrable claims (any claim required to be resolved in court as opposed to arbitration), the Parties agree that arbitrable claims shall be resolved first and that all non-arbitrable claims shall be stayed pending resolution of the arbitrable claim(s)).

9. Term of Program and Modification. This Program shall remain in effect after the termination of Employee’s employment with MCPP. However, the Parties may mutually agree, in writing, not to arbitrate any Claim that otherwise may be covered by this Program. Additionally, MCPP may unilaterally modify or terminate this Program at any time by providing 30 days’ written notice. Any modification or termination shall be prospective only and shall not apply to any Claim pending in arbitration or Demand filed by Employee or MCPP prior to the expiration of the 30-day notice period.

10. Entire Agreement. This is the complete agreement of the Parties on the subject of arbitration of disputes (except for any arbitration agreement that may exist in connection with any pension or benefit plan). This Program supersedes any prior or contemporaneous oral or written understanding on the subject. No party is relying on any promises, oral or written, on the subject of the effect, enforceability, or meaning of this Program, except as specifically set forth in this Program. Once executed, this Program constitutes a binding contract between the Parties.

11. Construction of Program. This Program shall be enforceable to the fullest extent allowed by law in accordance with the Federal Arbitration Act. If any provision of this Program is adjudged by a court or arbitrator to be invalid or otherwise unenforceable, in whole or in part, such provision shall be severable such that the invalid provision shall not affect the validity of the remainder of this Program. In such a case, this Program shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible under the Federal Arbitration Act, and to ensure that the resolution of any and all conflicts between the Parties be resolved by neutral, binding arbitration.

12. Waiver of Trial by Jury. THE PARTIES UNDERSTAND AND FULLY AGREE THAT BY ENTERING INTO THIS PROGRAM PROVIDING FOR BINDING MEDIATION AND ARBITRATION OF THEIR CLAIMS, THEY ARE EXPRESSLY WAIVING THEIR RIGHT TO BRING A CLAIM AGAINST THE OTHER IN A COURT OF LAW, EITHER STATE OR FEDERAL, AND ARE WAIVING THE RIGHT TO HAVE A TRIAL BY JURY. THE PARTIES ANTICIPATE THAT BY ENTERING INTO THIS PROGRAM THEY WILL GAIN THE BENEFITS OF A SPEEDY, IMPARTIAL DISPUTE RESOLUTION PROCEDURE.

13. At-Will Employment. Nothing in this Program shall constitute a contract or guarantee of employment for any specific period of time and this Program shall not be construed in any way to change the relationship between MCPP and Employee from that of an at-will employment relationship which may be terminated by either Party, at any time, for any or no reason.

14. Confidentiality. All aspects of Phase I and Phase II, including any award or resolution made, shall be confidential, except to the extent disclosure is required by law or applicable professional standards, or is necessary in a later proceeding between the Parties.

15. Notice. Any notice required to be given to Employee shall be directed to Employee’s last known address as reflected in the records of MCPP. Any notice required to be given to MCPP shall be directed to:

General Counsel

Mitsubishi Chemical Holdings America, Inc.

655 Third Avenue – 15th Floor

New York, NY 10017

16. Understanding of Program. Because this Program changes the forum in which Employee may pursue Claims against MCPP and affects Employee’s legal rights, MCPP encourages Employee to review this Program with an attorney or other advisor of Employee’s choosing.

ACKNOWLEDGEMENT OF RECEIPT AND AGREEMENT TO MEDIATION & ARBITRATION PROGRAM

I, the undersigned employee, acknowledge that I have received a copy of Mitsubishi Chemical Performance Polymers Mediation & Arbitration Program, that I have been given an opportunity to read the Program, and that I agree to its terms.

Date: _______________________________________

Employee Printed Name: _______________________________________

Employee Signature: _______________________________________

Date: _______________________________________

Mitsubishi Chemical America, Inc.

By: _______________________________________

Title: _______________________________________

Annex E

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”), dated as of [ ], 2020, is made by and between AdvanSource Biomaterials Corporation, a Delaware corporation (“Seller”), and Mitsubishi Chemical Performance Polymers, Inc., a Delaware corporation (“Buyer”).

WHEREAS, Seller and Buyer have entered into to that certain Asset Purchase Agreement, dated as of November 25, 2019, (the “Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement) pursuant to which, among other things, Seller has agreed to sell, transfer, convey and deliver to Buyer, and Buyer has agreed to purchase from Seller, all of Seller’s right, title and interest in and to the Purchased Assets, subject to the terms and conditions set forth in the Agreement;

WHEREAS, pursuant to the Agreement, on the date hereof, Seller is transferring the Purchased Assets to Buyer; and

WHEREAS, the execution and delivery of this Bill of Sale by Buyer and Seller is done pursuant to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth herein and in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

Section 1. Transfer of Purchased Assets. Effective as of the date of this Bill of Sale, Seller does hereby irrevocably and unconditionally sell, transfer, convey and deliver to Buyer all of Seller’s right, title and interest in, to and under the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances. Buyer hereby accepts title to the Purchased Assets.

Section 2. Excluded Assets. Notwithstanding anything in this Bill of Sale or the Agreement to the contrary, in no event shall Seller sell, transfer, convey or deliver to Buyer any Excluded Assets.

Section 3. Further Assurances. Seller shall, and shall cause its Affiliates to, execute and deliver such further instruments of conveyance and transfer and take such additional action as Buyer may reasonably request to effect, consummate, confirm or evidence the sale and transfer to Buyer of the Purchased Assets and the other transactions contemplated by this Agreement.

Section 4. Amendment and Modification; Waiver. This Bill of Sale may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Bill of Sale shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 5. No Third Party Beneficiaries. This Bill of Sale is for the sole benefit of Buyer and Seller and each of their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Bill of Sale.

Section 6. GOVERNING LAW. THIS BILL OF SALE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICTS OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION).

Section 7. Headings. The headings of this Bill of Sale are for reference only and shall not affect the interpretation of this Bill of Sale.

Section 8. Agreement. This Bill of Sale is subject in all respects to the terms and conditions of the Agreement. To the extent of any conflict between the terms of the Agreement and this Bill of Sale, the Agreement shall control. Nothing contained in this Bill of Sale shall be deemed to supersede any of the covenants, agreements, representations or warranties of Buyer and Seller contained in the Agreement.

Section 9. Severability. If any term or provision of this Bill of Sale is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Bill of Sale or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, Buyer and Seller shall negotiate in good faith to modify this Bill of Sale so as to effect the original intent of Buyer and Seller as closely as possible in a mutually acceptable manner in order that this Bill of Sale be consummated as originally contemplated to the greatest extent possible.

Section 10. Counterparts. This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Bill of Sale delivered by means of facsimile or portable document format (“.PDF”) signature and such signature shall be deemed to have the same legal effect as delivery of an original signed copy of this Bill of Sale.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale as of the date first above written.

ADVANSOURCE BIOMATERIALS CORPORATION
By:
Name:
Title:
Mitsubishi Chemical Performance Polymers, Inc.
By:
Name:
Title:

[Signature Page to Bill of Sale]

Annex F

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment and Assumption Agreement”), dated as of [ ], 2020, is made by and between AdvanSource Biomaterials Corporation, a Delaware corporation (“Seller”), and Mitsubishi Chemical Performance Polymers, Inc., a Delaware corporation (“Buyer”).

WHEREAS, Seller and Buyer have entered into to that certain Asset Purchase Agreement, dated as of November 25, 2019, (the “Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement) pursuant to which, among other things, Seller has agreed to sell, transfer, convey and deliver to Buyer, and Buyer has agreed to purchase from Seller, all of Seller’s right, title and interest in and to the Purchased Assets, including without limitation the Assigned Contracts, and to assume and pay, perform and discharge the Assumed Liabilities, subject to the terms and conditions set forth in the Agreement;

WHEREAS, pursuant to the Agreement, on the date hereof, Seller is transferring the Purchased Assets to Buyer; and

WHEREAS, the execution and delivery of this Assignment and Assumption Agreement by Buyer and Seller is done pursuant to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth herein and in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

Section 1. Assignment of Assigned Contracts. Effective as of the date of this Assignment and Assumption Agreement, Seller does hereby irrevocably and unconditionally sell, transfer, convey and deliver to Buyer all of Seller’s right, title and interest in, to and under the Assigned Contracts.

Section 2. Assumption of Liabilities. Effective as of the date of this Assignment and Assumption Agreement, Buyer shall assume and agrees to pay, perform and discharge only the Assumed Liabilities. Notwithstanding anything in this Assignment and Assumption Agreement or the Agreement to the contrary, Buyer shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of Seller or any of its Affiliates of any kind of nature whatsoever other than the Assumed Liabilities.

Section 3. Further Assurances. Seller shall, and shall cause its Affiliates to, execute and deliver such further instruments of conveyance and transfer and take such additional action as Buyer may reasonably request to effect, consummate, confirm or evidence the sale and transfer to Buyer of the Purchased Assets and the other transactions contemplated by this Agreement. Buyer shall, and shall cause its Affiliates to, execute and deliver such further instruments of assumption and take such additional action as Seller may reasonably request to effect, consummate, confirm or evidence the transactions contemplated hereby, including the assumption by Buyer of the Assumed Liabilities.

Section 4. Amendment and Modification; Waiver. This Assignment and Assumption Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Assignment and Assumption Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 5. No Third Party Beneficiaries. This Assignment and Assumption Agreement is for the sole benefit of Buyer and Seller and each of their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Assignment and Assumption Agreement.

Section 6. GOVERNING LAW. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICTS OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION).

Section 7. Headings. The headings of this Assignment and Assumption Agreement are for reference only and shall not affect the interpretation of this Assignment and Assumption Agreement.

Section 8. Agreement. This Assignment and Assumption Agreement is subject in all respects to the terms and conditions of the Agreement. To the extent of any conflict between the terms of the Agreement and this Assignment and Assumption Agreement, the Agreement shall control. Nothing contained in this Assignment and Assumption Agreement shall be deemed to supersede any of the covenants, agreements, representations or warranties of Buyer and Seller contained in the Agreement.

Section 9. Severability. If any term or provision of this Assignment and Assumption Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Assignment and Assumption Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, Buyer and Seller shall negotiate in good faith to modify this Assignment and Assumption Agreement so as to effect the original intent of Buyer and Seller as closely as possible in a mutually acceptable manner in order that this Assignment and Assumption Agreement be consummated as originally contemplated to the greatest extent possible.

Section 10. Counterparts. This Assignment and Assumption Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Assignment and Assumption Agreement delivered by means of facsimile or portable document format (“.PDF”) signature and such signature shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment and Assumption Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first above written.

ADVANSOURCE BIOMATERIALS CORPORATION
By:
Name:
Title:
MITSUBISHI CHEMICAL PERFORMANCE POLYMERS, INC.
By:
Name:
Title:

[Signature Page to Assignment and Assumption Agreement]

Annex G

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement (“Assignment Agreement”), dated as of [ ], 2020 (“Effective Date”), is by and between Mitsubishi Chemical Performance Polymers, Inc., a Delaware corporation (“Buyer”), and AdvanSource Biomaterials Corporation, a Delaware corporation (“Assignor” or “Seller”).

A. Pursuant to that certain Asset Purchase Agreement, dated as of November 25, 2019 (as it may be amended, restated or otherwise modified from time to time, the “Purchase Agreement”), by and between Company and Seller, the parties thereto have agreed to effect the acquisition of certain assets of Seller, upon the terms and subject to the conditions set forth in the Purchase Agreement;

B. Pursuant to the Purchase Agreement, the execution and delivery of this Assignment Agreement is a condition precedent to the closing of the transactions contemplated by the Purchase Agreement; and

C. Assignor is willing to assign all rights it may have in and to all Assigned Contracts, Seller IP, Seller IT Systems and all Software owned or purported to be owned by Seller on the terms and subject to the conditions set forth in this Assignment Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor and Company, Assignor and Company agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

2. Assignment. Effective as of the Effective Date, Assignor hereby irrevocably sells, transfers, assigns, sets over and conveys to Buyer, its successors and assigns, all of Assignor’s worldwide right, title and interest in and to all Assigned Contracts, Seller IP, Seller IT Systems and all Software owned or purported to be owned by Seller, including all worldwide right, title and interest in and to all of the following that constitute Intellectual Property Assets:

(a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, renewals, extensions, or restorations of any of the foregoing, all applications for and inventions disclosed in any of the foregoing, and all rights to claim priority of any of the foregoing, including the patents and patent applications identified in Exhibit A attached hereto (the “Assigned Patents”), any related or corresponding United States provisional or non-provisional application embodying the inventions described in the Patents or any other United States application claiming priority to a provisional application under 35 U.S.C. § 119(e) or converted therefrom, or any application claiming the benefit of a non-provisional application under 35 U.S.C. §120, including all divisions, continuations, reexaminations, and reissues thereof and all patents that may be granted thereon, including any other counterparts thereto worldwide, patents of addition, utility models, inventors’ certificates, industrial property protection, patent rights and right to claim priority thereto in any country, and all extensions and renewals thereof existing now or in the future, including all applications for patents, utility models and designs that may hereafter be filed for in any country or countries other than the United States, together with the right to file such applications under the Patent Laws of the United States, the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable, and all forms of industrial property protection, including patents, utility models, inventors’ certificates and designs, which may be granted in any country or countries foreign to the United States and all extensions, renewals and reissues therefor;

(b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names and other similar indicia of source or origin, including the trademarks, trademark registrations, trademark applications and domain names identified in Exhibit A (the “Assigned Trademarks”), together with the goodwill associated with the use of an symbolized by, and all registrations and applications for registration and renewals and extensions of any of the foregoing, and any other trademark, service mark or trade dress confusingly similar to any of the foregoing;

(c) copyrights and works of authorship, whether or not copyrightable, together with all moral rights associated with, and all registrations, applications for registration, and renewals and extensions of, any of the foregoing, including the copyrights, mask works and registrations and applications therefor identified in Exhibit A, and all moral rights associated with any of the foregoing;

(d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media accounts and pages, and all content and data thereon or relating thereto, whether or not Copyrights;

(e) mask works, and all registrations, applications for registration, and renewals and extensions thereof;

(f) industrial designs, and all Patents, registrations, applications for registration, and renewals and extensions thereof;

(g) trade secrets, know-how, inventions (whether or not patentable), invention disclosures, discoveries, improvements, technology, source code, algorithms, prototypes, product roadmaps, business plans, marketing plans, business and technical information, databases, data compilations and collections, data analytics, tools, compositions, formulae, recipes, methods, processes, techniques, and other confidential and proprietary information and all rights therein, including the trade secrets identified in Exhibit A;

(h) rights of publicity;

(i) all other intellectual or industrial property and proprietary rights, including such rights in, arising out of, in connection with or in relation to any of the foregoing (collectively, the “Assigned IP”), the same to be held and enjoyed by Company, its successors and assigns;

(j) all of Assignor’s right to file patent, trademark and copyright applications in the United States and throughout the world for the Assigned IP in the name of Buyer, its successors and assigns; and

(k) all claims, demands, income, damages, royalties, payments, accounts and accounts receivable now or hereafter due and/or payable, and rights to causes of action and remedies, related to any of the Intellectual Property, including all proceeds to infringement suits, the right to sue and prosecute for past, present and future infringement, misappropriation or other violation of rights related to the Assigned IP, and all rights corresponding thereto throughout the world for the Intellectual Property rights assigned herein.

3. Authorization. Assignor authorizes and requests the Commissioner of Patents and Trademarks of the United States, and the corresponding entities or agencies in any applicable foreign jurisdictions, whose duty is to issue patents or other evidence or forms of industrial property protection on applications as aforesaid, to issue the same to Company and to record Company as owner of the Patents and Trademarks, as assignee of the entire right, title and interest in, to and under the same, for the sole use and enjoyment of Company, its successors, assigns or other legal representatives.

4. Further Assurances. Assignor shall provide Buyer, its successors and assigns with all such assistance as it may reasonably request for the full utilization of the rights granted in Section 1, above, including upon request by Buyer to execute and cause its current or former employees or contractors to execute, as applicable, all applications and any further assignments or other documents or instruments, sign all lawful papers, and make all rightful oaths necessary or desirable to carry out the purposes or intent of this Assignment Agreement and to aid Buyer or its successors, assigns or other legal representatives to obtain and enforce proper protection for the Assigned IP in all jurisdictions and to record Buyer as owner of the Assigned IP, as assignee of the entire right, title and interest in, to and under the same, for the sole use and enjoyment of Buyer, its successors, assigns or other legal representatives. Without limiting the foregoing, Assignor will do all things necessary, proper or advisable to reasonably assist Assignee in transferring all domain names that are Assigned IP, including as applicable, placing each of the domain names in “unlocked” status and provide to Company the Internet domain name registrars’ transfer authorization codes for each of the domain names and any other information required to effectuate the transfer of Assignor’s right, title and interest in the domain names to Company. Assignor shall not assert any right, title or interest in or to any of the Intellectual Property and shall not use any of the Assigned IP except as may be expressly authorized by Buyer in writing.

5. General.

(a) Interpretation. For purposes of this Assignment Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Assignment Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Assignment Agreement;

(y) to an agreement, instrument or other document mean such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute mean such statute as amended from time to time and include any successor legislation thereto and any regulations promulgated thereunder. This Assignment Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Assignment Agreement to the same extent as if they were set forth verbatim herein.

(b) Headings. The headings in this Assignment Agreement are for reference only and shall not affect the interpretation of this Assignment Agreement.

(c) Severability. If any term or provision of this Assignment Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Assignment Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Assignment Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that this Assignment Agreement be consummated as originally contemplated to the greatest extent possible.

(d) Entire Agreement. This Assignment Agreement and the Purchase Agreement and the Ancillary Documents constitute the sole and entire agreement of the parties to this Assignment Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Assignment Agreement and those in the Purchase Agreement, the Ancillary Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of the Purchase Agreement will control.

(e) Successors and Assigns. This Assignment Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided that prior to the Effective Date, Company may, without the prior written consent of Seller, assign all or any portion of its rights under this Assignment Agreement to one or more of its Affiliates. No assignment shall relieve the assigning party of any of its obligations hereunder.

(f) No Third-party Beneficiaries. This Assignment Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Assignment Agreement.

(g) Amendment and Modification; Waiver. This Assignment Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Assignment Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(h) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(i) This Assignment Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(ii) Each of the parties hereto irrevocably agrees that any Action with respect to this Assignment Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Assignment Agreement and the rights and obligations arising hereunder brought by any party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Action, in the Superior Court of the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Action in the manner provided in Section 5(h) or in such other manner as may be permitted by applicable Laws, shall be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it shall not bring any Action relating to this Assignment Agreement or any of the transactions contemplated by this Assignment Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Assignment Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Assignment Agreement and the rights and obligations arising hereunder: (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 5(h); (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper, or (C) this Assignment Agreement or the subject matter hereof may not be enforced in or by such courts.

(iii) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS ASSIGNMENT AGREEMENT OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AGREEMENT AND THE ANCILLARY DOCUMENTS. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF AN ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS ASSIGNMENT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION(5H)

(i) Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Assignment Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

(j) Counterparts. This Assignment Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Assignment Agreement delivered by means of facsimile or portable document format (“.PDF”) signature and such signature shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ADVANSOURCE BIOMATERIALS CORPORATION
By:
Name:
Title:
Mitsubishi Chemical Performance Polymers, Inc.
By:
Name:
Title:

[Signature Page to Intellectual Property Assignment Agreement]

EXHIBIT A

Intellectual Property

***

Annex H

Patent Assignment

THIS PATENT ASSIGNMENT (the “Assignment”), dated as of [ ], 2020 (“Effective Date”), is by and between Mitsubishi Chemical Performance Polymers, Inc., a Delaware corporation (“Assignee”), and AdvanSource Biomaterials Corporation, a Delaware corporation (“Assignor”).

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement, dated as of November 25, 2019 (as it may be amended, restated or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which Assignor agreed to sell, and Assignee agreed to acquire, certain issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, renewals, extensions, or restorations of any of the foregoing, all applications for and inventions disclosed in any of the foregoing, and all rights to claim priority of any of the foregoing, including the patents and patent applications identified in Exhibit A attached hereto (the “Assigned Patents”), in accordance with the terms of the Purchase Agreement;

WHEREAS, Assignor is the record owner of the Assigned Patents listed in Exhibit A and Assignor desires to transfer, on a worldwide basis, any and all of its right, title and interest in, to and under the Assigned Patents listed in Exhibit A; and

WHEREAS, Assignee desires to acquire and Assignor is willing to assign to Assignee all of Assignor’s right, title and interest in and to the Assigned Patents and inventions listed in Exhibit A.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as more fully set forth in the Purchase Agreement and subject to the terms and conditions therein, Assignor and Assignee intending to be legally bound, agree as follows:

Assignor hereby irrevocably assigns, transfers, grants, conveys, and relinquishes exclusively to Assignee, its successors and assigns, any and all of Assignor’s worldwide right, title and interest worldwide in and to the Assigned Patents set forth in Exhibit A, any related or corresponding United States provisional or non-provisional application embodying the inventions described in the Patents or any other United States application claiming priority to a provisional application under 35 U.S.C. § 119(e) or converted therefrom, or any application claiming the benefit of a non-provisional application under 35 U.S.C. §120, including all divisions, continuations, reexaminations, and reissues thereof and all patents that may be granted thereon, including any other counterparts thereto worldwide, patents of addition, utility models, inventors’ certificates, industrial property protection, patent rights and right to claim priority thereto in any country, and all extensions and renewals thereof existing now or in the future, including all applications for patents, utility models and designs that may hereafter be filed for in any country or countries other than the United States, together with the right to file such applications under the Patent Laws of the United States, the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable, and all forms of industrial property protection, including patents, utility models, inventors’ certificates and designs, which may be granted in any country or countries foreign to the United States and all extensions, renewals and reissues therefor; including (a) the right to file patent applications in the United States and throughout the world for the any of the foregoing in the name of Assignee, its successors and assigns; and (b) all claims, demands, income, damages, royalties, payments, accounts and accounts receivable now or hereafter due and/or payable, and rights to causes of action and remedies, related to any of the foregoing, including all proceeds to infringement suits, the right to sue and prosecute for past, present and future infringement, misappropriation or other violation of rights related to the Assigned Patents, and all rights corresponding thereto throughout the world for the Assigned Patents assigned herein.

Assignor authorizes and requests the Commissioner of Patents and Trademarks of the United States, and the corresponding entities or agencies in any applicable foreign jurisdictions, whose duty is to issue patents, trademarks or other evidence or forms of industrial property protection on applications as aforesaid, to issue the same to Assignee and to record Assignee as owner of the Assigned Patents, as assignee of the entire right, title and interest in, to and under the same, for the sole use and enjoyment of Assignee, its successors, assigns or other legal representatives.

Assignor shall provide Assignee, its successors and assigns with all such assistance as it may reasonably request for the full utilization of the rights granted above, including upon request by Assignee to execute and cause its current or former employees or contractors to execute, as applicable, all applications and any further assignments or other documents or instruments, sign all lawful papers, and make all rightful oaths necessary or desirable to carry out the purposes or intent of this Assignment and to aid Assignee or its successors, assigns or other legal representatives to obtain and enforce proper protection for the Assigned Patents in all jurisdictions and to record Assignee as owner of the Assigned Patents, as assignee of the entire right, title and interest in, to and under the same, for the sole use and enjoyment of Assignee, its successors, assigns or other legal representatives.

This Assignment shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed as of the date first written above by their respective officers thereunto duly authorized.

ADVANSOURCE BIOMATERIALS CORPORATION
By:
Name:
Title:
Mitsubishi Chemical Performance Polymers, Inc.
By:
Name:
Title:

[Signature Page to Patent Assignment]

EXHIBIT A

Assigned Patents

***

Annex I

TRADEMARK ASSIGNMENT

THIS TRADEMARK ASSIGNMENT (the “Assignment”), dated as of [ ], 2020 (“Effective Date”), is by and between Mitsubishi Chemical Performance Polymers, Inc., a Delaware corporation (“Assignee”), and AdvanSource Biomaterials Corporation, a Delaware corporation (“Assignor”).

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement, dated as of November 25, 2019 (as it may be amended, restated or otherwise modified from time to time, the “Purchase Agreement”) pursuant to which Assignor agreed to sell, and Assignee agreed to acquire, certain trademarks, service marks, brands, certification marks, logos, trade dress, trade names and other similar indicia of source or origin, including the trademarks, trademark registrations, trademark applications and domain names identified in Exhibit A (collectively, the “Assigned Trademarks”), together with the goodwill associated with the use of and symbolized by, and all registrations and applications for registration and renewals and extensions of any of the foregoing, and any other trademark, service mark or trade dress confusingly similar to any of the foregoing, in accordance with the terms of the Purchase Agreement;

WHEREAS, Assignor owns rights in such Assigned Trademarks and the goodwill associated with and symbolized by the Assigned Trademarks; and

WHEREAS, Assignor wishes to assign to Assignee any and all of its right, title, and interest in and to the Assigned Trademarks and the goodwill associated with any symbolized by the Assigned Trademarks.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as more fully set forth in the Purchase Agreement and subject to the terms and conditions therein, Assignor hereby irrevocably assign, transfers and conveys to Assignee, its successors and assigns, any and all worldwide right, title, and interest in and to the Trademarks, including, without limitation, any registrations, applications, renewals and extensions therefor and all rights of priority, together with the ongoing and existing business of Assignor to which the Trademarks pertain and any and all goodwill of the business associated with and symbolized by said Trademarks and all other rights accruing thereunder or pertaining thereto in any jurisdiction throughout the world for Assignee’s own use and enjoyment, and for the use and enjoyment of Assignee’s successors and assigns, as full and entirely as the same would have been held and enjoyed by Assignor if this Assignment had not been made, including: (a) all of Assignor’s right to file patent, trademark and copyright applications in the United States and throughout the world for the Assigned Trademarks in the name of Assignee, its successors and assigns; and (b) all claims, demands, income, damages, royalties, payments, accounts and accounts receivable now or hereafter due and/or payable, and rights to causes of action and remedies, related to any of the Assigned Trademarks, including all proceeds to infringement suits, the right to sue and prosecute for past, present and future infringement, misappropriation or other violation of rights related to the Assigned Trademarks, and all rights corresponding thereto throughout the world for the Assigned Trademarks rights assigned herein.

Assignor authorizes and requests the Commissioner of Patents and Trademarks of the United States, and the corresponding entities or agencies in any applicable foreign jurisdictions, whose duty is to issue patents, trademarks or other evidence or forms of industrial property protection on applications as aforesaid, to issue the same to Assignee and to record Assignee as owner of the Assigned Trademarks, as assignee of the entire right, title and interest in, to and under the same, for the sole use and enjoyment of Assignee, its successors, assigns or other legal representatives.

Assignor shall provide Assignee, its successors and assigns with all such assistance as it may reasonably request for the full utilization of the rights granted above, including upon request by Assignee to execute and cause its current or former employees or contractors to execute, as applicable, all applications and any further assignments or other documents or instruments, sign all lawful papers, and make all rightful oaths necessary or desirable to carry out the purposes or intent of this Assignment and to aid Assignee or its successors, assigns or other legal representatives to obtain and enforce proper protection for the Assigned Trademarks in all jurisdictions and to record Assignee as owner of the Assigned Trademarks, as assignee of the entire right, title and interest in, to and under the same, for the sole use and enjoyment of Assignee, its successors, assigns or other legal representatives.

This Assignment shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed as of the date first written above by their respective officers thereunto duly authorized.

ADVANSOURCE BIOMATERIALS CORPORATION
By:
Name:
Title:
Mitsubishi Chemical Performance Polymers, Inc.
By:
Name:
Title:

[Signature Page to Trademark Assignment]

EXHIBIT A

Assigned Trademarks

***

Annex J

ASSIGNMENT AND

ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made as of the [ ] day of [ ], 2020 (the “Assumption Date”), by and between ADVANSOURCE BIOMATERIALS CORPORATION, a Delaware corporation, as assignor (“Assignor”), and Mitsubishi Chemical Performance Polymers, Inc., a Delaware corporation, as assignee (“Assignee”).

RECITALS:

WHEREAS, this Assignment is being executed and delivered pursuant to that certain Asset Purchase Agreement dated as of November 25, 2019 (as amended, modified and/or supplemented from time to time, the “Purchase Agreement”) between Assignor, as Seller and Assignee, as Buyer.

WHEREAS, Assignor is the holder of the tenant’s interest in that certain lease dated as of December 22, 2011 between 229 Andover Street, LLC, as landlord, and Assignor, as tenant (the “Lease”), for those certain premises (the “Demised Premises”) more particularly described in the Lease; and

WHEREAS, Assignor desires to assign unto Assignee all of Assignor’s right, title and interest as tenant under the Lease and Assignee desires to succeed to the interest of Assignor under the Lease and to assume all of the obligations of Assignor under the Lease from and after the Assumption Date.

AGREEMENT:

In consideration of ten dollars ($10.00) in hand paid by Assignee, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Assignment. Effective as of the Assumption Date, Assignor hereby assigns, grants, transfers and quitclaims to Assignee all of Assignor’s right, title and interest as tenant under the Lease, subject to the terms, covenants and conditions of the Lease and to the terms and conditions set forth herein.

2. Assumption. Assignee hereby accepts the aforementioned assignment from and after the Assumption Date, assumes the performance of all of the obligations of tenant under the Lease and agrees to be bound by and to perform and observe, all of the agreements, terms, covenants and conditions contained in the Lease on the part of the tenant to be performed or observed arising from and after the Assumption Date.

3. Miscellaneous.

a. This Assignment shall be construed in accordance with the laws of the Commonwealth of Massachusetts and may not be amended, except by written agreement executed by Assignor and Assignee. This Assignment shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.

b. This Assignment is made without warranty or representation, express or implied, by or recourse against, Assignor of any kind or nature whatsoever, except as and to the extent expressly provided in the Purchase Agreement.

c. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same Assignment.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

J-1

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

ASSIGNOR:	ADVANSOURCE BIOMATERIALS CORPORATION
By:
Name:
Title:
ASSIGNEE:	Mitsubishi Chemical Performance Polymers, Inc.
By:
Name:
Title:

J-2